AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 1997



                                                      REGISTRATION NO. 333-20811
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549






                                 AMENDMENT NO. 1


                                       TO

                                   FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 CONSECO, INC.
             (Exact name of Registrant as specified in its charter)

      INDIANA               6719                          35-1468632
  (State or other     (Primary Standard                (I.R.S. Employer
  jurisdiction of         Industrial                  Identification No.)
  incorporation or    Classification Code
   organization)            Number)

        11825 N. PENNSYLVANIA ST., CARMEL, INDIANA 46032, (317) 817-6100 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               LAWRENCE W. INLOW
                                 CONSECO, INC.
                           11825 N. PENNSYLVANIA ST.
                             CARMEL, INDIANA 46032
                                 (317) 817-6163
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   Copies to:

            BILLY B. HILL, JR.                   STANLEY H. MEADOWS, P.C.
      PIONEER FINANCIAL SERVICES, INC.            MCDERMOTT, WILL & EMERY
          1750 EAST GOLF ROAD                     227 WEST MONROE STREET
        SCHAUMBURG, ILLINOIS  60173              CHICAGO, ILLINOIS  60606
            (847) 413-7077                           (312) 984-7570


                            ------------------------


     APPROXIMATE  DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger of Rock Acquisition Company, a wholly owned subsidiary of Conseco, Inc. ("Conseco"), with and into Pioneer Financial Services, Inc. ("PFS") pursuant to an Agreement and Plan of Merger described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]



                            ------------------------


     CONSECO HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL CONSECO SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

    This Registration Statement contains two forms of proxy statement/prospectus: one to be used in connection with the solicitation of proxies pursuant to the Merger (the "Proxy Statement/Prospectus"), and one to be used in connection with the resale of Conseco Common Stock by affiliates of PFS (the "Resale Prospectus"). Each of the pages included herein for use in the Resale Prospectus is labeled "Alternate Page for Resale Prospectus."

                        PIONEER FINANCIAL SERVICES, INC.
                              1750 EAST GOLF ROAD
                           SCHAUMBURG, ILLINOIS 60173


Dear Stockholder:


     You are cordially invited to attend a special meeting (the "Special Meeting") of stockholders of Pioneer Financial Services, Inc. ("PFS"), to be held on May ___, 1997 at__________ at 10:00 a.m., local time.

     At the Special Meeting, stockholders of record of PFS at the close of business on March 31, 1997 will be asked to consider and vote upon a proposal to authorize and adopt an Agreement and Plan of Merger, dated as of December 15, 1996 (the "Merger Agreement"), by and among PFS, Conseco, Inc., an Indiana corporation ("Conseco"), and Rock Acquisition Company, a Delaware corporation and wholly owned subsidiary of Conseco ("RAC"), and the transactions contemplated thereby. Pursuant to the terms of the Merger Agreement, among other things, (1) RAC will be merged with and into PFS (the "Merger"), with PFS surviving the Merger as a wholly owned subsidiary of Conseco, and (2) each outstanding share of Common Stock, $1.00 par value per share ("PFS Common Stock"), of PFS (other than shares of PFS Common Stock held as treasury shares by PFS) will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).


     Details of the proposed Merger, including the terms of the Merger Consideration and other important information concerning PFS and Conseco, appear in the accompanying Proxy Statement/Prospectus. Please give this material your careful attention. Details regarding the background of and reasons for the proposed Merger, among other things, may be found in the section of the Proxy Statement/Prospectus entitled "The Merger."

     YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF PFS AND THE STOCKHOLDERS OF PFS, AND HAS APPROVED AND AUTHORIZED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF PFS VOTE FOR THE AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     The Board of Directors has received a written opinion of Donaldson, Lufkin & Jenrette Securities Corporation, which has acted as financial advisor to PFS in connection with the Merger, as to the fairness to PFS's stockholders, from a financial point of view, of the Merger Consideration to be received by PFS's stockholders pursuant to the terms of the Merger Agreement. Details regarding such opinion may be found in the section of the Proxy Statement/Prospectus entitled "The Merger -- Opinion of Financial Advisor to PFS," and a copy of such opinion is attached as an annex thereto.

    Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy and return it in the enclosed postage prepaid envelope as soon as possible so that your shares will be represented at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy. If you have any questions regarding the proposed transaction, please call Georgeson & Company, Inc., our proxy solicitation agent, toll free at (800) 223-2064.

                                          Sincerely,


                                          Peter W. Nauert
                                          Chairman of the Board of Directors

_________, 1997

                        PIONEER FINANCIAL SERVICES, INC.
                              1750 EAST GOLF ROAD
                           SCHAUMBURG, ILLINOIS 60173

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            ------------------------

To the Stockholders of Pioneer Financial Services, Inc.:


     Notice is hereby given that a special meeting (the "Special Meeting") of the stockholders of Pioneer Financial Services, Inc. ("PFS") will be held on May __, 1997 at__________, at 10:00 a.m., local time, for the following purposes:


          1. To consider and vote upon a proposal to authorize and adopt the Agreement and Plan of Merger, dated as of December 15, 1996 (the "Merger Agreement"), by and among PFS, Conseco, Inc., an Indiana corporation ("Conseco"), and Rock Acquisition Company, a Delaware corporation and wholly owned subsidiary of Conseco ("RAC"), and the transactions contemplated thereby, pursuant to which, among other things, (1) RAC will be merged with and into PFS(the "Merger"), with PFS surviving the Merger as a wholly owned subsidiary of Conseco, and (2) each outstanding share of Common Stock, $1.00 par value per share (the "PFS Common Stock"), of PFS (other than shares of PFS Common Stock held as treasury shares by PFS) will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).

          2. To transact any and all other business that may properly come before the meeting or any adjournments or postponements thereof.

     The  Merger  is  more  completely   described  in  the  accompanying  Proxy
Statement/Prospectus, and a copy of the Merger Agreement is attached as Annex A thereto.

     THE PFS BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF PFS AND THE STOCKHOLDERS OF PFS, AND HAS APPROVED AND AUTHORIZED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE PFS BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF PFS VOTE FOR THE AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.


     The PFS Board of Directors has fixed the close of business on March 31, 1997, as the record date (the "Record Date") for determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments and postponements thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, such meeting. A complete list of stockholders entitled to vote at the Special Meeting will be available for examination at the offices of PFS at 1750 East Golf Road, Schaumburg, Illinois for ten days prior to such meeting. Questions regarding the proposed transaction should be directed to Georgeson & Company, Inc., our proxy solicitation agent, toll free at (800) 223-2064.


                                          By Order of the Board of Directors


                                          A. Clark Waid III
                                          Secretary


____________, 1997


     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                   IMPORTANT

     PLEASE DO NOT SEND YOUR STOCK CERTIFICATES REPRESENTING PFS COMMON STOCK AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

                         PIONEER FINANCIAL SERVICES, INC.

                                PROXY STATEMENT


                            ------------------------

                                 CONSECO, INC.
                                   PROSPECTUS
                             SHARES OF COMMON STOCK


     This Proxy Statement/Prospectus is being furnished to holders of shares of Common Stock, $1.00 par value per share ("PFS Common Stock"), of Pioneer Financial Services, Inc., a Delaware corporation ("PFS"), in connection with the solicitation of proxies by the PFS Board of Directors for use at a special meeting (the "Special Meeting") of PFS stockholders to be held on May __ , 1997 at _____ commencing at 10:00 a.m., local time. The Special Meeting has been called to consider and vote on a proposal to authorize and adopt an Agreement and Plan of Merger, dated as of December 15, 1996 (the "Merger Agreement"), by and among PFS, Conseco, Inc., an Indiana corporation ("Conseco"), and Rock Acquisition Company, a Delaware corporation and wholly owned subsidiary of Conseco ("RAC"), pursuant to which RAC will be merged with and into PFS (the "Merger"), with PFS surviving the Merger as a wholly owned subsidiary of Conseco.

     This Proxy Statement/Prospectus also constitutes the Prospectus of Conseco filed as part of a Registration Statement on Form S-4 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Common Stock, no par value per share ("Conseco Common Stock"), of Conseco issuable in connection with the Merger. All information concerning Conseco and all companies other than PFS contained in this Proxy Statement/Prospectus has been furnished by Conseco. All information concerning PFS contained in this Proxy Statement/Prospectus has been furnished by PFS.

     Upon the consummation of the Merger, each share of PFS Common Stock issued and outstanding immediately prior to the Effective Time (as defined below) (other than shares of PFS Common Stock held as treasury shares by PFS) will be converted into the right to receive (i) if the Conseco Share Price (as defined below) is greater than or equal to $28.00 per share and less than or equal to $31.36 per share, .8928 of a validly issued, fully paid and nonassessable share of Conseco Common Stock, (ii) if the the Conseco Share Price is less than $28.00 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $25.00 by the Conseco Share Price or
(iii) if the Conseco Share Price is greater than $31.36 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $28.00 by the Conseco Share Price (such fraction as set forth in clauses (i) through (iii) above, the "Exchange Ratio"). The "Conseco Share Price" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the ten consecutive trading days immediately preceding the second trading day prior to the Effective Time. Assuming that the Effective Time for the Merger were to occur on _____, 1997, the date of this Proxy Statement/Prospectus, the Conseco Share Price would have been $__.

     The Merger will become effective on the date that a Certificate of Merger is filed with the Secretary of State of Delaware or at such time thereafter as is provided in the Cerificate of Merger (the "Effective Time"). On the date of the Special Meeting, PFS stockholders will not know the exact number of shares of Conseco Common Stock to be received upon consummation of the Merger. The pricing formula used to compute the Merger Consideration was decided upon by Conseco and PFS to provide PFS stockholders with Conseco Common Stock having a value of between $25.00 and $28.00 per share of PFS Common Stock.

     The Conseco Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "CNC". On _______, 1997, the closing price of the Conseco Common Stock as reported on the NYSE was $_____.

     The PFS Common Stock is listed on the NYSE under the symbol "PFS". On ______, 1997, the closing price of the PFS Common Stock as reported on the NYSE was $____.

     This Proxy Statement/Prospectus and the related form of proxy are first being mailed to stockholders of PFS on or about April __, 1997.



                            ------------------------
THE SHARES OF CONSECO COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT BEEN
  APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
    STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE
     COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS APRIL __, 1997

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             AVAILABLE INFORMATION

     Conseco and PFS are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file periodic reports, proxy statements and other information with the Commission. The periodic reports, proxy statements and other information filed by Conseco and PFS with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained, at prescribed rates, from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including Conseco and PFS, that file electronically with the Commission. The Conseco Common Stock and PFS Common Stock are listed on the NYSE and such reports and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     Conseco has filed the Registration Statement with the Commission with respect to the Conseco Common Stock to be issued pursuant to or as contemplated by the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. WRITTEN REQUESTS FOR SUCH DOCUMENTS RELATING TO CONSECO SHOULD BE DIRECTED TO JAMES W. ROSENSTEELE, VICE PRESIDENT, INVESTOR RELATIONS, CONSECO, INC., 11825 NORTH PENNSYLVANIA STREET, CARMEL, INDIANA 46032, AND TELEPHONE REQUESTS MAY BE DIRECTED TO MR. ROSENSTEELE AT (317) 817-2893. WRITTEN REQUESTS FOR SUCH DOCUMENTS RELATING TO PFS SHOULD BE DIRECTED TO DIRECTOR OF INVESTOR RELATIONS, PIONEER FINANCIAL SERVICES, INC., 1750 EAST GOLF ROAD, SCHAUMBURG, ILLINOIS 60173 AND TELEPHONE REQUESTS MAY BE DIRECTED TO DIRECTOR OF INVESTOR RELATIONS AT (847) 995-0400. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE ____________, 1997.

     The following documents previously filed with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

          1. Conseco's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (including those portions of Conseco's proxy statement for its 1996 annual meeting of shareholders incorporated by reference therein) ("Conseco's Annual Report"); Conseco's Current Report on Form 8-K dated August 2, 1996 (which includes the historical financial statements of Life Partners Group, Inc. ("LPG")); and the description of Conseco Common Stock in Conseco's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

          2. PFS's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the description of PFS Common Stock in PFS's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     In addition, the Merger Agreement, a copy of which is attached hereto as Annex A, is incorporated herein by reference.

     All documents filed by Conseco or PFS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.


     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

     State insurance holding company laws and regulations applicable to Conseco and PFS generally provide that no person may acquire control of Conseco or PFS, and thus indirect control of their respective insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of ten percent or more of the total outstanding shares of Conseco Common Stock or PFS Common Stock, as the case may be, would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise. Appropriate applications with respect to the Merger have been, or will be, made and it is anticipated, although there can be no assurance, that the necessary approvals will be obtained.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CONSECO OR PFS. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CONSECO OR PFS SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS SUCH COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

                                                                                         PAGE
                                                                                         -----
AVAILABLE INFORMATION.................................................................      ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................      iii
TABLE OF CONTENTS.....................................................................      v
SUMMARY...............................................................................      1
  General.............................................................................      1
  The Companies.......................................................................      1
  The Special Meeting.................................................................      2
  The Merger; The Merger Agreement....................................................      4
  Selected Historical Financial Information of Conseco................................      10
  Selected Historical Financial Information of LPG....................................      12
  Selected Historical Financial Information of PFS....................................      14
  Summary Unaudited Pro Forma Consolidated Financial Information of Conseco...........      16
  Comparative Unaudited Per Share Data of Conseco and PFS.............................      19
  Market Price Information............................................................      20
INFORMATION CONCERNING CONSECO AND RAC................................................      21
  Background..........................................................................      21
  Operating Segments..................................................................      22
  General Information Concerning Conseco and RAC......................................      24
INFORMATION CONCERNING PFS............................................................      25
THE SPECIAL MEETING...................................................................      26
  General.............................................................................      26
  Matters to be Considered at the Special Meeting.....................................      26
  Voting at the Special Meeting; Record Date; Quorum..................................      26
  Proxies; Revocation of Proxies......................................................      29
THE MERGER............................................................................      30
  Background of the Merger............................................................      30
  Conseco's Reasons for the Merger....................................................      33
  PFS's  Reasons for the Merger; Recommendation of the PFS Board of Directors.........      34
  Opinion of Financial Advisor to PFS.................................................      35
  Certain Consequences of the Merger..................................................      40
  Conduct of the Business of Conseco and PFS after the Merger.........................      40
  Interests of Certain Persons in the Merger..........................................      40
  Accounting Treatment................................................................      42
  Certain Federal Income Tax Consequences.............................................      42
  Regulatory Approvals................................................................      43

                                                                                         PAGE
                                                                                         -----
  NYSE Listing of Conseco Common Stock................................................      44
  Absence of Appraisal Rights.........................................................      44
THE MERGER AGREEMENT..................................................................      44
  The Merger..........................................................................      44
  Effective Time......................................................................      45
  Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts.........      45
  Treatment of PFS Stock Options......................................................      46
  Treatment of PFS Convertible Subordinated Notes.....................................      46
  PFS Employee Matters................................................................      47
  Representations and Warranties......................................................      47
  Certain Covenants...................................................................      47
  Conditions to the Merger............................................................      49
  Termination.........................................................................      50
  Right of PFS Board of Directors to Withdraw Its Recommendation......................      50
  Breakup Fee.........................................................................      50
  Expenses............................................................................      51
  Modification or Amendment...........................................................      51
  PFS Affiliate Registration Rights...................................................      51
  Stockholder Litigation..............................................................      51
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF CONSECO......................      52
COMPARISON OF SHAREHOLDERS' RIGHTS....................................................      79
  Amendment of By-laws................................................................      79
  Certain Provisions Relating to Acquisitions.........................................      79
  Right to Bring Business Before a Special Meeting of Shareholders....................      80
  Shareholder Action by Written Consent...............................................      81
  Removal of Directors................................................................      81
  Director Liability..................................................................      81
  Indemnification.....................................................................      81
  Dividends and Repurchases...........................................................      82
  Dissenters' Rights..................................................................      82
  Director and Officer Discretion.....................................................      83
MANAGEMENT OF CONSECO AND PFS UPON CONSUMMATION OF THE MERGER.........................      83
LEGAL MATTERS.........................................................................      84
EXPERTS...............................................................................      84
INDEPENDENT AUDITORS..................................................................      84
OTHER MATTERS.........................................................................      84
Annex A -- Agreement and Plan of Merger...............................................     A-1
Annex B -- Opinion of Donaldson, Lufkin & Jenrette Securities Corporation.............     B-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, contained elsewhere, or incorporated by reference, in this Proxy Statement/Prospectus and the Annexes hereto. All share and per share information in this Proxy Statement/Prospectus concerning Conseco has been adjusted to reflect a two-for-one stock split of the Conseco Common Stock effected February 11, 1997, unless otherwise stated. Except as otherwise indicated, all financial information in this Proxy Statement/Prospectus is presented in accordance with generally accepted accounting principles ("GAAP"). Stockholders are urged to read this Proxy Statement/Prospectus, the Annexes hereto and the documents incorporated herein by reference in their entirety. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement/Prospectus.

                                     GENERAL

     This Proxy Statement/Prospectus relates to the proposed Merger of RAC with and into PFS pursuant to the Merger Agreement. See "The Merger."

                                 THE COMPANIES


CONSECO, INC. ................  Conseco is a financial services holding company.
                                Conseco develops, markets and administers annuity, individual health insurance and individual life insurance products. Conseco's operating strategy is to grow the insurance business within its subsidiaries by focusing its resources on the development and expansion of profitable products and strong distribution channels. Conseco has supplemented such growth by acquiring companies that have profitable niche products, strong distribution systems and progressive management teams who can work with Conseco to implement Conseco's operating and growth strategies. Once a company has been acquired, Conseco's operating strategy has been to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management, to eliminate unprofitable products and distribution channels, and to expand and develop the profitable distribution channels and products.

                                Consistent with its strategy of supplementing its growth by acquiring companies that have profitable niche products, strong distribution systems and progressive management teams, Conseco recently completed a series of acquisitions. On August 2, 1996, Conseco completed its acquisition of LPG. On September 30, 1996, Conseco acquired the shares of American Life Holdings, Inc. ("ALH")(of which Conseco previously owned 37 percent) that Conseco or its affiliates did not previously own. On December 17, 1996, Conseco completed its acquisition (the "ATC Merger") of American Travellers Corporation ("ATC"). On December 23, 1996, Conseco completed its acquistion (the "THI Merger") of Transport Holdings Inc. ("THI"). On December 31, 1996, Conseco acquired the shares of Bankers Life Holding Corporation ("BLH") which Conseco did not previously own. On March 4, 1997, Conseco completed its acquisition (the "CAF Merger") of Capitol American Financial Corporation ("CAF").

                                See "Incorporation of Certain Documents by Reference," "-- Selected Historical Financial Information of Conseco," "-- Selected Historical Financial Information of LPG," "Information Concerning Conseco" and "Unaudited Pro Forma Consolidated Financial Statements of Conseco" for additional information concerning Conseco, LPG, ATC, THI, BLH and CAF. Conseco's executive offices are located at 11825 North Pennsylvania Street, Carmel, Indiana 46032 and the telephone number for Conseco is (317) 817-6100.


ROCK ACQUISITION COMPANY......  RAC, a wholly owned  subsidiary of Conseco,  was formed for the purpose of effecting the Merger. To date, RAC has not engaged in any activities other than those incident to its organization and the consummation of the Merger. See "Information Concerning Conseco and RAC."

PIONEER FINANCIAL SERVICES,
INC...........................  PFS,   through   its   insurance   subsidiaries,
                                underwrites  life  insurance  and  annuities and
                                health   insurance  in  selected  niche  markets
                                throughout the United States.  See  "Information
                                Concerning  PFS"  and  "--  Selected  Historical
                                Financial  Information  of PFS"  for  additional
                                information   concerning   PFS.  PFS's executive
                                offices are located at 1750 East Golf Road, Schaumburg, Illinois 60173 and its telephone number is (847) 995-0400.

                              THE SPECIAL MEETING



TIME, DATE AND PLACE..........   The Special Meeting will be held at 10:00 a.m.,
                                 local time, on May __, 1997, at __.


PURPOSE OF THE MEETING........  The  purpose  of  the  Special   Meeting  is  to
                                consider   and  vote  upon  (1)  a  proposal  to
                                authorize and adopt the Merger Agreement and the
                                transactions  contemplated  thereby and (2) such
                                other  business as may properly  come before the
                                Special   Meeting   or   any   adjournments   or
                                postponements  thereof. See "The Special Meeting
                                --  Matters  to be  Considered  at  the  Special
                                Meeting."


RECORD DATE, SHARES ENTITLED
TO VOTE, QUORUM...............  Holders of record of shares of PFS Common  Stock at the close of business on March 31, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were ______ shares of PFS Common Stock outstanding and entitled to vote.

                                Each holder of record of shares of PFS Common Stock on the Record Date is entitled to cast, either in person or by properly executed proxy, one vote per share on the Merger Agreement and the other matters, if any, properly submitted for the vote of the PFS stockholders at the Special Meeting. Each of the PFS directors has agreed to vote his shares in favor of the Merger, except in certain limited circumstances.


                                As of the Record Date, PFS's directors and executive officers as a group beneficially owned ____ shares (___ percent) of the outstanding shares of PFS Common Stock entitled to vote at
                                the   Special   Meeting.


                                Each PFS director has agreed to vote his shares of PFS Common Stock in favor of approval of the Merger unless, as permitted under the Merger Agreement, the Board of Directors of PFS withdraws or modifies its approval or recommendation of the Merger Agreement or the Merger or enters into an agreement with respect to an "Acquisition Proposal" (as hereinafter defined) or the Merger Agreement is otherwise terminated under certain circumstances. The PFS directors collectively own an aggregate of 1,543,280 shares of PFS Common Stock, representing 13.1 percent of all PFS Common Stock outstanding. See "Right of PFS Board of Directors to Withdraw its Recommendation; Fees" and "The Merger Agreement - Termination."


                                The presence, in person or by properly executed proxy, of the holders of a majority of the shares of PFS Common Stock outstanding and entitled to vote at the Special Meeting will constitute a quorum. See "The Special Meeting -- Voting at the Special Meeting; Record Date; Quorum."

VOTE REQUIRED.................  The  authorization  and  adoption  by PFS of the
                                Merger Agreement will require the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock entitled to vote thereon. Thus, the affirmative vote of shares of PFS capital stock representing at least _________ votes will be required to authorize and adopt the Merger Agreement and the Merger. See "The Special Meeting -- Voting at the Special Meeting; Record Date; Quorum."

PROXIES; REVOCATION OF
PROXIES.......................  The   enclosed   proxy  card  permits  each  PFS
                                stockholder  to specify that shares held by such
                                PFS  stockholder be voted "FOR" or "AGAINST" (or
                                "ABSTAIN" from) the  authorization  and adoption
                                of the  Merger  Agreement  and  the  Merger.  If
                                properly executed and returned,  such proxy will
                                be  voted   in   accordance   with  the   choice
                                specified.   Where  a  signed   proxy   card  is
                                returned, but no choice is specified, the shares
                                held by such PFS  stockholder  will be voted for
                                authorization   and   adoption   of  the  Merger
                                Agreement and the Merger.  Abstentions will have
                                the same practical  effect as a vote against the
                                authorization   and   adoption   of  the  Merger
                                Agreement  and  the  Merger.  See  "The  Special
                                Meeting -- Voting at the Special Meeting; Record
                                Date; Quorum."

                                A stockholder may revoke a proxy at any time prior to the vote on the Merger Agreement and the Merger by submitting a later-dated proxy with respect to the same shares, delivering written notice of revocation to the Secretary of PFS at any time prior to such vote or attending the Special Meeting and voting in person. Mere attendance at the Special Meeting will not itself have the effect of revoking the proxy. See "The Special Meeting -- Proxies; Revocation of Proxies."

                        THE MERGER; THE MERGER AGREEMENT




REASONS FOR THE MERGER;
  RECOMMENDATION OF THE PFS
  BOARD OF DIRECTORS..........  Conseco. The Conseco Board of Directors approved the Merger Agreement and the Merger based on a number of factors, including its belief that:
                                (1) the addition of PFS's agents and distribution channels would increase the number of licensed agents to 150,000 and would further diversify Conseco's current distribution system and provide Conseco additional opportunities to cross-market its current products; (2) the Merger offers Conseco and PFS the opportunity to improve their profitability through the achievements of economies of scale due to the similar nature of their businesses and the elimination of redundancies such as public reporting obligations and similar holding company costs and the costs associated with maintaining multiple operating locations; and
                                (3) the Merger and other recently completed and pending acquisitions would further strengthen Conseco's position in its targeted markets. See "The Merger -- Conseco's Reasons for the Merger."


                                PFS. After careful consideration by the members of the PFS Board of Directors of the terms of the Merger Agreement and consultation with its advisors, the PFS Board of Directors voted unanimously to approve the Merger Agreement in the form presented to it at the PFS Board of Directors meeting on December 15, 1996, with such changes thereto as management of PFS may approve. In voting to approve the Merger Agreement and the Merger, the PFS Board of Directors considered many different factors, including: (1) the return to PFS stockholders represented by the premium over the then current market price of the PFS Common Stock offered by Conseco as compared to the time that would be required if the Merger were not consummated to achieve an equivalent stockholder value (on December 13, 1996, the last trading day prior to the public announcement of the Merger, the Merger Consideration represented a premium of $7.90 over the PFS Common Stock price); (2) the increased security for PFS's policyholders and the potential additional opportunities for PFS's employees and agents expected to result from Conseco's financial strength and competitive position; (3) the financial condition and results of operations of Conseco and the PFS Board of Directors' perception of the more favorable overall business prospects of Conseco and PFS on a combined basis as compared to PFS's prospects as an independent entity; (4) the tax deferred nature of the transaction; (5) the potential increase in value in the Conseco Common Stock after the Merger based on Conseco's financial strength and competitive position; (6) the highly competitive nature of the life and health insurance business; (7) the importance in the industry of maintaining certain financial and claims-paying ratings issued by rating agencies and the fact that PFS, as an independent entity, may have difficulties satisfying the capital requirements necessary to achieve such ratings; (8) the current trend of consolidation within the insurance industry; (9) the broader, more active trading market for Conseco Common Stock; and (10) the opinion rendered to the PFS Board of Directors by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), financial advisor to PFS, with regard to the fairness to the holders of PFS Common Stock from a financial point of view, of the Exchange Ratio (as defined below under "Merger Consideration"). The PFS Board of Directors also considered the following additional factors: (1) the risk of owning
                                Conseco Common Stock rather than PFS Common Stock and the possible negative impact based upon potentially different business plans and the fact that Conseco's other operations may weigh down PFS operating gains; (2) the uncertainty of the impact of the Merger on PFS's employees; (3) the volatility of the Conseco Common Stock in the past and the impact such volatility may have on the Merger Consideration;
                                (4) the $1.0 million of Conseco expenses to be paid by PFS if the requisite approval of the PFS stockholders is not obtained and the other conditions have been satisified or waived, unless Conseco is materially in breach of the Merger Agreement, and the $8.0 million break-up fee to be paid by PFS to Conseco in the event that the PFS Board of Directors withdraws or modifies its approval of the Merger or enters into any agreement with respect to any acquisition proposal; and (5) the interest of members of PFS management in deciding to approve the transaction, including the facts that Mr. Nauert will be entitled to receive $4.5 million and will enter into an employment agreement with Conseco and Messrs. Scheper and Brophy will be entitled to receive amounts equal to the present value, discounted at an annual rate of 8 percent, of an amount equal to the salary which would have been payable to such officer during the period from the Effective Time through August 31, 1998 based on rates of annual base salary payable to Messrs. Scheper and Brophy of $425,000 and $325,000. No factor reviewed by the Board was considered more relevant than any other.

                                The PFS Board of Directors recommends that stockholders of PFS authorize and adopt the Merger Agreement and the transactions contemplated thereby. In evaluating the recommendation of the PFS Board of Directors, stockholders of PFS should carefully consider, among other things, the matters described under "The Merger -- PFS's Reasons for the Merger; Recommendation of the PFS Board of Directors" and "-- Interests of Certain Persons in the Merger."


OPINION OF  FINANCIAL
ADVISOR TO PFS................  DLJ has delivered its written opinion to the PFS
                                Board of Directors that, as of December 15, 1996, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of PFS Common Stock.

                                The full text of the written opinion of DLJ, which sets forth assumptions made, procedures followed, other matters considered and limits of the review undertaken in connection with the opinion, is attached hereto as Annex B and is incorporated herein by reference. Holders of PFS Common Stock should read such opinion in its entirety. See "The Merger -- Opinion of Financial Advisor to PFS."

EFFECT OF MERGER ON PFS COMMON
  STOCK.......................  Upon consummation of the Merger: (1) RAC will be merged with and into PFS, with PFS surviving the Merger as a wholly owned subsidiary of Conseco; and (2) each outstanding share of PFS Common Stock (other than shares of PFS Common Stock held as treasury shares by PFS) will be converted into the right to receive the Merger Consideration (as defined below). Fractional shares of Conseco Common Stock will not be issuable in connection with the Merger. PFS stockholders otherwise entitled to fractional shares of Conseco Common Stock will receive the value of such fractional shares in cash, determined as described herein under "The Merger Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts."

                                A copy of the Merger Agreement is attached as Annex A to this Proxy Statement/Prospectus and is incorporated by reference herein. See "The Merger Agreement."



MERGER CONSIDERATION..........  Upon the consummation of the Merger,  each share of PFS Common Stock issued and outstanding immediately prior to the Effective Time (as defined below) (other than shares of PFS

                                Common Stock held as treasury shares by PFS) will be converted into the right to receive (i) if the Conseco Share Price is greater than or equal to $28.00 per share and less than or equal to $31.36 per share, .8928 of a validly issued, fully paid and nonassessable share of Conseco Common Stock, (ii) if the the Conseco Share Price is less than $28.00 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $25.00 by the Conseco Share Price or
                                (iii) if the Conseco Share Price is greater than $31.36 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $28.00 by the Conseco Share Price. Assuming that the Effective Time for the Merger were to occur on April _____, 1997, the date of this Proxy Statement/Prospectus, the Conseco Share Price would have been $__. The following table shows, for a range of assumed Conseco Share Prices, the fraction of a share of Conseco Common Stock which would be issued in the Merger for each share of PFS Common Stock and the percentage of Conseco Common Stock which PFS stockholders would own in the aggregate after consummation of the Merger (based on the number of shares of Conseco Common Stock and PFS Common Stock outstanding on March 14 and March 18, 1997, respectively):


                                   Conseco
                                    Share         Exchange       Post-Merger
                                    Price           Ratio         Ownership
                                    -----           -----         ---------

                                   $44.00           .6364             3.9%
                                    42.00           .6667             4.1
                                    40.00           .7000             4.3
                                    38.00           .7368             4.5
                                    36.00           .7778             4.8
                                    34.00           .8235             5.0
                                    32.00           .8750             5.3
                                    31.36           .8928             5.4
                                    30.00           .8928             5.4
                                    28.00           .8928             5.4
                                    26.00           .9615             5.8

                                The Conseco Common Stock to be issued to holders shares of PFS Common Stock in accordance with the Merger Agreement and any cash to be paid in lieu of fractional shares of Conseco Common Stock are referred to collectively as the "Merger Consideration." No fractional shares of Conseco Common Stock will be issued in the Merger. Each PFS stockholder who otherwise would have been entitled to a fraction of a share of Conseco Common Stock will receive in lieu thereof cash in accordance with the terms of the Merger Agreement. Conseco will apply to have the additional shares of Conseco Common Stock issued pursuant to the Merger Agreement listed on the NYSE.

                                See  "The  Merger  Agreement  --  Conversion  of
                                Shares;  Exchange  of  Stock  Certificates;   No
                                Fractional Amounts."



                                Promptly after consummation of the Merger, a letter of transmittal from First Union National Bank of North Carolina (the "Exchange Agent") (including instructions setting forth the procedures for exchanging such holder's certificates representing PFS Common Stock ("Certificates") for the Merger Consideration payable to such holder pursuant to the Merger Agreement) will be sent to each holder of record, as of the Effective Time, of shares of PFS Common Stock. Upon surrender to the Exchange Agent of such Certificates, together with a duly completed and executed letter of transmittal, such holder will promptly receive the Merger Consideration for each share of PFS Common Stock previously represented by the Certificates so surrendered. See "The Merger Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts."


EFFECTIVE TIME OF THE
MERGER........................  The Effective  Time  of the Merger  will  be the date that a Certificate of Merger is filed with the Secretary of State of Delaware (the "Certificate of Merger") or at such time thereafter as is provided in the Certificate of Merger. See "The Merger Agreement -- Effective Time." Assuming that the remaining conditions to the Merger, including the required regulatory approvals, have been satisfied, the Merger will be consummated two business days following approval by the PFS stockholders.

TREATMENT OF PFS STOCK OPTIONS
 ..............................  From  and  after  the   Effective   Time,   each
                                outstanding unexpired option to purchase shares of PFS Common Stock (a "PFS Stock Option") which has been granted pursuant to PFS's Nonqualified Stock Option Plan, as amended to December 15, 1996, or PFS's 1994 Omnibus Stock Incentive
                                Program,  as   amended   to  December  15,  1996
                                (collectively, the "Stock Plans"), shall be fully vested and shall be exercisable, for the same aggregate consideration payable to exercise such PFS Stock Option immediately prior to the Effective Time, for the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such PFS Stock Option had been fully vested and exercised for PFS Common Stock immediately prior to the Effective Time and otherwise on the same terms and conditions as were applicable under the Stock Plans and the underlying stock option agreement. See "The Merger Agreement -- Treatment of PFS Stock Options."

TREATMENT OF PFS CONVERTIBLE
  SUBORDINATED NOTES.........   Each  of  the 6  1/2%  Convertible  Subordinated
                                Notes  due  2003 of PFS  (the  "PFS  Convertible
                                Notes")  outstanding at the Effective Time shall
                                automatically become convertible into the number
                                of  shares of  Conseco  Common  Stock  which the
                                holder of such PFS  Convertible  Note would have
                                been  entitled  to  receive in the Merger if the
                                holder had  converted the PFS  Convertible  Note
                                into  shares  of PFS  Common  Stock  immediately
                                before  the  Effective  Time.  See  "The  Merger
                                Agreement   -  Treatment   of  PFS   Convertible
                                Subordinated Notes."

CERTAIN CONSEQUENCES OF THE
MERGER........................  Upon consummation of the Merger,  holders of PFS
                                Common Stock will become shareholders of Conseco, and each share of PFS Common Stock issued and outstanding immediately prior to the consummation of the Merger will be converted into the right to receive the Merger Consideration. In addition, holders of PFS Stock Options will be entitled to receive, upon the exercise of their PFS Stock Options, a number of shares of Conseco Common Stock determined as described under "The Merger Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts" and "-- Treatment of PFS Stock Options."

                                After consummation of the Merger, the current Conseco shareholders would own approximately __ percent of the shares of Conseco Common Stock then outstanding, and the current holders of PFS Common Stock would own approximately __ percent of such shares. See "The Merger -- Certain Consequences of the Merger."


CONDITIONS TO THE MERGER;
  REGULATORY APPROVALS;
  TERMINATION OF THE MERGER
  AGREEMENT...................  The obligations of Conseco and PFS to consummate the Merger are subject to the satisfaction of certain conditions, including the receipt of requisite PFS stockholder approval and of certain governmental consents and approvals which may include, without limitation, the approval of the Insurance Commissioners of Illinois, Oklahoma, and Wisconsin (the jurisdictions in which the insurance companies owned by PFS are domiciled), and the expiration (or earlier termination) of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The waiting period terminated on February 24, 1997. See "The Merger -- Regulatory Approvals" and "The Merger Agreement -- Conditions to the Merger."


                                The Merger Agreement is subject to termination by Conseco or PFS (provided that such party is not in breach of the Merger Agreement) if the Merger is not consummated by March 31, 1997 (or May 31, 1997 under certain circumstances), and prior to such time upon the occurrence of certain events, including the failure to obtain approval of the Merger by the stockholders of PFS at the Special Meeting. See "The Merger Agreement -- Termination."

RIGHT OF PFS BOARD OF
  DIRECTORS TO WITHDRAW ITS
  RECOMMENDATION; FEES........  Under  the  Merger  Agreement,  the PFS Board of
                                Directors shall not (1) withdraw or modify, in a manner materially adverse to Conseco, the approval or recommendation by the Board of Directors of the Merger Agreement or the Merger or (2) enter into any agreement (other than a confidentiality agreement as contemplated by the Merger Agreement) with respect to any Acquisition Proposal (as hereinafter defined), unless PFS receives an Acquisition Proposal and the PFS Board of Directors determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to its stockholders under applicable law it is necessary for the PFS Board of Directors to withdraw or modify, in a manner materially adverse to Conseco, its approval or recommendation of the Merger Agreement or the Merger, enter into an agreement with respect to such Acquisition Proposal or terminate the Merger Agreement. An "Acquisition Proposal" is defined in the Merger Agreement as any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving PFS or any subsidiary of PFS, or any purchase of all or a significant portion of the assets of PFS or any subsidiary of PFS, or any equity interest in PFS or any subsidiary of PFS, other than transactions contemplated by the Merger Agreement. In the event the PFS Board of Directors takes any of the foregoing actions, PFS is required to, concurrently with the taking of any such action, pay to Conseco upon demand $8.0 million. See "The Merger Agreement -- Certain Covenants -- No Solicitation," "-- Right of PFS Board of Directors to Withdraw its Recommendation" and "-- Breakup Fee." In addition, PFS has agreed that, subject to the exercise of its fiduciary duties, it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, PFS or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Merger Agreement also provides for PFS to pay Conseco an amount, not to exceed $1.0 million, to reimburse Conseco for its reasonable out-of-pocket fees and expenses in connection with the Merger if the approval of the Merger Agreement by the PFS stockholders is not obtained, unless Conseco is materially in breach of the Merger Agreement. See "The Merger Agreement -- Certain Covenants -- No Solicitation."


CONDUCT OF THE BUSINESS OF
CONSECO AND PFS AFTER
THE MERGER..................    The  Board  of  Directors  and  the  officers of
                                Conseco immediately prior to
                                the  consummation of the Merger will continue as
                                the directors and officers of Conseco  following
                                the consummation of the Merger and the directors
                                and  officers  of RAC  immediately  prior to the
                                consummation  of  the  Merger  will  become  the
                                directors  and  officers  of PFS  following  the
                                consummation  of the Merger.  See "Management of
                                Conseco  and  PFS  Upon   Consummation   of  the
                                Merger." In addition,  Peter W. Nauert, Chairman
                                of  the  Board  of  PFS,  has  entered  into  an
                                employment   agreement   with   Conseco,    such
                                agreement to be effective upon  consummation  of
                                the  Merger.  See "The  Merger --  Interests  of
                                Certain  Persons  in the  Merger  --  Employment
                                Arrangements."   Conseco  plans  to  consolidate
                                certain   operations   of  PFS  with   Conseco's
                                operations after consummation of the Merger. See
                                "The  Merger  --  Conduct  of  the  Business  of
                                Conseco and PFS After the Merger."

INTERESTS OF CERTAIN PERSONS
IN THE MERGER.................  Certain  directors  and  officers of PFS and its subsidiaries  will  receive  benefits  from  the
                                Merger in the form of an enhanced severance program, acceleration of stock options and other benefits. In addition, Peter W. Nauert, Chairman of the Board of PFS, has, among other things, entered into an employment agreement with Conseco, such agreement to be effective upon consummation of the Merger. See "The Merger -- Interests of Certain Persons in the Merger."

INDEMNIFICATION OF DIRECTORS
AND OFFICERS..................  Conseco  has  agreed to  maintain  the  existing indemnification provisions in the certificates of incorporation and bylaws of PFS and the subsidiaries of PFS and to enter into indemnification agreements with existing directors and officers of PFS. See "The Merger -- Interests of Certain Persons in the Merger -- Indemnification" and "The Merger Agreement -- Certain Covenants -- Indemnification of Officers and Directors."

ABSENCE OF APPRAISAL RIGHTS...  Holders of PFS Common Stock will not be entitled to appraisal  rights under the Delaware  General
                                Corporation Law (the "DGCL"). See "The Merger --
                                Absence of Appraisal  Rights" and "Comparison of
                                Shareholders' Rights -- Dissenters' Rights."
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES................  The   Merger  is   expected   to  qualify  as  a
                                reorganization  within  the  meaning  of Section
                                368(a)(2)(E)  of the  Internal  Revenue  Code of
                                1986, as amended (the "Code"). The obligation of
                                PFS to  consummate  the Merger is subject to the
                                condition that it shall have received an opinion
                                of counsel,  based upon certain  representations
                                and assumptions, that the Merger will be treated
                                for tax purposes as a reorganization within  the
                                meaning  of  Section  368(a)(2)(E)  of the Code.
                                Assuming    the    Merger    qualifies    as   a
                                reorganization  within  the  meaning  of Section
                                368(a)(2)(E)  of the Code,  no gain or loss will
                                be  recognized  by PFS  stockholders  upon their
                                exchange of PFS Common Stock for Conseco  Common
                                Stock,  except  that  any  PFS  stockholder  who
                                receives  cash  proceeds in lieu of a fractional
                                share  interest  in  Conseco  Common  Stock will
                                recognize  gain or loss equal to the  difference
                                between such cash  proceeds and the tax basis in
                                the fractional share interest,  and such gain or
                                loss  will  constitute  capital  gain or loss if
                                such stockholder's PFS Common Stock is held as a
                                capital  asset at the Effective  Time.  See "The
                                Merger   --   Certain    Federal    Income   Tax
                                Consequences."

ACCOUNTING TREATMENT..........  The Merger will be accounted for as a "purchase"
                                under  GAAP.   See  "The  Merger  --  Accounting
                                Treatment."

COMPARISON OF SHAREHOLDERS'
RIGHTS........................   Upon consummation of the Merger, the holders of
                                PFS Common Stock will become shareholders of Conseco. See "Comparison of Shareholders' Rights" for a summary of the material differences between the rights of holders of Conseco Common Stock and PFS Common Stock. These differences arise from the distinctions between the laws of the jurisdictions in which Conseco and PFS are incorporated (Indiana and Delaware, respectively) and the distinctions between the respective charters and bylaws of Conseco and PFS.

              SELECTED HISTORICAL FINANCIAL INFORMATION OF CONSECO

     The selected historical financial information set forth below was derived from the consolidated financial statements of Conseco. Conseco's consolidated balance sheets at December 31, 1995 and 1996, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1994, 1995 and 1996 and notes thereto were audited by Coopers & Lybrand L.L.P., independent accountants, and are included in Conseco's Annual Report which is incorporated by reference herein. The selected historical financial information is qualified in its entirety by, and should be read in conjunction with, Conseco's Annual Report.

     The comparison of selected historical financial information in the table below is significantly affected by: (i) the acquisitions consummated by Conseco Capital Partners, L.P. ("Partnership I") and Conseco Capital Partners II, L.P. ("Partnership II"); (ii) the sale of Western National Corporation ("WNC"); (iii) the transactions affecting Conseco's ownership interest in BLH and CCP Insurance, Inc. ("CCP"); (iv) the LPG Merger; (v) the ATC Merger; and (vi) the THI Merger. For periods beginning with their acquisitions by Partnership I and ending June 30, 1992, Partnership I and its subsidiaries were consolidated with the financial statements of Conseco. Following the completion of the initial public offering by CCP in July 1992, Conseco did not have unilateral control to direct all of CCP's activities and, therefore, did not consolidate the financial statements of CCP with the financial statements of Conseco. As a result of the purchase by Conseco of all the shares of common stock of CCP it did not already own on August 31, 1995 (the "CCP Merger"), the financial statements of CCP's subsidiaries are consolidated with the financial statements of Conseco, effective January 1, 1995. Conseco has included BLH in its financial statements since November 1, 1992. Through December 31, 1993, the financial statements of WNC were consolidated with the financial statements of Conseco. Following the completion of the initial public offering of WNC (and subsequent disposition of Conseco's remaining equity interest in WNC), the financial statements of WNC were no longer consolidated with the financial statements of Conseco. As of September 29, 1994, Conseco began to include in its financial statements the newly acquired Partnership II subsidiary, ALH. As of July 1, 1996, Conseco began to include in its financial statements its newly acquired subsidiary, LPG. Effective December 31, 1996, Conseco began to include in its balance sheet the subsidiaries acquired in the ATC Merger and the THI Merger. Such business combinations are described in the notes to the consolidated financial statements included in Conseco's Annual Report which is incorporated by reference herein.




                                                                         YEARS ENDED DECEMBER 31,
                                                            ---------------------------------------------------------
                                                              1992        1993        1994        1995        1996
                                                            ---------   ---------   ---------   ---------   ---------
                                                                 (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income...................................  $   378.7   $ 1,293.8   $ 1,285.6   $ 1,465.0   $ 1,654.2
Net investment income.....................................      888.6       896.2       385.7     1,142.6     1,302.5
Net investment gains (losses).............................      160.2       242.6       (30.5)      188.9        30.4
Total revenues............................................    1,523.9     2,636.0     1,862.0     2,855.3     3,067.3
Interest expense on notes payable.........................       46.2        58.0        59.3       119.4       108.1
Total benefits and expenses...............................    1,193.9     2,025.8     1,537.6     2,436.8     2,573.7
Income before income taxes, minority interest
  and extraordinary charge................................      330.0       610.2       324.4       418.5       493.6
Extraordinary charge on extinguishment of debt,
  net of tax..............................................        5.3        11.9         4.0         2.1        26.5
Net income................................................      169.5       297.0       150.4       220.4       252.4
Preferred dividends.......................................        5.5        20.6        18.6        18.4        27.4
Net income applicable to common stock.....................      164.0       276.4       131.8       202.0       225.0
PER SHARE DATA(a)
Net income, primary.......................................  $    1.36   $    2.36   $    1.25   $    2.35   $    1.91
Net income, fully diluted.................................       1.35        2.19        1.22        2.11        1.77
Dividends declared per common share.......................       .021        .075        .125        .046        .083
Book value per common share outstanding at
  period end..............................................       5.46        8.45        5.22       10.22       16.86
Shares outstanding at period end..........................       99.6       101.2        88.7        81.0       167.1
Average fully diluted shares outstanding..................      118.4       134.0       123.4       104.5       142.5
BALANCE SHEET DATA -- PERIOD END
Total assets..............................................  $11,772.7   $13,749.3   $10,811.9   $17,297.5   $25,612.7
Notes payable for which Conseco is directly
  liable..................................................      163.2       413.0       191.8       871.4     1,094.9
Notes payable of affiliates, not direct
  obligations of Conseco..................................      392.0       290.3       611.1       584.7          --
Total liabilities.........................................   11,154.4    12,382.9     9,743.2    15,782.5    21,829.7
Minority interests in consolidated subsidiaries:
  Company-obligated mandatorily redeemable
    preferred securities of subsidiary trusts.............         --          --          --          --       600.0
  Preferred stock.........................................         --          --       130.1       110.7        97.0
  Common stock............................................       24.0       223.8       191.6       292.6          .7
Shareholders' equity......................................      594.3     1,142.6       747.0     1,111.7     3,085.3


                                                                             YEARS ENDED DECEMBER 31,
                                                            ---------------------------------------------------------
                                                              1992        1993        1994        1995        1996
                                                            ---------   ---------   ---------   ---------   ---------
                                                                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
OTHER FINANCIAL DATA(b)
Premiums collected(c).....................................  $ 1,464.9   $ 2,140.1   $ 1,879.1   $ 3,106.4   $ 3,210.4
Operating earnings(d).....................................      114.8       162.0       151.7       131.3       267.7
Operating earnings per fully diluted common
  share(a)(d).............................................        .90        1.19        1.23        1.26        1.89
Shareholders' equity excluding unrealized
  appreciation (depreciation) of fixed maturity
  securities(e)...........................................      560.3     1,055.2       884.7       999.1     3,045.5
Book value per common share outstanding,
  excluding unrealized appreciation
  (depreciation) of fixed maturity
  securities(a)(e)........................................       5.12        7.58        6.77        8.83       16.62
Ratio of debt to total capital (f):
    As reported...........................................       .49X        .34X        .43X        .49X        .22X
    Excluding unrealized appreciation
      (depreciation)(e)...................................       .50X        .36X        .39X        .53X        .23X
Ratio of debt and Company-obligated mandatorily
  redeemable preferred securities of subsidiary
  trusts to total capital (f):
    As reported...........................................      .49X         .34X        .43X        .49X         .35X
    Excluding unrealized appreciation
      (depreciation)(e)...................................      .50X         .36X        .39X        .53X         .35X
Adjusted statutory capital (at period end)(g)............. $   603.1    $ 1,135.5    $  791.6   $ 1,298.7    $ 1,775.1


-------------------------
(a) All share and per share amounts have been restated to reflect two-for-one stock splits paid on April 1, 1996 and February 11, 1997.

(b) Amounts under this heading are included to assist the reader in analyzing Conseco's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(c) Includes premiums received from universal life and products without mortality or morbidity risk. Such premiums are not reported as revenues under GAAP and were $1,131.8 million in 1992; $891.9 million in 1993; $634.6 million in 1994; $1,757.4 million in 1995; and $1,811.5 million in
     1996.

(d) Represents income before extraordinary charge, excluding net investment gains (losses)(less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains (losses)) and restructuring activities (net of income taxes).

(e) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments. Such adjustments, which Conseco began to do in 1992, are in accordance with Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), as described in the notes to the consolidated financial statements included in Conseco's Annual Report which is incorporated herein by reference.

(f) For periods prior to 1996, debt includes obligations for which Conseco was not directly liable.

(g) Includes: (1) statutory capital and surplus; (2) asset valuation reserve ("AVR") and interest maintenance reserve ("IMR"); and (3) the portion of surplus debentures carried by the life companies as a liability to Conseco. Such statutory data reflect the combined data derived from the annual statements of Conseco's consolidated life insurance companies as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

              SELECTED HISTORICAL FINANCIAL INFORMATION OF LPG (a)

     The selected historical financial information set forth below was derived from the audited consolidated financial statements of LPG. LPG's consolidated balance sheets at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Coopers & Lybrand L.L.P., independent accountants, and are included Conseco's Current Report on Form 8-K dated August 2, 1996, which is incorporated by reference herein. The consolidated financial information should be read in conjunction with Conseco's Current Report on Form 8-K dated August 2, 1996. The consolidated financial information set forth for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of LPG's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996, may not be indicative of the results of operations to be expected for a full year.

                                                                                                                      Six months
                                                                                                                         ended
                                                                             Years ended December 31,                   June 30,
                                                                       -------------------------------------         --------------
                                                                       1992       1993        1994      1995         1995      1996
                                                                       ----       ----        ----      ----         ----      ----
                                                                              (Amounts in millions, except per share amounts)

STATEMENT OF OPERATIONS DATA
Insurance policy income...........................................     $187.3     $210.8     $217.9     $280.1      $129.4    $155.7
Investment activity:
   Net investment income..........................................      218.6      221.1      225.4      277.1       134.9     146.2
   Net realized gains (losses) ...................................       23.1       18.4      (19.7)      15.8         2.4       2.3
Total revenues....................................................      436.5      455.7      428.2      576.1       268.6     306.9
Interest expense..................................................       35.3       26.0       20.7       27.9        12.0      11.8
Total benefits and expenses.......................................      374.8      373.8      369.9      592.8       251.0     279.4
Income (loss) before income taxes, minority interest and
   extraordinary charge...........................................       61.7       81.9       58.5      (16.7)       17.6      27.5
Extraordinary charge, net of tax..................................        5.6        4.8        2.6        -           -         -
Net income (loss).................................................       32.1       47.2       34.6      (13.4)       11.3      15.9
Dividends in kind on preferred stock..............................       15.4        4.0        -          -           -         -
Net income (loss) applicable to common stock......................       16.7       43.2       34.6      (13.4)       11.3      15.9

PER SHARE DATA
Income (loss) before extraordinary charge, primary
   and fully diluted...............................................    $ 1.08     $ 2.05     $ 1.43     $(0.49)       $.42      $.56
Net income (loss), primary and fully diluted.......................      0.62       1.85       1.33      (0.49)        .42       .56
Dividends declared per common share................................      -        0.0375        .08        .11         .05       .06
Book value per common share outstanding at
   period end......................................................     15.98      12.25      11.50      14.35       14.20     12.47
Shares outstanding at period end...................................      14.4       25.4       25.5       27.9        27.8      28.2
Average fully diluted shares outstanding...........................      12.1       23.4       26.1       27.1        26.8      28.4

BALANCE SHEET DATA - PERIOD END
Total assets......................................................   $3,292.7   $3,589.4   $3,748.8   $4,980.9    $5,035.7  $4,974.7
Notes payable.....................................................      314.3      210.1      210.5      246.1       239.3     238.9
Total liabilities.................................................    3,062.8    3,278.2    3,455.2    4,580.4     4,640.5   4,623.1
Minority interest.................................................         -          -          -          -           -         -
Shareholders' equity .............................................      229.9      311.2      293.6      400.5       395.2     351.6





                                                                                                                      Six months
                                                                                                                         ended
                                                                            Years ended December 31,                    June 30,
                                                                       -------------------------------------         -------------
                                                                       1992       1993        1994      1995         1995     1996
                                                                       ----       ----        ----      ----         ----     ----
                                                                            (Amounts in millions, except per share amounts)

OTHER FINANCIAL DATA (b)
Premiums collected (c)............................................    $465.5      $470.2    $411.8      $497.3      $248.2    $280.1
Operating earnings (loss) (d).....................................      31.9        44.1      50.0       (28.9)        9.4      20.5
Operating earnings (loss) per primary and fully diluted
   common share (d)...............................................      2.63        1.88      1.91       (1.06)        .35       .72
Shareholders' equity excluding unrealized appreciation
   (depreciation) of fixed maturity securities (e)................     229.9       291.7     325.0       344.3       376.8     361.8
Book value per common share outstanding, excluding
   unrealized appreciation (depreciation) of fixed
   maturity securities (e)........................................     15.98       11.48     12.73       12.34       13.54     12.83
Ratio of debt to total capital (f):
   As reported....................................................      .58X        .40X      .42X        .38X        .38X      .40X
   Excluding unrealized appreciation (depreciation) (e)...........      .58X        .42X      .39X        .42X        .39X      .40X
Adjusted statutory capital (at period end) (g)....................    $191.3      $169.8    $174.3      $209.8      $174.7    $219.3

    (a) Comparison of consolidated financial information in the above table is significantly affected by the acquisition of Lamar Financial Group, Inc. ("Lamar") on April 28, 1995. Such acquisition was accounted for using the purchase method, and the results of operations at Lamar are included in the consolidated financial data from the date of acquisition. Refer to the notes to the consolidated financial statements included in Conseco's Current Report on Form 8-K dated August 2, 1996, incorporated by reference herein for a description of the acquisition.

    (b) Amounts under this heading are included to assist the reader in analyzing LPG's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

    (c) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP and were $426.2 million in 1992; $422.4 million in 1993; $384.7 million in 1994; $458.7 million in 1995; $226.5 million for the six months ended June 30, 1995; and $265.2 million for the six months ended June 30, 1996.

    (d) Represents income before extraordinary charge, excluding net realized gains (losses) (less that portion of amortization of cost of policies purchased and the cost of policies produced and income taxes relating to such gains (losses)).

    (e) Excludes the effects of reporting available-for-sale fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which LPG began to do with respect to a portion of its portfolio effective December 31, 1993. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in Conseco's Current Report on Form 8-K dated August 2, 1996, which is incorporated herein by reference.

    (f) Represents the ratio of notes payable to the sum of shareholders' equity and notes payable.

    (g) Includes: (1) statutory capital and surplus; and (2) AVR and IMR. Such statutory data reflect the combined data derived from the annual and interim statements of LPG's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

                SELECTED HISTORICAL FINANCIAL INFORMATION OF PFS

  The selected historical financial information set forth below was derived from the consolidated financial statements of PFS. The consolidated balance sheets of PFS at December 31, 1995 and 1996, and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1994, 1995 and 1996 and notes thereto were audited by Ernst & Young LLP, independent auditors, and are included in PFS's Annual Report which is incorporated by reference herein. The consolidated financial information should be read in conjunction with PFS's Annual Report.


                                                                            Years ended December 31,
                                                                ------------------------------------------------
                                                                1992       1993       1994       1995       1996
                                                                ----       ----       ----       ----       ----
                                                                  (Amounts in millions, except per share amounts)
STATEMENT OF OPERATIONS DATA
Insurance policy income...................................    $595.1      $641.0    $704.1     $687.0      $770.9
Net investment income.....................................      43.6        40.2      42.8       71.0        74.8
Net investment gains (losses).............................         -        (1.3)      (.4)       4.0         4.2
Total revenues............................................     656.0       699.1     774.2      800.1       887.9
Interest expense..........................................       2.2         3.3       5.1        5.0         6.5
Total benefits and expenses...............................     681.4       680.4     748.1      768.4       841.8
Income (loss) before income taxes.........................     (25.4)       18.8      26.0       31.7        46.1
Net income (loss).........................................     (17.0)       12.1      17.1       21.0        30.5
Preferred dividends.......................................       2.0         2.0       1.9        1.8          .6
Net income (loss) applicable to common stock..............     (19.0)       10.1      15.2       19.2        29.9

PER SHARE DATA
Net income (loss), primary................................    $(2.85)      $1.51     $2.36      $2.44       $2.69
Net income (loss), fully diluted..........................     (2.85)       1.26      1.58       1.85        2.16
Dividends declared per common share.......................         -           -       .15        .18         .22
Book value per common share outstanding
   at period end (a)......................................      9.21       10.86     11.55      14.35       16.06
Shares outstanding at period end (a)......................       6.8         6.3       5.9       10.1        11.8
Average fully diluted shares outstanding..................       8.2        10.7      12.7       12.6        15.7

BALANCE SHEET DATA - PERIOD END
Total assets..............................................    $978.7    $1,108.3  $1,075.7   $1,558.9    $1,823.7
Notes payable (including convertible
   subordinated debentures and notes) ....................      38.1        64.2      80.0       44.7       114.0
Total liabilities.........................................     892.0     1,015.7     985.7    1,393.1     1,634.9
Redeemable preferred stock................................      24.0        23.7      21.7       21.2          -
Shareholders' equity......................................      62.7        68.9      68.3      144.6       188.8

OTHER FINANCIAL DATA (b)
Premiums collected (c)....................................    $610.6      $654.4    $732.0     $700.4      $794.2
Operating earnings (loss) (d).............................     (16.9)       13.0      17.4       21.7        28.0
Operating earnings (loss) per fully diluted
   common share (a), (d)..................................     (2.85)       1.34      1.60       1.91        2.01
Shareholders' equity excluding unrealized
   appreciation (depreciation) of fixed maturity
   securities (e).........................................      62.7        68.9      77.4      140.6       189.8
Book value per common share outstanding
   excluding unrealized appreciation
   (depreciation)of fixed maturity
   securities (a), (e)....................................      9.21       10.86     13.09      13.96       16.14
Ratio of debt and preferred stock to
   total capital (f):
      As reported.........................................      .50X        .56X      .60X       .31X        .38X
      Excluding unrealized appreciation
        (depreciation) (e)................................      .50X        .56X      .57X       .32X        .38X
Adjusted statutory capital (at period end) (g)............     $90.4      $111.2    $128.8     $120.1      $172.7

                       (see footnotes on following page)

                                       14

(a) Common shares outstanding excludes shares owned by subsidiaries of PFS and classified as treasury shares. The number of shares held as treasury shares amounted to .5 million, 1.1 million, 1.1 million and $1.1 million at December 31, 1993, 1994, 1995 and 1996, respectively.

(b) Amounts under this heading are included to assist the reader in analyzing PFS's financial position and results of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(c) Includes premiums received from universal life policies and products without mortality or morbidity risk. Such premiums are not reported as revenues under GAAP and were $11.1 million in 1992; $13.4 million in 1993; $27.7 million in 1994; $23.8 million in 1995; and $16.7 million in 1996.

(d) Represents income or loss excluding the effects of realized investment gains and losses. The 1995 amounts exclude $3.4 million (net of tax) in payments made to converting bondholders and other expenses relating to the conversion of the 8% Convertible Subordinated Debentures. The 1996 amount also excludes approximately $.3 million (net of tax) in payments to redeeming stockholders relating to the redemption of PFS preferred stock.

(e) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which PFS began to do in 1994. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in PFS's Annual Report.

(f) Debt represents the aggregate of long-term notes payable, short-term notes payable, the 8% Convertible Subordinated Debentures, and the PFS Convertible Notes. Total capitalization represents debt, preferred stock and shareholders' equity.

(g)  Includes: (1)  statutory  capital  and  surplus;  and  (2)   AVR  and  IMR.



                          SUMMARY UNAUDITED PRO FORMA
                 CONSOLIDATED FINANCIAL INFORMATION OF CONSECO

     The summary unaudited pro forma consolidated financial information of Conseco set forth below was derived from the unaudited pro forma consolidated financial statements of Conseco included elsewhere in this Statement. See "Unaudited Pro Forma Consolidated Financial Statements of Conseco." The summary unaudited pro forma consolidated financial information is based upon the historical and pro forma consolidated financial statements and related notes thereto of Conseco, LPG and PFS incorporated by reference in this Proxy Statement/Prospectus. The summary unaudited pro forma consolidated financial information set forth below is qualified in its entirety by, and should be read in conjunction with, such materials and the unaudited pro forma consolidated financial statements appearing elsewhere in this Proxy Statement/Prospectus.

     The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1996, in the column headed "Pro forma Conseco before the Merger" reflects the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1996: (1) the issuance of 4.37 million shares of Conseco PRIDES in January 1996;
(2) the BLH tender offer for and repurchase of its 13 percent senior subordinated notes due 2002 and related financing transactions completed in March 1996 (the "BLH Tender Offer"); (3) the acquisition and merger of LPG completed effective July 1, 1996 (the "LPG Merger"); (4) the call for redemption of Conseco's Series D Convertible Preferred Stock (the "Series D Call") completed September 26, 1996; (5) the acquisition of all of the outstanding common stock of ALH, not previously owned by Conseco or its affiliates, and related transactions (the "ALH Stock Purchase") completed September 30, 1996;
(6) the issuance of $275.0 million of Trust Originated Preferred Securities ("TOPrS") having a distribution rate of 9.16 percent (the "TOPrS Offering") completed November 19, 1996; (7) the issuance of $325.0 million of Capital Trust Pass-through Securities ("TruPS") having a distribution rate of 8.70 percent (the "TruPS Offering") completed November 27, 1996; (8) the ATC Merger; (9) the THI Merger; (10) the acquisition of all of the outstanding common stock of BLH, not previously owned by Conseco or its affiliates (the "BLH Merger"); and (11) the CAF Merger. The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1996, in the column headed "Pro forma for the Merger" reflects further adjustments to the consolidated operating results of Conseco as if the Merger had occurred on January 1, 1996.

     The summary unaudited pro forma consolidated balance sheet information at December 31, 1996, in the column headed "Pro forma Conseco before the Merger" reflects the application of certain pro forma adjustments for the CAF Merger, which has already occurred, as if the CAF Merger had occurred on December 31, 1996. The summary unaudited pro forma consolidated balance sheet information at December 31, 1996, in the column headed "Pro forma for the Merger" reflects further adjustments to the financial position of Conseco as if the Merger had occurred on December 31, 1996.

     The summary unaudited pro forma consolidated financial information as of and for the year ended December 31, 1996, is provided for informational purposes only and is not necessarily indicative of the results of operations or financial condition that would have been achieved had the transactions set forth above actually occurred as of the dates indicated or of future results of operations or financial condition of Conseco. Conseco anticipates cost savings and additional benefits as a result of completing the transactions set forth above. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial information. The Merger will be accounted for under the purchase method of accounting.

                                                                            YEAR  ENDED DECEMBER 31, 1996
                                                                       -------------------------------------
                                                                                     PRO FORMA
                                                                                      CONSECO      PRO FORMA
                                                                           CONSECO   BEFORE THE      FOR THE
                                                                          HISTORICAL   MERGER        MERGER
                                                                          ----------  ---------   -------------
                                                                     (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income................................................. $ 1,654.2   $ 2,599.8     $ 3,370.7
Net investment income...................................................   1,302.5     1,598.0       1,678.5
Net investment gains....................................................      30.4        36.4          40.6
Total revenues..........................................................   3,067.3     4,320.1       5,213.6
Interest expense on notes payable.......................................     108.1       138.7         142.5
Total benefits and expenses.............................................   2,573.7     3,666.5       4,508.6
Income before income taxes, minority interest and
  extraordinary charge..................................................     493.6       653.6         705.0
Income before extraordinary charge......................................     278.9       367.1         399.1
PER SHARE DATA (a)
Income before extraordinary charge, primary............................. $    2.12   $    1.90     $    1.98
Income before extraordinary charge, fully
  diluted...............................................................      1.96        1.80          1.86
Book value per common share outstanding at period
  end...................................................................     16.86       17.26         18.39
Shares outstanding at period end........................................     167.1       170.0         178.7
Average fully diluted shares outstanding................................     142.5       204.3         216.0
BALANCE SHEET DATA -- PERIOD END
Total assets............................................................ $25,612.7   $27,213.1     $29,304.3
Notes payable...........................................................   1,094.9     1,696.4       1,825.4
Total liabilities.......................................................  21,829.7    23,314.4      25,053.2
Minority interest in consolidated subsidiaries:
  Company-obligated mandatorily redeemable
    preferred securities of subsidiary trusts...........................     600.0       600.0         600.0
  Preferred stock.......................................................      97.0        97.0          97.0
  Common stock..........................................................        .7          .7            .7
Shareholders' equity....................................................   3,085.3     3,201.0       3,553.4
OTHER FINANCIAL DATA(b)
Premiums collected(c)................................................... $ 3,210.4    $4,277.1      $5,071.3
Operating earnings(d)...................................................     267.7       353.4         382.7
Operating earnings per fully diluted common
  share(d)..............................................................      1.89        1.74          1.78
Shareholders' equity excluding unrealized
  appreciation (depreciation) of fixed maturity
  securities(e).........................................................   3,045.5     3,161.2       3,513.6
Book value per common share outstanding, excluding
  unrealized appreciation (depreciation) of fixed
  maturity securities(e)................................................     16.62       17.02         18.17
Ratio of debt to total capital(f):
  As reported...........................................................      .22X        .30X          .30X
  Excluding unrealized appreciation
    (depreciation)(e)...................................................      .23X        .31X          .30X
  Excluding unrealized appreciation (depreciation)
    and assuming conversion of ATC's Convertible
    Subordinated Debentures and PFS's Convertible
    Subordinated Notes into Conseco Common
    Stock(e), (g).......................................................      .20X        .28X          .26X
Ratio of debt and Company--obligated mandatorily
  redeemable preferred securities of subsidiary
  trusts to total capital(h):
  As reported...........................................................      .35X        .41X          .40X
  Excluding unrealized appreciation
    depreciation)(e)....................................................      .35X        .41X          .40X
  Excluding unrealized appreciation (depreciation)
    and assuming conversion of ATC's Convertible
    Subordinated Debentures and PFS's Convertible
    Subordinated Notes into Conseco Common
    Stock(e), (g).......................................................      .32X        .38X          .36X
Adjusted statutory capital (at period end)(i)...........................  $1,775.1    $1,870.3      $2,043.0

                       (see footnotes on following page)

-------------------------
(a) All share and per share amounts reflect: (i) Conseco's April 1, 1996 two-for -one stock split; and (ii) Conseco's February 11, 1997 two-for-one stock split.

(b) Amounts under this heading are included to assist the reader in analyzing Conseco's pro forma financial position and pro forma results of operations. Such amounts are not intended to, and do not, represent pro forma insurance policy income, pro forma net income, pro forma net income per share, pro forma shareholders' equity or pro forma book value per share prepared in accordance with GAAP.

(c) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

(d) Represents pro forma income before extraordinary charge, excluding net investment gains (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains) and restructuring activities (net of income taxes).

(e) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which Conseco began to do in 1992. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in Conseco's Annual Report which is incorporated herein by reference.

(f) Represents the ratio of pro forma notes payable to the sum of pro forma shareholders' equity, pro forma notes payable, minority interest related to preferred stock issued by a subsidiary of ALH and Company-obligated mandatorily redeemable preferred securities of subsidiary trusts.

(g) Assumes ATC's Convertible Subordinated Debentures, which are convertible into 7.9 million shares of Conseco Common Stock with a value of $248.3 million, are converted. ATC's Convertible Subordinated Debentures are callable on October 1, 1998. It also assumes the PFS Convertible Notes, which will be convertible into an assumed 3.0 million shares of Conseco Common Stock with a value of $120.7 million, are converted. The PFS Convertible Notes are callable on April 6, 1999.

(h) Represents the ratio of pro forma notes payable and the Company-obligated mandatorily redeemable preferred securities of subsidiary trusts to the sum of pro forma shareholders' equity, pro forma notes payable, minority interest related to preferred stock issued by a subsidiary of ALH and the Company-obligated mandatorily redeemable preferred securities of subsidiary trusts.

(i) Includes: (1) statutory capital and surplus; (2) AVR and IMR; and (3) the portion of surplus debentures carried by the life companies as a liability to Conseco. Such statutory data reflect the combined data derived from the annual statements of Conseco's pro forma life insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

            COMPARATIVE UNAUDITED PER SHARE DATA OF CONSECO AND PFS

     The following table sets forth selected historical per share data of Conseco and PFS and corresponding pro forma and pro forma equivalent per share amounts as of and for the year ended December 31, 1996, giving effect to: (1) the issuance of 4.37 million shares of Conseco PRIDES; (2) the BLH Tender Offer;
(3) the LPG Merger; (4) the Series D Call; (5) the ALH Stock Purchase; (6) the TOPrS Offering; (7) the TruPS Offering; (8) the ATC Merger; (9) the THI Merger;
(10) the BLH Merger; (11) the CAF Merger; and (12) the Merger. Pro forma equivalent amounts are presented assuming that the Conseco Share Price will be $40.5875, so that each share of PFS Common Stock is exchanged for .6899 shares of Conseco Common Stock in the Merger. Assuming that the Effective Time for the Merger were to occur on _______ __, 1997, the date of this Proxy Statement/Prospectus, the Conseco Share Price would be $_____, and ___ shares of Conseco Common Stock would be issuable in the Merger with respect to each share of PFS Common Stock. The information presented is derived from the consolidated financial statements and related notes thereto included in Conseco's Annual Report, PFS's Annual Report, (both of which are incorporated by reference herein) and the unaudited pro forma consolidated financial statements of Conseco included elsewhere in this Statement. The information is qualified in its entirety by, and should be read in conjunction with, such materials. See "Unaudited Pro Forma Consolidated Financial Statements of Conseco." The pro forma financial information is provided for informational purposes only and is not necessarily indicative of the actual results that would have been achieved had the above transactions been consummated at the beginning of the periods presented, or of future results.

                                                                             YEAR ENDED
                                                                            DECEMBER 31,
                                                                                1996
                                                                            ------------
NET INCOME BEFORE EXTRAORDINARY CHARGE PER FULLY DILUTED COMMON
  SHARE:
  Historical:
    Conseco.................................................................     $ 1.96
    PFS.....................................................................       2.16
  Pro forma:
    Conseco before the Merger...............................................     $ 1.80
    Adjusted for the Merger.................................................       1.86
    Equivalent for one share of PFS Common Stock............................       1.28
DIVIDENDS PER COMMON SHARE:
  Historical:
    Conseco.................................................................     $ .083
    PFS.....................................................................       .220
  Pro forma:
    Conseco before the Merger...............................................     $ .083
    Adjusted for the Merger.................................................       .083
    Equivalent for one share of PFS Common Stock............................       .057
BOOK VALUE PER COMMON SHARE:
  Historical:
    Conseco.................................................................     $16.86
    PFS.....................................................................      16.06
  Pro forma:
    Conseco before the Merger...............................................      17.26
    Adjusted for the Merger.................................................      18.39
    Equivalent for one share of PFS Common Stock............................      12.69


                            MARKET PRICE INFORMATION


     Market prices for the shares of Conseco Common Stock and PFS Common Stock are reported on the NYSE. The table below sets forth for the periods indicated the high and low sale prices and the dividends paid per share of Conseco Common Stock and PFS Common Stock. For current price information with respect to the Conseco Common Stock and PFS Common Stock, stockholders are urged to consult publicly available sources.


                                                                 CONSECO COMMON STOCK                    PFS COMMON STOCK
                                                       ---------------------------------------    --------------------------------
                                                       HIGH              LOW         DIVIDENDS      HIGH         LOW     DIVIDENDS
                                                     --------         ---------      ---------    --------     ------    ---------
1994
  First Quarter..................................... $16 1/16         $13 9/32        $0.03125     $14 3/4      $11 1/8   .0375
  Second Quarter....................................  14 17/32         11 19/32        0.03125      12           10       .0375
  Third Quarter.....................................  13 3/32          10 13/16        0.03125      10 1/2       8  3/4   .0375
  Fourth Quarter....................................  11 9/16           8 31/32        0.03125      10           8  3/4   .0375
1995
  First Quarter.....................................  12 5/32           8 1/8          0.03125      11 1/4       8  7/8   .045
  Second Quarter....................................  11 21/32          9 25/32        0.03125      15 1/2       10 3/4   .045
  Third Quarter.....................................  13 5/16          11 3/8          0.005        15 3/8       13 1/8   .045
  Fourth Quarter....................................  15 25/32         12 23/32        0.005        18 1/2       13 7/8   .045
1996
  First Quarter.....................................  18 5/32          14 15/16        0.005        18 3/8       15 1/8   .055
  Second Quarter....................................  20 3/8           17 3/8          0.01         17 1/4       15 3/8   .055
  Third Quarter.....................................  24 11/16         17 5/8          0.01         16 5/8       14 1/8   .055
  Fourth Quarter....................................  33 1/8           24 7/16         0.03125      25 1/8       16 1/4   .055


1997
  First Quarter (through March 24, 1997)............  43 7/8           30 3/4          0.03125      26 5/8       24 3/4   .055



     The information set forth in the table below presents: (1) the closing price for shares of Conseco Common Stock and PFS Common Stock on December 13, 1996, the last day on which trading occurred prior to the public announcement of the Merger Agreement, and on _______, 1997, the last full trading day for which information was available prior to the mailing of the Proxy Statement/Prospectus and (2) the "Equivalent Per Share Price" (as hereinafter defined) of PFS Common Stock on December 13, 1996 and ______, 1997. The "Equivalent Per Share Price" of PFS Common Stock represents the closing price per share of Conseco Common Stock reported on the NYSE, multiplied by .8928 and ___, assuming consummation of the Merger had occurred on December 13, 1996 and ______, 1997,respectively. The
Equivalent Per Share Price is not the same as the Merger Consideration. The amount and value of the Merger Consideration to be received by holders of the PFS Common Stock can be determined only at the date the Merger is consummated. See "The Merger Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts."

                                                                                        PFS
                                                                                    COMMON STOCK
                                                                CONSECO    PFS       EQUIVALENT
                                                                COMMON    COMMON        PER
                       PER SHARE PRICE                          STOCK     STOCK     SHARE PRICE
-------------------------------------------------------------   ------    ------    ------------
December 13, 1996............................................   $30.125   $19.00     $26.90
________  , 1997.............................................


     Listing on the NYSE of the shares of Conseco Common Stock issuable in connection with the Merger is a condition to consummation of the Merger. See "The Merger Agreement -- Conditions to the Merger."


     HOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE CONSECO COMMON STOCK AND THE PFS COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OF, OR MARKETS FOR, CONSECO COMMON STOCK OR PFS COMMON STOCK.

                     INFORMATION CONCERNING CONSECO AND RAC

BACKGROUND


     Conseco is a financial services holding company. Conseco develops, markets and administers annuity, individual health insurance and individual life insurance products. Conseco's operating strategy is to grow the insurance business within its subsidiaries by focusing its resources on the development and expansion of profitable products and strong distribution channels. Conseco has supplemented such growth by acquiring companies that have profitable niche products, strong distribution systems and progressive management teams who can work with Conseco to implement Conseco's operating and growth strategies. Once a company has been acquired, Conseco's operating strategy has been to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management, to eliminate unprofitable products and distribution channels, and to expand and develop the profitable distribution channels and products.

     Since  1982,  Conseco  has  acquired  15  insurance   groups   and  related
businesses; 10 as wholly owned subsidiaries and five through its acquisition partnerships. Conseco's first acquisition partnership, Partnership I, was dissolved in 1993 after distributing to its partners the securities of the companies it had acquired. Partnership II, Conseco's second acquisition partnership, was liquidated in 1996 after Conseco purchased from the other partners all of the common shares of ALH not already owned by Conseco. Conseco terminated its partnership activity in 1996 because changes in the regulatory and rating agency environment had made it difficult to structure leveraged acquisitions of life insurance companies.

     On August 2, 1996, Conseco completed the LPG Merger and LPG became a wholly owned subsidiary of Conseco. In the LPG Merger, Conseco issued a total of 32.6 million shares of Conseco Common Stock (or common stock equivalents) with a value of $586.8 million. Conseco also assumed LPG notes payable of $253.1 million. LPG's subsidiaries sell a diverse portfolio of universal life insurance and, to a lesser extent, annuity products to individuals.

     On September 30, 1996, Conseco acquired the remaining 62 percent of the common shares of ALH not already owned by Conseco or its affiliates for approximately $165 million in cash. ALH is a provider of retirement savings annuities. ALH has been included in Conseco's consolidated financial statements since September 1994, when it was acquired by Partnership II.

     On December 17, 1996, Conseco completed the ATC Merger. ATC was merged with and into Conseco, with Conseco being the surviving corporation. In the ATC Merger, Conseco issued a total of 21.0 million shares of Conseco Common Stock (or common stock equivalents) with a value of $630.9 million. In addition, Conseco assumed $102.8 million of ATC's convertible subordinated debentures, which became convertible into 7.9 million shares of Conseco Common Stock with a value of $248.3 million. ATC is a leading marketer and underwriter of long-term care insurance. ATC also markets and underwrites other supplemental accident and health insurance policies, as well as life insurance. Effective December 31, 1996, ATC is included in Conseco's consolidated financial statements.

     On December 23, 1996, Conseco completed the THI Merger. THI was merged with and into Conseco, with Conseco being the surviving corporation. In the THI Merger, Conseco issued a total of 4.9 million shares of Conseco Common Stock (or common stock equivalents) with a value of $121.7 million. In addition, pursuant to an exchange offer, all of THI's Subordinated Convertible Notes were exchanged for 4.2 million shares of Conseco Common Stock with a value of $106.2 million, plus a cash premium of $11.9 million. THI is principally engaged in the underwriting and distribution of supplemental health insurance. Effective December 31, 1996, THI is included in Conseco's consolidated financial statements.

     On December 31, 1996, Conseco completed the BLH Merger. In the BLH Merger, Conseco acquired the 9.6 percent of the common shares of BLH not already owned by Conseco or its affiliates. BLH was merged into a wholly owned subsidiary of Conseco. In the BLH Merger, Conseco issued a total of 3.9 million shares of Conseco Common Stock (or common stock equivalents) with a value of $123.0 million. BLH is one of the nation's largest writers of individual health insurance products, based on collected premiums. BLH also markets a variety of annuity, life and group insurance products. BLH has been included in Conseco's consolidated financial statements since November 1992, when BLH was acquired by Partnership I.

       Conseco owned the following life insurance companies at December 31, 1996:

       - Bankers Life and Casualty Company ("Bankers Life"), Bankers Life Insurance Company of Illinois and Certified Life Insurance Company, formerly subsidiaries of BLH;

       - Great American Reserve, Beneficial Standard and Jefferson National Life Insurance Company of Texas, in which Conseco has had an ownership interest since their acquisition by Partnership I in 1990 and 1991, respectively, and which became wholly owned subsidiaries in August 1995;

       - the subsidiaries of ALH, which are also subsidiaries of Conseco, including American Life and Casualty Insurance Company ("American Life and Casualty") and Vulcan Life Insurance Company;

       - the subsidiaries of LPG, which are now subsidiaries of Conseco as a result of the LPG Merger, including Philadelphia Life Insurance Company ("Philadelphia Life") , Massachusetts General Life Insurance Company ("Massachusetts General"), Lamar Life Insurance Company ("Lamar Life") and Wabash Life Insurance Company;

       - the former subsidiaries of ATC, which are now subsidiaries of Conseco, including American Travellers Life Insurance Company ("American Travellers"), United General Life Insurance Company ("United General") and American Travellers Insurance Company of New York;

       - the former subsidiaries of THI, which are now subsidiaries of Conseco, including TLIC Life Insurance Company ("TLIC Life"), Transport Life Insurance Company ("Transport Life") and Continental Life Insurance Company ("Continental Life"); and

       - Bankers National Life Insurance Company, National Fidelity Life Insurance Company and Lincoln American Life Insurance Company, which have profitable blocks of in-force business, although they are currently not pursuing new sales.

       On March 4, 1997, Conseco completed the CAF Merger. CAF was merged with and became a wholly owned subsidiary of Conseco. In the CAF Merger, each of the approximately 17.7 million shares of CAF common stock and common stock equivalents were converted into the right to receive $30.75 in cash plus 0.1647 of a share of Conseco Common Stock. Conseco paid $545 million in cash and issued
2.9 million shares of Conseco Common Stock with a value of approximately $115.7 million to acquire the CAF common stock. In addition, Conseco assumed a note payable of CAF of $31.0 million. CAF, through its insurance subsidiaries, underwrites, markets and distributes individual and group supplemental health and accident insurance. CAF's principal insurance subsidiary is an Arizona-domiciled company, Capitol American Life Insurance Company ("CALI"), which accounted for more than 97 percent of CAF's earned premiums over the last five years. CALI is licensed to sell its products in 47 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands, and markets its products through a sales force consisting of independent agents, agent organizations and brokers. CAF had total assets of $1.1 billion at December 31, 1996.

OPERATING SEGMENTS

       Conseco conducts and manages its business through four segments, reflecting the Company's major lines of insurance business and target markets:
(i) annuities;  (ii) supplemental  health insurance;  (iii) life insurance;  and
(iv) other.

       ANNUITIES. This segment includes single-premium deferred annuities, flexible-premium deferred annuities, single-premium immediate annuities and variable annuities sold through both career agents and professional independent producers. During 1996, this segment collected total premiums of $1,542.4 million, down 7.1 percent from 1995. When all currently consolidated companies are included for all periods, including periods prior to their acquisition, this segment collected total premiums of $1,612.7 million, down 8.7 percent from 1995.

        SUPPLEMENTAL HEALTH. This segment includes Medicare supplement and long-term care insurance. During 1996, this segment collected Medicare supplement premiums of $630.9 million and long-term care premiums of $194.2 million, up 5.7 percent and 22 percent, respectively, over 1995. When all currently consolidated companies are included for all periods (including periods prior to their acquisition), this segment collected Medicare supplement premiums of $651.6 million, long-term care premiums of $541.3 million and specified disease premiums of $90.6 million, up 5.2 percent, up 37 percent and down 2.3 percent, respectively, from premiums collected during 1995.

       Beginning in 1997, this segment will include the specified disease products of the former subsidiaries of THI and CAF and the long-term care products of the former subsidiaries of ATC which are distributed through professional independent producers. Upon completion of the PFS Merger, this segment will also include various supplemental health products of PFS. These products are also distributed through professional independent producers.

       LIFE. This segment includes traditional, universal life and other life insurance products. Beginning with the third quarter of 1996, the largest single component of this segment is the universal life business of LPG. This segment's products are currently sold through both career agents and professional independent producers.

       During 1996, this segment collected total premiums of $453.7 million, up 64 percent, over premiums collected during 1995. When all currently consolidated companies are included for all periods, including periods prior to their acquisition, this segment collected total premiums of $665.6 million, up 1.1 percent from 1995.

        OTHER. This segment includes miscellaneous health products, including Bankers Life's comprehensive and group products. Bankers Life markets its group insurance products through a small field force of representatives and independent insurance brokerage firms. In recent years, Bankers Life has not emphasized group insurance sales, but does write new business when the potential new contract carries a high likelihood of profitability and long-term persistency. During 1996, this segment collected premiums of $389.2 million. When all currently consolidated companies are included for all periods, including periods prior to their acquisition, this segment collected premiums of $420.6 million, down 21 percent from 1995.

       This segment also includes fee revenue generated by Conseco's nonlife subsidiaries, including the investment advisory fees earned by Conseco Capital Management, Inc. and commissions earned for insurance product marketing and distribution. Fee revenues from Conseco's consolidated subsidiaries are excluded. Total fees earned from nonaffiliates during 1996 were $49.8 million, up 14 percent over 1995.

GENERAL INFORMATION CONCERNING CONSECO AND RAC

     Conseco's  and  RAC's   executive   offices  are  located  at  11825  North
Pennsylvania Street, Carmel, Indiana 46032 and the telephone number for Conseco and RAC is (317) 817-6100.

     RAC, a wholly owned subsidiary of Conseco, was formed for the purpose of effecting the Merger. To date, RAC has not engaged in any activities other than those incident to its organization and the consummation of the Merger.


     For additional information concerning Conseco, see Conseco's Annual Report and other documents filed with the Commission and listed under "Incorporation of Certain Documents by Reference" and "Summary -- Selected Historical Financial Information of Conseco." For additional information concerning LPG, see "Summary -- Selected Historical Financial Information of LPG."

                           INFORMATION CONCERNING PFS


     PFS, through its insurance subsidiaries, underwrites life insurance and annuities and health insurance in selected niche markets throughout the United States. PFS had total assets of approximately $1.8 billion at December 31, 1996. PFS's life insurance, annuity and health insurance premiums collected were $700.4 million in 1995 and $794.2 million in 1996.


     For additional information concerning PFS, see PFS's Annual Report and other documents filed with the Commission and listed under "Incorporation of Certain Documents by Reference" and "Summary -- Selected Historical Financial Information of PFS."

     PFS's   executive  offices are  located at 1750 East Golf Road, Schaumburg,
Illinois 60173 and its telephone number is (847) 995-0400.

                              THE SPECIAL MEETING

GENERAL



     This Proxy Statement/Prospectus is being furnished to holders of PFS Common Stock in connection with the solicitation of proxies by the PFS Board of Directors for use at the Special Meeting to be held on May ___, 1997, ______at ______, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

     This Proxy Statement/Prospectus also constitutes the Prospectus of Conseco filed with the Commission as part of the Registration Statement under the Securities Act relating to the shares of Conseco Common Stock issuable in connection with the Merger. This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of PFS on or about April __, 1997.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, PFS stockholders will consider and vote upon (1) a proposal to authorize and adopt the Merger Agreement and the transactions contemplated thereby and (2) such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     THE PFS BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT PFS STOCKHOLDERS VOTE FOR AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT. SEE "THE MERGER -- BACKGROUND OF THE MERGER" AND "-- PFS's REASONS FOR THE MERGER; RECOMMENDATION OF THE PFS BOARD OF DIRECTORS."

VOTING AT THE SPECIAL MEETING; RECORD DATE; QUORUM

     The PFS Board of Directors has fixed March 31, 1997 as the Record Date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Only stockholders of record on the Record Date are entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were ___________ shares of PFS Common Stock outstanding and entitled to vote. Each holder of record of shares of PFS Common Stock on the Record Date is entitled to cast, either in person or by properly executed proxy, one vote per share on the Merger Agreement and the other matters, if any, properly submitted for the vote of the PFS stockholders at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of shares of capital stock representing a majority of the voting power of outstanding capital stock entitled to vote at the Special Meeting will constitute a quorum. Shares of PFS Common Stock held by subsidiaries of PFS are not treated as outstanding for voting purposes or in determining a quorum at the Special Meeting.

     The authorization and adoption by PFS of the Merger Agreement will require the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock entitled to vote thereon. Thus, the affirmative vote of shares of PFS capital stock representing at least _______ votes will be required to authorize and adopt the Merger Agreement and the transactions contemplated thereby. Shares subject to abstentions will be treated as shares that are present at the Special Meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining the number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the proxy card that it does not have discretionary authority to vote the shares for which it is the holder of record on a particular proposal, those shares will be treated as shares that are present at the Special Meeting for purposes of determining the presence of a quorum but will not be considered as voted for purposes of determining the number of PFS stockholders that have voted for or against the proposal. Accordingly, abstentions and broker non-votes will have the same practical effect as a vote against the authorization and adoption of the Merger Agreement and the Merger or on any other matter submitted to the PFS stockholders which requires a percentage of the total number of outstanding shares for approval.

     As of the Record Date, the directors and executive officers of PFS (as a group, ___ persons) and their affiliates were entitled to vote _____ shares (__ percent) of PFS Common Stock. Each of the PFS directors has agreed to vote his shares in favor of the Merger, except in certain limited circumstances. Information with respect to the beneficial ownership of shares of PFS Common Stock by each of PFS's directors and all directors and officers of PFS as a group, and each person known to PFS to be the beneficial owner of more than five percent of the outstanding shares of PFS Common Stock is set forth below under "-- Security Ownership of Certain Beneficial Owners and Management."

-----

PROXIES; REVOCATION OF PROXIES

     Shares of PFS Common Stock represented by properly executed proxies received at or prior to the Special Meeting that have not been properly revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Shares of PFS Common Stock represented by properly executed proxies for which no instruction is given will be voted FOR authorization and adoption of the Merger Agreement and the Merger. PFS stockholders are requested to mark, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A stockholder may revoke a proxy at any time prior to the vote on the Merger Agreement and the Merger by submitting a later-dated proxy with respect to the same shares, delivering written notice of revocation to the Secretary of PFS at any time prior to such vote or attending the Special Meeting and voting in person. Mere attendance at the Special Meeting will not itself revoke a proxy.

     If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore been properly revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     At the date of this Proxy Statement/Prospectus, the PFS Board of Directors does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this Proxy Statement/Prospectus. If any other matters are properly presented at the Special Meeting for consideration, including among other things, consideration of a motion to adjourn the meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     PROXY SOLICITATION. PFS will bear the cost of soliciting proxies from its stockholders. In addition to solicitation by mail, directors, officers and employees of PFS, as well as Georgeson & Company, Inc., the proxy solicitation agent retained by PFS (the "Proxy Solicitation Agent"), may solicit proxies by telephone, special letter, telegram or otherwise. Such directors, officers and employees of PFS will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. The Proxy Solicitation Agent will be paid a fee of $7,500 for its services and will be entitled to reimbursement of its expenses. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of PFS Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

PFS STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

BACKGROUND OF THE MERGER

     The terms and conditions of the Merger were determined through arm's-length negotiations between the managements and Boards of Directors of PFS and Conseco. In determining the form of the transaction and the form and amount of the Merger Consideration, numerous factors were considered by the Boards of Directors of PFS and Conseco. See "-Conseco's Reasons for the Merger" and "-PFS's Reasons for the Merger; Recommendation of the PFS Board of Directors."

     In October 1996, after a general conversation between Peter W. Nauert, Chairman of the Board and Chief Executive Officer of PFS, and Mark Gormley of DLJ regarding industry conditions and consolidations, Mr. Gormley indicated to Mr. Nauert that based on Conseco's acquisition strategy, interest in strengthening its position in the senior market and the overall complementary nature of PFS's business, Conseco might be interested in purchasing PFS for a purchase price at a premium over the current market price of the PFS Common Stock which PFS's stockholders might find attractive. A few days later, DLJ organized a meeting between Mr. Nauert and Stephen C. Hilbert, the Chairman of the Board, President and Chief Executive Officer of Conseco. During such meeting, Mr. Hilbert and Mr. Nauert discussed a potential transaction, including the relative values of each of PFS and Conseco, exchange ratios and the form and other general terms of a transaction. The parties discussed the proposal which was eventually presented to the PFS Board of Directors pursuant to which Conseco would acquire PFS by merger for consideration between $24 and $27 per share of PFS Common Stock, payable in Conseco Common Stock, based on the value of the Conseco Common Stock prior to the closing. The proposal also contemplated that the outstanding PFS Notes would be convertible into the number of shares of Conseco Common Stock which the holder of such note would have been entitled to receive in the Merger if the holder had converted the note into shares of PFS Common Stock immediately prior to the Merger. Based on such discussions, Conseco and PFS entered into a confidentiality agreement, and PFS furnished Conseco with certain non-public information requested by Conseco.

     On November 15, 1996, the Board of Directors of PFS held a telephone meeting in which the directors were advised of Conseco's interest in acquiring PFS. The Board authorized PFS's management to pursue discussions with Conseco. PFS retained DLJ to act as its financial advisor in connection with the possible transaction. It also utilized its consulting actuaries to provide actuarial advice and its usual outside counsel, McDermott, Will & Emery, to act as counsel in connection with the potential transaction.

     During November and December 1996, Conseco and PFS each conducted its due diligence of the other. Conseco provided PFS with an initial draft of a form of merger agreement on December 4, 1996 setting forth the terms of Conseco's offer to acquire PFS by merger in exchange for Conseco Common Stock.

     During the course of these negotiations, the parties discussed a proposal by Conseco to acquire PFS by merger for between $24 and $27 per share of PFS Common Stock (payable in Conseco Common Stock), based upon the value of Conseco Common Stock prior to the closing. The proposal also provided that the PFS Notes would become convertible into the number of shares of Conseco Common Stock which the holder of such Note would have been entitled to receive in the Merger if the holder had converted the Note into shares of PFS Common Stock immediately prior to the Merger.

     The Conseco Board of Directors met on December 9, 1996 to consider the proposed merger. At the meeting, Conseco management reported on the due diligence review undertaken by Conseco and its advisors and on the results of the discussions to date with representatives of PFS and its legal and financial advisors. The Conseco Board discussed the potential benefits to Conseco of an acquisition of PFS. Management outlined for the Conseco Board the proposed terms and conditions of the Merger Agreement. After reviewing and discussing the merger proposal, the Conseco Board of Directors authorized management of Conseco to execute and deliver the Merger Agreement as outlined to the Directors at the meeting, with such further changes as management approved. See " - Conseco's Reasons for the Merger."

     The PFS Board of Directors held a special meeting, recessed and continued several times, beginning on December 12, 1996 and ending on December 15, 1996, to consider the Conseco proposal. On December 12, 1996, PFS management described to the Board in detail the terms of the Conseco proposal. PFS's legal advisors reviewed with the Board the fiduciary duties of the Board with respect to its consideration of the Conseco proposal. In addition, representatives of DLJ described in detail DLJ's qualifications to evaluate the Conseco proposal, the process utilized by DLJ in evaluating proposals such as the Conseco proposal generally and the process utilized by DLJ to evaluate the fairness to the holders of PFS Common Stock of the Exchange Ratio in the Conseco proposal specifically. The Board discussed in detail and at length the Conseco proposal, the information concerning Conseco provided to it by management and the results of the due diligence of Conseco conducted by PFS, as well as the qualifications of DLJ and the process they had described to evaluate the Conseco proposal. The meeting was adjourned until December 13, 1996.


     The meeting reconvened on December 13, 1996; and the Board continued its consideration of the Conseco proposal. Mr. Hilbert, assisted by Rollin M. Dick, Executive Vice President and Chief Financial Officer of Conseco, joined the meeting and made a presentation to the Board with respect to Conseco, its business plan, financial condition and operations, including its recent acquisitions. Messrs. Hilbert and Dick responded to questions from the directors as the meeting continued. The Board continued its discussion of the Conseco proposal and requested an updated analysis from DLJ and also received the 1996 actuarial analysis of PFS's business.

     After analysis of the information provided and further discussion of the overall financial condition and future prospects of PFS, taken as a whole, the Board directed management and DLJ to conduct further negotiations with Conseco with a view toward obtaining additional Merger Consideration.


     Over the course of the day on December 15, 1996, representatives of DLJ and PFS continued to consider the information provided by PFS's consulting actuaries. The Board reconvened in the evening on December 15, 1996 and discussed in detail the proposed merger. Representatives of PFS's consulting actuaries responded to questions from the Board and provided detailed information with respect to the actuarial analysis of PFS's business and other related matters. Representatives of DLJ informed the Board that Conseco had increased its offer by $1 per share and that, as a result, the revised Conseco offer would provide PFS stockholders with a minimum purchase price equivalent to $25 per share of PFS Common Stock and a maximum purchase price equivalent to $28 per share of PFS Common Stock. DLJ then provided the Board with the written fairness opinion of DLJ relating to the Merger. See " - Opinion of Financial Advisor to PFS."

     PFS considered remaining independent as an alternative to a transaction with Conseco. PFS did not actively solicit other offers in connection with the proposal by Conseco due to the PFS Board of Directors' belief that such an active solicitation of potential acquirors would have an adverse effect on PFS's brokerage distribution system.

    After careful consideration by the PFS Board of the terms of the Merger Agreement and after consultation with its advisors, the PFS Board voted unanimously to approve the Merger Agreement in the form presented to it at the meeting with such changes thereto as management might approve. See " - PFS's Reasons for the Merger; Recommendation of the PFS Board of Directors."

CONSECO'S REASONS FOR THE MERGER


     The Conseco Board of Directors approved the Merger Agreement by a unanimous vote at its December 9, 1996, meeting. Material factors considered by the Board of Conseco in its evaluation of the acquisition of PFS were as follows: (1) the fact that PFS's business is focused on the senior consumer market, which is an under-penetrated market with continuing excellent growth prospects and is already the focus of Conseco companies; (2) the existing strong distribution networks which PFS has, including 25,000 agents in the senior market, 10,000 agents in the small group market and 20,000 agents in the life market, which would further strengthen Conseco's distribution capabilities and provide additional cross-marketing opportunities for the products of other Conseco companies; (3) the excellent growth in revenues achieved by PFS over the past ten years while maintaining consistent growth and profitability in recent years;
(4) the integration of PFS's businesses with those of Conseco would provide an opportunity to realize significant expense savings because of the overlap with the long-term care businesses of American Travellers Life and Bankers Life & Casualty and with the life and annuity businesses of American Life and Casualty and the LPG companies; (5) the common stock of PFS has historically traded at a discount to its peer group due to earnings volatility arising from write downs of deferred acquisition costs in its group medical division and the lack of meaningful research coverage from securities analysts; (6) the high quality investment portfolio maintained by the PFS companies which would offer opportunities to the Conseco investment department to increase investment yield;
(7) the potential long-term and short-term effect of the transaction on Conseco's earnings per share, (8) the structure of the proposed transaction, (9) the terms of the Merger Agreement and (10) the presentation and recommendation made by the management of Conseco. In its consideration of the proposed transaction, the Conseco Board did not assign relative weights to these factors and did not conduct a detailed review of each factor, but relied on management's analysis and recommendation regarding the overall effect of the proposed transaction on Conseco's anticipated future results. Conseco's management did not believe that there were any significant risks or negative factors associated with the proposed acquisition of PFS and advised the Board accordingly.

    A principal strategic objective of Conseco since it commenced operations in 1982 has been to acquire life and health insurance companies and to increase their value by implementing management strategies to reduce costs and improve administrative efficiency, centralize asset management, improve marketing and distribution, eliminate unprofitable products and focus resources on the development and expansion of profitable products. In furtherance of this strategy, Conseco has completed 15 acquisitions of insurance companies and related businesses since it commenced operations. Conseco believes that the value and profitability of its existing insurance subsidiaries can be enhanced as a result of the cross-marketing opportunities presented by a company which complements Conseco's existing product lines and distribution channels.

     Conseco's operating strategy is to target selected markets which provide significant growth potential and to focus its sales efforts on profitable products which will provide predictable and diversified earnings regardless of interest rate changes or other changes in the economic environment. Conseco also seeks to be a major competitor in each of its targeted markets and to develop strong, complementary distribution channels. Strategic acquisitions will be made by Conseco which are consistent with this strategy and which enable Conseco to maintain its targeted ratio of debt to total capital.

     The Conseco Board of Directors believes that the insurance businesses of Conseco and PFS complement each other. The Merger would provide Conseco an opportunity to expand its product portfolio. Completion of the Merger would enable Conseco to be a major competitor in its targeted markets, with approximately 150,000 agents licensed to sell long term care insurance, Medicare supplement insurance, cancer insurance, other supplemental health insurance, universal life insurance and retirement annuity products. The addition of PFS's distribution system would also provide Conseco additional opportunities to cross-market its current products. The Conseco Board of Directors believes that the Merger offers Conseco the opportunity to strengthen its capitalization through the issuance of additional shares of Conseco Common Stock. The Conseco Board also believes that the Merger provides Conseco and PFS the opportunity to improve their profitability through the achievement of economies of scale due to the similar nature of their business and the elimination of redundancies such as public reporting obligations and similar holding company costs and the costs associated with maintaining multiple operating locations. By consolidating certain operations and eliminating expenses, Conseco expects to achieve, over time, significant savings of operating costs. See "-- Conduct of the Business of Conseco and PFS After the Merger."

PFS'S REASONS FOR THE MERGER; RECOMMENDATION OF THE PFS BOARD OF DIRECTORS

     After careful consideration by the members of the PFS Board of Directors of the terms of the Merger Agreement and consultation with its advisors, the PFS Board of Directors believes that the Merger is fair to and in the best interests of the PFS stockholders and voted unanimously to approve the Merger Agreement in the form presented to it at the PFS Board of Directors meeting on December 15, 1996, with such changes thereto as management of PFS may approve. In voting to approve the Merger Agreement and the Merger, the PFS Board of Directors considered many different factors, including the following which favored the
Merger: (1) the return to PFS stockholders represented by the premium over the then current market price of the PFS Common Stock offered by Conseco as compared to the time that would be required if the Merger were not consummated to achieve an equivalent stockholder value (on December 13, 1996, the last trading day prior to the public annoucement of the Merger, the Merger Consideration represented a premium of $7.90 over the PFS Common Stock price); (2) the increased security for PFS's policyholders and the potential additional opportunities for PFS's employees and agents expected to result from Conseco's financial strength and competitive position; (3) the financial condition and results of operations in Conseco and the PFS Board of Directors' perception of the more favorable overall business prospects of Conseco and PFS on a combined basis as compared to PFS's prospects as an independent entity; (4) the tax deferred nature of the transaction; (5) the potential increase in value in the Conseco Common Stock after the Merger based on Conseco's financial strength and competitive position; (6) the highly competitive nature of the life and health insurance business; (7) the importance in the industry of maintaining certain financial and claims-paying ratings issued by rating agencies and the fact that PFS, as an independent entity, may have difficulties satisfying the capital requirements necessary to achieve such ratings;(8) the current trend of consolidation within the insurance industry; (9) the broader, more active trading market for Conseco Common Stock; and (10) the opinion rendered to the PFS Board of Directors by DLJ with regard to the fairness to the holders of PFS Common Stock, of the Exchange Ratio from a financial point of view. The PFS Board of Directors also considered the following additional factors: (1) the risk of owning Conseco Common Stock rather than PFS Common Stock and the possible negative impact based upon potentially different business plans and the fact that Conseco's other operations may weigh down PFS operating gains; (2) the uncertainty of the impact of the Merger on PFS's employees; (3) the volatility of the Conseco Common Stock in the past and the impact such volatility may have on the Merger Consideration; (4) the $1.0 million of Conseco expenses to be paid by PFS if the requisite approval of the PFS stockholders is not obtained and the other conditions have been satisified or waived, unless Conseco is materially in breach of the Merger Agreement, and the $8.0 million break-up fee to be paid by PFS to Conseco in the event that the PFS Board of Directors withdraws or modifies its approval of the Merger or enters into any agreement with respect to any acquisition proposal; and (5) the interest of members of PFS management in deciding to approve the transaction, including the facts that Mr. Nauert will be entitled to receive $4.5 million and will enter into an employment agreement with Conseco and Messrs. Scheper and Brophy will be entitled to receive amounts equal to the present value, discounted at an annual rate of 8 percent, of an amount equal to the salary which would have been payable to such officer during the period from the Effective Time through August 31, 1998 based on rates of annual base salary payable to Messrs. Scheper and Brophy of $425,000 and $325,000. No factor reviewed by the Board was considered more relevant than any other.


THE DIRECTORS OF PFS BELIEVE THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE PFS STOCKHOLDERS, AND HAVE UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMEND THAT THE STOCKHOLDERS OF PFS VOTE FOR THE PROPOSAL TO AUTHORIZE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, SET FORTH AS ITEM 1 ON THE PROXY CARD.

OPINION OF FINANCIAL ADVISOR TO PFS


     In its role as financial advisor to PFS, DLJ was asked by PFS to render its opinion to the PFS Board of Directors, as to the fairness from a financial point of view, of the consideration to be received by holders of PFS Common Stock pursuant to the terms of the Merger Agreement. On December 15, 1996, DLJ delivered its written opinion (the "DLJ Opinion") to the PFS Board of Directors to the effect that as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of PFS Common Stock.

     A copy of the DLJ Opinion is attached hereto as Annex B. Holders of PFS Common Stock are urged to read the opinion in its entirety for assumptions made, procedures followed, other matters considered and limits of the review by DLJ.

     The DLJ Opinion was prepared for the PFS Board of Directors and is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of PFS Common Stock, and does not constitute a recommendation to any member of the PFS Board of Directors or any stockholder as to how to vote at the Special Meeting.

     The DLJ Opinion does not constitute an opinion as to the price at which Conseco Common Stock will actually trade at any time. The Exchange Ratio and Merger Consideration were determined in arm's-length negotiations between PFS and Conseco, in which negotiations DLJ advised PFS. No restrictions or limitations were imposed by the PFS Board upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion. DLJ was not requested to, nor did it, solicit the interests of any other party in acquiring PFS.

     In arriving at its opinion, DLJ reviewed the Merger Agreement. DLJ also reviewed financial and other information that was publicly available or furnished to DLJ by PFS and Conseco, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of PFS which were pro forma for certain pending transactions of PFS for the years ending December 31, 1996 and December 31, 1997 prepared by the management of PFS, an actuarial analysis of the insurance subsidiaries of PFS as of September 30, 1995 prepared for PFS by M&R, certain pro forma financial statements of Conseco for the year ended December 31, 1995 and the nine months ended September 30, 1996 and certain financial projections of Conseco which are pro forma for certain pending and recently completed transactions of Conseco, for the years ending December 31, 1996 through December 31, 2005 prepared by the management of Conseco. In addition, DLJ compared certain financial and securities data of PFS and Conseco with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the PFS Common Stock and Conseco Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as were deemed appropriate for purposes of rendering its opinion.

     In rendering its opinion, DLJ relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to DLJ from public sources, that was provided to DLJ by PFS and Conseco or their representatives, or that was otherwise reviewed by DLJ. With respect to the pro forma financial projections of PFS supplied to DLJ, DLJ has assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of PFS as to the future operating and financial performance of PFS. With respect to the actuarial analysis of the insurance subsidiaries of PFS supplied to DLJ, DLJ assumed that it was reasonably prepared on a basis reflecting: (i) the best available estimates and judgments of the management of PFS as to the future operating and financial performance of the insurance subsidiaries of PFS as of September 30, 1995; and, (ii) the best judgment of M&R as to the proper analysis to be applied based on the assumptions provided to it by the management of PFS as to the future operating and financial performance of such insurance subsidiaries. In addition, with respect to such actuarial analysis, DLJ assumed that except for the then pending acquisitions of PFS, there were no material changes to the business of PFS since such date that would materially affect such actuarial analysis. With respect to the pro forma financial statements and pro forma financial projections of Conseco supplied to DLJ, DLJ assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Conseco as to the historical pro forma results of Conseco and the future operating and financial performance of PFS and Conseco. DLJ did not assume any responsibility for making an independent evaluation of PFS's and Conseco's assets or liabilities or for making any independent verification of any of the information reviewed by DLJ. DLJ relied as to all legal matters on advice of counsel to PFS.

     The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to DLJ as of, the date of the DLJ Opinion. It should be understood that, although subsequent developments may affect the DLJ Opinion, DLJ does not have any obligation to update, revise or reaffirm this opinion.

     The DLJ Opinion was based on receipt by the holders of PFS Common Stock of Conseco Common Stock with a value of $25.00 per share of PFS Common Stock, based on the collar provisions outlined in the Merger Agreement.

     The following is a summary of the presentation made by DLJ to the PFS Board of Directors in connection with rendering its opinion.

     PFS Public Market Valuation Analysis. To provide contextual data and comparative market information, DLJ compared selected share price and operating and financial data and ratios for PFS to the corresponding data and ratios of certain publicly traded accident and health insurance companies which DLJ deemed relevant. Such comparable companies consisted of: Delphi Financial Group, Inc., Guarantee Life Companies, Inc., John Alden Financial Corporation, PennCorp Financial Group, Inc. and Penn Treaty American Corp. (the "Publicly Traded Companies"). Such ratios included, among others, the multiples of stock price to GAAP operating earnings per share ("EPS") for the latest twelve months ("LTM") ended September 30, 1996, estimated GAAP operating EPS for 1996 and 1997 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service) and shareholders' equity per share as of September 30, 1996, as well as the ratios of the aggregate equity market capitalization plus the amount of debt and preferred stock outstanding ("Enterprise Value") to statutory earnings for the LTM or the last fiscal year ("LFY") and Enterprise Value to statutory capital and surplus as of the end of the last fiscal quarter ("LFQ") or the LFY. Closing prices as of December 6, 1996 were used in this analysis. The range of stock price as a multiple of LTM GAAP operating EPS for the Publicly Traded Companies was 10.1x to 14.6x. The ranges of price as a multiple of estimated GAAP operating earnings for 1996 and 1997 were 9.5x to 13.9x and 7.1x to 12.1x, respectively. The range of stock price as a multiple of LTM shareholders' equity per share for the Publicly Traded Companies was 0.97x to 1.68x. The ranges of Enterprise Value as a multiple of LFY statutory earnings and Enterprise Value as a multiple of LFY statutory capital and surplus were 26.3x to 41.5x and 1.66x to 5.48x, respectively. The average multiples of stock price to LTM GAAP operating EPS and estimated GAAP operating EPS for 1996 and 1997 for the Publicly Traded Companies were 12.9x, 11.9x and 10.1x, respectively. The average multiples of stock price to shareholders' equity per share, Enterprise Value to statutory earnings and Enterprise Value to statutory capital and surplus for the Publicly Traded Companies were 1.38x, 33.9x and 2.91x, respectively. This analysis indicated that the total consideration to be received by PFS would result in multiples of stock price to LTM GAAP operating EPS, estimated GAAP operating EPS for 1996 and 1997 and shareholders' equity per share and multiples of Enterprise Value to statutory earnings and Enterprise Value to statutory capital and surplus within or above the ranges detailed above. The $25.00 per share in consideration which DLJ assumed would be paid by Conseco would result in purchase price multiples to PFS's LTM GAAP operating EPS, estimated GAAP operating EPS for 1996 and 1997 and shareholders' equity per share as of September 30, 1996 of 11.4x, 12.3x, 10.6x and 1.56x, respectively. This same consideration would result in Enterprise Value multiples to PFS's LFY statutory earnings and LFY statutory capital and surplus of 45.2x and 3.35x, respectively.

     PFS Merger Market Valuation Analysis. DLJ reviewed publicly available information for the following selected transactions involving the acquisition of accident and health insurance companies since December 1992 (the "Selected Transactions"): Conseco, Inc. - Transport Holdings; Conseco, Inc. - American Travellers Corporation; Conseco, Inc. - Capitol American Financial Corp.; GE Capital Corp. - Union Fidelity Life Insurance Co.; Trigon BCBS - Mid-South Insurance Co.; Humana, Inc. - EMPHESYS Financial Group; Torchmark Corp. - American Income Holdings, Inc.; GE Capital Corp. - Harcourt General, Inc.; Veritus, Inc. - Group America Insurance Co.; Conseco, Inc. - Bankers Life Holding Corp.; and UNUM Corp. - Colonial Companies, Inc. In reviewing these transactions, several factors were considered, including: (i) the lack of publicly available information for subsidiary and private company transactions which represent a significant portion of merger and acquisition activity within the accident and health insurance industry; and, (ii) the lack of directly comparable transactions. The Selected Transactions were not intended to represent the complete list of accident and health insurance company transactions which have occurred over the period contemplated. Rather, such transactions included only selected recent transactions involving accident and health insurance companies. Such transactions were used in this analysis because the companies involved were broadly deemed by DLJ to operate in similar businesses or have similar financial characteristics to PFS.


     DLJ reviewed the consideration paid in the Selected Transactions in terms of the price paid for the common stock as a multiple of LTM GAAP operating EPS and shareholders' equity per share as of September 30, 1996. DLJ also reviewed the consideration paid in such transactions in terms of the price paid for the common stock plus the amount of debt and preferred stock assumed, repaid or redeemed in such transactions (the "Transaction Value") as a multiple of statutory earnings for the LTM or LFY ended prior to the announcement of such transactions and as a multiple of statutory capital and surplus as of the end of the LFQ or LFY ended prior to the announcement of such transactions. In analyzing acquisitions of accident and health insurance companies, the purchase price paid may be expressed as a multiple of equity purchase price to GAAP operating EPS and to shareholders' equity per share and of Transaction Value to statutory earnings and to statutory capital and surplus. Variances in multiples for different transactions may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on capital. Since statutory earnings and statutory capital and surplus do not reflect the cost of a company's debt or preferred stock financing, which are usually at the holding company level rather than the insurance company level, multiples of statutory earnings and statutory capital and surplus are appropriately based on a Transaction Value which includes the cost of assuming, repaying or redeeming such debt or preferred stock financing. Since GAAP operating EPS and shareholders' equity per share already reflect the cost of a company's debt or preferred stock financing, analyses of multiples of GAAP operating EPS or shareholders' equity are based on the price paid for the company's common stock, which excludes the cost of assuming, repaying or redeeming such debt or preferred stock financing. Comparing the multiples of equity purchase price to the GAAP operating EPS and shareholders' equity per share of PFS and the multiples of Transaction Value to the statutory earnings and statutory capital and surplus of PFS with the multiples paid in other transactions indicates whether the valuation being placed on PFS is within the range of values paid for other accident and health insurance companies.

     The range of price as a multiple of LTM GAAP operating EPS for the Selected Transactions was 10.8x to 23.9x. The range of stock price as a multiple of LFQ shareholders' equity per share for the Selected Transactions was 1.17x to 2.80x. DLJ found ranges of Transaction Value as a multiple of LFY statutory earnings and of LFY or LFQ statutory capital and surplus of 5.1x to 44.8x and 1.30x to 10.55x, respectively. The average multiple of stock price to LTM GAAP operating EPS for the Selected Transactions was 13.8x. The average multiple of price to LFQ shareholders' equity per share for the Selected Transactions was 2.19x. The average multiples of Transaction Value to LFY statutory earnings and Transaction Value to LFY or LFQ statutory capital and surplus were 17.5x and 3.05x, respectively. The total consideration to be received by holders of PFS Common Stock would result in multiples of equity purchase price to LTM GAAP operating EPS and equity purchase price to LFQ shareholders' equity per share within or above the ranges outlined above. This consideration would also result in multiples of Transaction Value to LFY statutory earnings and Transaction Value to LFY statutory capital and surplus within the applicable ranges outlined above. Based on the consideration which DLJ assumed would be paid by Conseco, the implied multiple of the price paid for PFS Common Stock to LTM GAAP operating EPS was 11.4x. Based on the consideration which DLJ assumed would be paid by Conseco, the implied multiple of the price assumed to be paid for PFS Common Stock to PFS's shareholders' equity per share was 1.56x. Based on the consideration which DLJ assumed would be paid by Conseco, the implied multiples of Transaction Value to PFS's LFY statutory earnings and Transaction Value to PFS's LFY statutory capital and surplus were 45.2x and 3.35x, respectively.

     DLJ also determined the percentage premium of the offer prices (represented by the purchase price per share in cash transactions and the price of the constituent securities multiplied by the exchange ratio in the case of stock-for-stock mergers) over the public market trading prices one day, one week and one month prior to the announcement date of the Selected Transactions. The ranges of premiums of offer prices to public market trading prices one day, one week and one month prior to the announcement date for the Selected Transactions were (10.4%) to 54.8%, 1.0% to 56.7% and (6.0%) to 71.9% respectively. The average premiums of offer prices to public market trading prices one day, one week and one month prior to the announcement date for the Selected Transactions were 23.8%, 28.8% and 32.7%, respectively. The consideration which DLJ assumed would be received by holders of PFS Common Stock represented premiums to the trading prices of PFS Common Stock one day, one week and one month prior to December 6, 1996 of 35.1%, 35.1% and 49.3%, respectively. These premiums lie within the ranges outlined above.

     Analysis of PFS Common Stock Trading History. DLJ also examined the history of the trading prices for PFS Common Stock and the historical multiple of price to estimated GAAP operating EPS as represented by the historical values of PFS Common Stock. Since December 6, 1995, the multiple of price to GAAP operating EPS of PFS Common Stock has moved in a range from 5.5x to 10.7x, with an average of 7.3x. The consideration which DLJ assumed would be paid by Conseco to holders of PFS Common Stock represents a multiple of estimated 1997 GAAP operating EPS of 10.6x, which lies at the upper end of this range.


     Effect of the Acquisition on Conseco's Historical and Projected Financial Position and Earnings. DLJ analyzed certain pro forma financial effects resulting from the Merger. DLJ analyzed the pro forma effect of the Merger on Conseco's operating EPS and on Conseco's leverage ratios. DLJ has incorporated estimates of $20 million of expense savings (the specific components of which were not identified) as provided by the managements of both PFS and Conseco for the years 1997 and 1998 in its analysis although DLJ does not express an opinion as to the likelihood of such expense savings being realized. The results of the pro forma merger analysis are not necessarily indicative of future operating results or financial position. Based on this analysis, Conseco's shareholders' would realize EPS accretion of 5.1% and 5.2% in 1997 and 1998, respectively, versus PFS's projected results on a stand-alone basis. Pro forma for the Merger, Conseco's ratios of debt to total capitalization and debt and preferred stock to total capitalization as of September 30, 1996 would have been 33.0% and 35.9%, respectively.


     Because the Merger Consideration will be in the form of Conseco Common Stock, to provide comparative market information, DLJ compared selected historical and projected operating and financial ratios of Conseco to the corresponding data and ratios of certain selected publicly traded annuity companies and accident and health insurance companies which DLJ deemed relevant. Such comparable companies consisted of: Equitable of Iowa Cos., Liberty Financial Companies, Inc., Presidential Life Corp., SunAmerica Inc., and Western National Corp. (the "Selected Annuity Companies") and of AFLAC, Inc., PennCorp Financial Group, Inc., Provident Companies and UNUM Corp. (the "Selected Accident and Health Companies").


     Such analysis included, among other things, the multiples of stock price to GAAP operating EPS for 1996 and 1997 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service for the Selected Annuity Companies and the Selected Accident and Health Companies and management's projections for Conseco) and shareholders' equity per share as of September 30, 1996. Comparing the multiples of Conseco's stock price to estimated GAAP operating EPS and shareholders' equity per share with the multiples at which the Selected Annuity Companies and the Selected Accident and Health Companies trade indicates whether Conseco's stock price is within the range of values at which the Selected Annuity Companies and the Selected Accident and Health Companies trade. Conseco's estimated GAAP operating EPS and shareholders' equity per share used in this analysis were adjusted to give pro forma effect to: (1) the TOPrS Offering completed November 19, 1996; (2) the TruPS Offering completed November 27, 1996; (3) the ATC Merger completed December 17, 1996; (4) the Series D Call completed September 26, 1996; (5) the ALH Transaction completed September 30, 1996; (6) the LPG Merger completed effective July 1, 1996; (7) the acquisition of all of the outstanding common stock of CCP not previously owned by Conseco and related transactions (including the repayment of borrowings under Conseco's existing $250.0 million revolving credit agreement) completed August 31, 1995;
(8) the increase of Conseco's ownership in BLH to 90.4%, as a result of purchases of common shares of BLH by Conseco and BLH completed during 1995 and the first three months of 1996; (9) the issuance of 4.37 million shares of Conseco preferred redeemable increased dividend equity securities on January 23, 1996; (10) the BLH Tender Offer completed on February 28, 1996; (11) the debt restructuring of ALH completed during the fourth quarter of 1995; (12) the CAF Merger completed on March 4, 1997; (13) the THI Merger completed December 23, 1996; and, (14) the BLH Transaction completed on December 31, 1996.

     The low, average and high multiples of public stock price to estimated 1996 GAAP operating EPS were 11.2x, 13.4x and 19.3x, respectively, for the Selected
Annuity Companies and 13.1x, 15.7x and 17.2x, respectively, for the Selected Accident and Health Companies. The multiple of public stock price to Conseco's estimated 1996 GAAP operating EPS was 17.0x. This multiple is greater than the average multiple of the Selected Annuity Companies and the average multiple of the Selected Accident and Health Companies. The low, average and high multiples of public stock price to estimated 1997 GAAP operating EPS were 10.1x, 11.9x and 16.5x, respectively, for the Selected Annuity Companies and 10.9x, 13.3x and
14.8x, respectively, for the Selected Accident and Health Companies. The multiples of public stock price to Conseco's estimated 1997 GAAP operating EPS was 12.0x. This multiple is greater than the average multiple of the Selected Annuity Companies and less than the average multiple of the Selected Accident and Health Companies. The low, average and high multiples of public stock price to shareholders' equity per share as of September 30, 1996 were 1.00x, 1.56x and 2.12x, respectively, for the Selected Annuity Companies and 1.41x, 2.04x and
2.82x, respectively, for the Selected Accident and Health Companies. The multiple of public stock price to Conseco's shareholders' equity per share as of September 30, 1996 was 1.93x. This multiple is greater than the average multiple of the Selected Annuity Companies and less than the average multiple of the Selected Accident and Health Companies.

     Limitations of Opinion. The summary set forth above does not purport to be a complete description of the analyses performed by DLJ. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such opinions are not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the Merger and to add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses take as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses.

     Engagement and Fees Payable to DLJ. PFS selected DLJ as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger and is familiar with PFS, its business and the insurance industry. Pursuant to the terms of an engagement letter dated November, 26 1996, PFS has paid DLJ $350,000 for its services to date, including the delivery of the DLJ Opinion. In addition, PFS has agreed to pay DLJ 0.75% of the aggregate amount of consideration received by PFS shareholders and including in such consideration the amount of any debt of PFS assumed or repaid or preferred stock redeemed or remaining outstanding in connection with the Merger, less $350,000. PFS also agreed to reimburse DLJ for all out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel) incurred by DLJ in connection with its engagement and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and PFS believe are customary in transactions of this nature, were negotiated at arm's length between PFS and DLJ and the PFS Board of Directors was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Merger.

     DLJ has performed investment banking and other services for the Conseco in the past, including co-managing the TOPrS Offering completed November 19, 1996, and has received usual and customary compensation for such services. Additionally, DLJ has delivered: (i) an opinion as to the fairness, from a financial point of view to the shareholders of CAF of the consideration to be received by such shareholders in connection with the CAF Merger, (ii) an opinion as to the fairness, from a financial point of view to the shareholders of ATC of the exchange ratio applicable in connection with the ATC Merger, (iii) an opinion as to the fairness, from a financial point of view to the shareholders of THI of the exchange ratio applicable in connection with the THI Merger and
(iv) an opinion as to the fairness, from a financial point of view to the shareholders of LPG of the consideration to be received by such shareholders in connection with the LPG Merger.

CERTAIN CONSEQUENCES OF THE MERGER

     As a result of the Merger, the holders of PFS Common Stock will become shareholders of Conseco. See "Comparison of Shareholders' Rights." Upon the consummation of the Merger, each outstanding share of PFS Common Stock (other than shares of PFS Common Stock held as treasury stock by PFS) will be converted into the right to receive the Merger Consideration. Conseco will apply to have the additional shares of Conseco Common Stock issued pursuant to the Merger listed on the NYSE, and the approval of such shares for listing on the NYSE (subject to official notice of issuance) is a condition to the obligation of Conseco and PFS to effect the Merger. See "The Merger Agreement -- Conditions to the Merger." After consummation of the Merger and without giving effect to the proposed acquisition of CAF, the current Conseco shareholders would own approximately __ percent of the shares of Conseco Common Stock then outstanding, and the current holders of PFS Common Stock would own approximately ___ percent of such shares.

     See "The Merger Agreement -- Treatment of PFS Stock Options" for a description of the treatment of PFS Stock Options in the Merger. Conseco has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Conseco Common Stock for delivery upon exercise of PFS Stock Options assumed in accordance with the Merger Agreement.

CONDUCT OF THE BUSINESS OF CONSECO AND PFS AFTER THE MERGER

     Conseco's Board of Directors and management will not be affected by the Merger. See "Management of Conseco and PFS Upon Consummation of the Merger."

     Following the Merger, Conseco expects to achieve operating cost savings as a result of consolidation of certain Conseco and PFS operations through the elimination of redundant expenses, reductions in staff and the achievement of certain economies of scale. There can be no assurance that such cost savings will be realized as anticipated by Conseco.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


     SEVERANCE BENEFITS. Pursuant to the Merger Agreement, if, after the Effective Time, the employment of employees of PFS is terminated, the Employee Severance Pay Plan of Conseco shall be applicable to such employees giving credit for service to PFS or its subsidiaries as service to Conseco; provided, however, that employees of PFS or its subsidiaries who as of December 15, 1996 either (i) had a contract with PFS or one of its subsidiaries which provides for a greater payment upon termination of employment or (ii) were covered by the PFS severance policy for officers described below shall be entitled to the payments specified by such contract or policy in lieu of any amounts under the Employee Severance Pay Plan of Conseco. In addition, an aggregate of up to $5 million of additional payments may be paid within 12 months after the Effective Time to employees of PFS in such manner and proportions as shall be determined from time to time by the current chief executive officer of PFS after consultation with the Chief Operations Officer of Conseco or his designee.

     PFS has adopted a severance policy for officers of PFS and its subsidiaries which provides generally for severance payments equal to six months of base salary to officers of PFS and for payments of one month base salary for each year of service to officers of PFS's subsidiaries; provided that such severance payable to officers of PFS's subsidiaries shall be equal to not less than three months, and not more than six months, of base salary. In addition, the Merger Agreement provides for the termination of the existing employment agreements of Messrs. Nauert, Scheper and Brophy, executive officers of PFS, at the Effective Time. In connection therewith, at the Effective Time (x) Mr. Nauert will be entitled to receive $4.5 million and (y) Messrs. Scheper and Brophy will each be entitled to receive amounts equal to the present value, discounted at an annual rate of 8%, of an amount equal to the salary which would have been payable to such officer during the period from the Effective Time through August 31, 1998 based on rates of annual base salary payable to Messrs. Scheper and Brophy of $425,000 and $325,000, respectively. The agreements also provide for the payment under certain circumstances of certain health insurance benefits to Messrs. Scheper and Brophy until the employee reaches the age of 65.

     In addition to other agreements between PFS or its subsidiaries and certain of their officers, Billy B. Hill, Jr., an executive officer of PFS, will, in addition to the severance pay to which he is entitled under the severance policy for officers described above, be engaged under a retainer for legal services of $15,000 per month for the two years following termination of his employment.

     VESTING OF PFS STOCK OPTIONS. In accordance with the terms of the Merger Agreement and the Stock Plans, all outstanding PFS Stock Options will become immediately exercisable in full at the Effective Time. As a result of such acceleration, the following executive officers and directors of PFS will be able, at and after the Effective Time, to exercise their PFS Stock Options relating to the following number of additional shares of PFS Common Stock that would not yet otherwise be exercisable but for the Merger: Mr. Peter Nauert, 393,479 shares; Mr. Van Vleet, 2,154 shares; Mr. Robert Nauert, 1,274 shares; Mr. Scheper, 80,556 shares; Mr. Brophy, 105,416 shares; Mr. Fischer, 36,698 shares; Mr. Fiskow, 38,536 shares; and Mr. Vickers, 61,131 shares. See "The
Special Meeting -- Security Ownership of Certain Beneficial Owners and Management." The outstanding PFS Stock Options will be exercisable for the same aggregate consideration as would have been payable to exercise them immediately prior to the Effective Time and for the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such PFS Stock Option had been fully vested and exercised for PFS Common Stock immediately prior to the Effective Time and otherwise under the Stock Plans and the underlying stock option agreement.

     EMPLOYMENT ARRANGEMENTS. Conseco has entered into an Employment Agreement with Peter W. Nauert which provides for an employment term of one year commencing at the Effective Time. The Employment Agreement provides that Mr. Nauert will provide advice concerning the operation and management of PFS and its integration into the business of Conseco and such other executive services as the chief executive officer of Conseco or its marketing subsidiary may reasonably request. Mr. Nauert will be entitled to an annual salary of $1 million plus such cash bonuses or other incentive compensation as the Board of Directors of Conseco may approve in its sole discretion. He will also be entitled to participate in employee benefit plans and insurance programs currently offered by Conseco, or which it may adopt from time to time, for its executive management or supervisory personnel. As an inducement to Mr. Nauert to enter into the Employment Agreement, Conseco has agreed to grant Mr. Nauert at the Effective Time an option to purchase 100,000 shares of Conseco Common Stock at a purchase price of $30.125 per share, a price equal to the closing price of the Conseco Common Stock on December 13, 1996, the trading day immediately prior to the signing of the Merger Agreement. Such option, whether or not Mr. Nauert is then an employee of Conseco, shall vest automatically on December 15, 1997 and may be exercised at any time prior to the third anniversary of the Effective Time (unless Conseco and Mr. Nauert shall have extended the term of his employment beyond one year, in which event the option may be exercised at any time prior to the tenth anniversary of the Effective Time). The Employment Agreement may be extended by mutual agreement on the first anniversary of the Effective Time, at a salary and on such other terms as are mutually acceptable to Conseco and Mr. Nauert, which items shall include a grant to Mr. Nauert of an option to purchase a minimum of 200,000 shares of Conseco Common Stock at a purchase price of $30.125. Such option will vest in three equal annual installments beginning on the first anniversary of the Effective Time (if Mr. Nauert is an employee on such dates) and generally will expire at the earlier of
(i) ten years after the date of grant or (ii) termination of employment. Upon consummation of the Merger, Mr. Nauert's existing employment agreement with PFS will be terminated. Conseco has agreed to pay Mr. Nauert the sum of $4.5 million in consideration of the termination of the existing employment agreement, and he has agreed to pay to PFS the principal balance (currently $650,000) and accrued interest on the Non-Negotiable Promissory Note from Mr. Nauert to PFS.

     INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE. The Merger Agreement provides that the certificate of incorporation and by-laws of each of PFS and PFS's subsidiaries shall contain the provisions with respect to indemnification PFS and set forth therein on the date of the Merger Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of PFS or any of its subsidiaries (the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement), unless such modification is required by law. In addition, Conseco has agreed to enter into indemnification agreements covering the Indemnified Parties with respect to claims arising out of facts or events that occurred prior to the Effective Time. The foregoing provisions are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and the heirs and personal representatives of such Indemnified Party and shall be binding on all successors and assigns of Conseco.

ACCOUNTING TREATMENT

     Conseco intends to account for the Merger under the purchase method of accounting in accordance with APB Opinion No. 16, "Business Combinations." Under this method of accounting, the cost of acquiring all outstanding shares of PFS Common Stock and the assumption of all outstanding PFS Stock Options will be determined by the value at the Effective Time of the Merger Consideration and the Conseco Common Stock (or cash) to be issued to holders of PFS Stock Options, plus the direct costs associated with the Merger. Conseco will allocate such cost in establishing new accounting and reporting bases for the underlying acquired assets and liabilities based on their estimated fair values at the Effective Time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary description of the material United States federal income tax consequences of the Merger to PFS and the PFS stockholders. This summary is not a complete description of all of the tax consequences of the Merger and, in particular, does not address tax considerations which may affect the treatment of certain special status taxpayers such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies and foreign taxpayers. In addition, no information is provided herein with respect to the tax consequences of the Merger either under applicable foreign, state or local laws or to persons who acquire PFS Common Stock pursuant to employee stock options or otherwise as compensation.

     The following discussion is based on the Code, as in effect on the date of this Proxy Statement/Prospectus, without consideration of the particular facts or circumstances of any particular holder of PFS Common Stock. PFS and Conseco have not sought and will not seek any rulings from the Internal Revenue Service with respect to any of the matters discussed herein.

     The obligation of PFS to effect the Merger is conditioned on delivery to PFS of an opinion dated the date the Merger is closed (the "Closing Date") from McDermott, Will & Emery, counsel to PFS, or other legal counsel reasonably acceptable to PFS and Conseco, based on certain representations to be made by PFS and Conseco and on assumptions set forth in the opinion, that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368 (a)(2)(E) of the Code and, as a result, the stockholders of PFS will not be subject to federal income tax on their receipt, pursuant to the Merger, of shares of Conseco Common Stock in exchange for PFS Common Stock. Such opinion, however, will not be binding on the Internal Revenue Service.

     Based on such opinion, assuming that the Merger qualifies for federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and 368 (a)(2)(E) of the Code, the material federal income tax consequences of the Merger for the PFS stockholders and PFS will be as follows:

          (i) No gain or loss will be recognized by PFS stockholders upon their exchange of PFS Common Stock for Conseco Common Stock, except that any PFS stockholder who receives cash proceeds in lieu of a fractional share interest in Conseco Common Stock will recognize gain or loss equal to the difference between such cash proceeds and the stockholder's tax basis in the fractional share interest, determined as provided below, and such gain or loss will constitute a capital gain or loss if such stockholder's PFS Common Stock is held as a capital asset at the Effective Time;

          (ii) The tax basis in the Conseco Common Stock (including any fractional share interest deemed received and exchanged for a cash payment) received by a PFS stockholder in exchange for PFS Common Stock will be the same as such stockholder's tax basis in the PFS Common Stock surrendered in exchange therefor; and

          (iii) The holding period of the Conseco Common Stock (including any fractional share interest deemed received and exchanged for a cash payment) received by a PFS stockholder will include the period during which the PFS Common Stock surrendered in exchange therefor was held (provided that such PFS Common Stock was held by such PFS stockholder as a capital asset at the Effective Time).


     THE FOREGOING IS A GENERAL DISCUSSION OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER FOR PFS AND PFS STOCKHOLDERS AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH PFS STOCKHOLDER'S TAX STATUS AND ATTRIBUTES. ACCORDINGLY, EACH PFS STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH TAX LAWS.

REGULATORY APPROVALS

     ANTITRUST. Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Conseco and PFS filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on February 18, 1997. The FTC confirmed early termination of the required waiting period on February 24, 1997. At any time before or after the consummation of the Merger, and notwithstanding that the HSR Act waiting period has been terminated, the Antitrust Division of the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Conseco and PFS. At any time before or after the consummation of the Merger, and notwithstanding that the HSR Act waiting period has been terminated, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of PFS or businesses of Conseco or PFS. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     Conseco and PFS believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger, on antitrust grounds will not be made or that, if such a challenge were made, Conseco and PFS would prevail or would not be required to accept certain conditions, possibly including certain divestitures, in order to consummate the Merger.

     INSURANCE. The consummation of the Merger may require the approval of the Commissioners of the Departments of Insurance of Illinois, Oklahoma, and Wisconsin (the jurisdictions in which the insurance companies owned by PFS are domiciled). The Insurance Codes of such jurisdictions contain provisions applicable to the acquisition of control of a domiciled insurer, including a presumption of control that arises from the ownership of ten percent or more of the voting securities of a domiciled insurer or a person that controls a domiciled insurer. Appropriate filings with the Insurance Commissioners have been or will be made and it is anticipated, although there can be no assurance, that the approval of each of the Insurance Commissioners will be obtained.

NYSE LISTING OF CONSECO COMMON STOCK

     Pursuant to the Merger Agreement, Conseco is required to use commercially reasonable efforts to obtain listing on the NYSE of the shares of Conseco Common Stock to be issued in connection with the Merger. Approval of the listing on the NYSE of the shares of Conseco Common Stock to be issued in the Merger is a condition to the respective obligations of PFS and Conseco to consummate the Merger.

ABSENCE OF APPRAISAL RIGHTS

     Holders of PFS Common Stock will not be entitled to appraisal rights under the DGCL in connection with the Merger. Holders of Conseco Common Stock will not be entitled to appraisal rights under the Indiana Business Corporation Law (the "IBCL") in connection with the Merger. See "Comparison of Shareholders'
Rights -- Dissenters' Rights."

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the Merger Agreement, which is attached as Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Merger Agreement. All stockholders are urged to read the Merger Agreement in its entirety.

THE MERGER

     The Merger Agreement provides that, subject to satisfaction or waiver of the terms and conditions contained in the Merger Agreement, including the approval of the Merger Agreement and the Merger by the stockholders of PFS and the obtaining of required regulatory approvals, RAC will be merged with and into PFS, with PFS being the surviving corporation. As a result of the Merger, PFS would become a wholly owned subsidiary of Conseco. See "-- Conditions to the Merger" and "-- Termination."

EFFECTIVE TIME

     The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions and the requisite approval of the stockholders of PFS, the Merger will be consummated by, and will become effective on the date of,the filing of the Certificate of Merger with the Secretary of State of Delaware or at such time thereafter as is provided in the Certificate of Merger. The Merger Agreement may be terminated by either Conseco or PFS if, among other reasons, the Merger has not been consummated on or before March 31, 1997 (or May 31, 1997 under certain circumstances). See "-- Conditions to the Merger" and "-- Termination."

CONVERSION OF SHARES; EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL AMOUNTS

     At the Effective Time, pursuant to the Merger Agreement, each share of PFS Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held as treasury shares by PFS) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) if the Conseco Share Price is greater than or equal to $28.00 per share and less than or equal to $31.36 per share, .8928 of a share of Conseco Common Stock, (ii) if the Conseco Share Price is less than $28.00 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $25.00 by the Conseco Share Price or
(iii) if the Conseco Share Price is greater than $31.36 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $28.00 by the Conseco Share Price. The Conseco Common Stock to be issued to holders of shares of PFS Common Stock in accordance with the Merger and any cash to be paid in lieu of fractional shares of Conseco Common Stock are referred to collectively as the "Merger Consideration."

     In the event of any change in Conseco Common Stock between the date of the Merger Agreement and the Effective Time of the Merger by reason of any stock split, dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Conseco Common Stock to be issued and delivered in the Merger in exchange for each outstanding share of PFS Common Stock as provided in the Merger Agreement and the calculation of all share prices provided for in the Merger Agreement shall be proportionately adjusted.

     On ________ , 1997, the last full trading day for which information was available prior to the mailing of this Proxy Statement/Prospectus, the closing prices reported for shares of Conseco Common Stock and PFS Common Stock on the NYSE were $____ and $_____ per share, respectively. There can be no assurance or prediction, and neither Conseco nor PFS hereby make any assurance or prediction, as to the future prices of shares of Conseco Common Stock or PFS Common Stock.

     No fractional shares of Conseco Common Stock will be issued in connection with the Merger. Each PFS stockholder who otherwise would have been entitled to receive a fraction of a share of Conseco Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Conseco Common Stock multiplied by the Conseco Share Price.

     Promptly after the Effective Time, the Exchange Agent will mail to each record holder of Certificates, which prior thereto represented PFS Common Stock, a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the consideration to which such holder shall be entitled pursuant to the Merger Agreement. After receipt of such transmittal form, each holder of Certificates should surrender such Certificates to the Exchange Agent together with the letter of transmittal duly executed and completed in accordance with the instructions thereto, and each such holder will be entitled to receive in exchange therefor certificates for shares of Conseco Common Stock and a check for any cash which may be payable in lieu of a fractional share of Conseco Common Stock.

     PFS STOCKHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED A LETTER OF TRANSMITTAL AND INSTRUCTIONS.

     After the Effective Time, each outstanding Certificate (other than Certificates evidencing shares of PFS Common Stock held as treasury shares by
PFS), which prior thereto represented PFS Common Stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the Merger Consideration that the holder of such Certificate is entitled to receive pursuant to the terms of the Merger Agreement.

TREATMENT OF PFS STOCK OPTIONS

     From and after the Effective Time, each PFS Stock Option shall be exercisable, for the same aggregate consideration payable to exercise such PFS Stock Option immediately prior to the Effective Time, for the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such PFS Stock Option had been fully vested and exercised for shares of PFS Common Stock immediately prior to the Effective Time, and otherwise on the same terms and conditions as were applicable under the Stock Plans and the underlying stock option agreement; provided, that each PFS Stock Option, if not then vested, will vest in full at the Effective Time in accordance with the Stock Plans.

     Conseco has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Conseco Common Stock for delivery upon exercise of PFS Stock Options assumed in accordance with the Merger Agreement and to register such shares of Conseco Common Stock with the Commission pursuant to a Registration Statement on Form S-8.

TREATMENT OF PFS CONVERTIBLE SUBORDINATED NOTES

     At the Effective Time, each PFS Convertible Note shall automatically be convertible into the number of shares of Conseco Common Stock which the holder of such PFS Convertible Note would have been entitled to receive in the Merger if the holder had converted the PFS Convertible Note into shares of PFS Common Stock immediately before the Effective Time.

PFS EMPLOYEE MATTERS

     Pursuant to the Merger Agreement, Conseco will provide severance benefits for certain persons who are eligible employees of PFS or any of PFS's subsidiaries immediately prior to the Effective Time. See "The Merger - Interests of Certain Persons in the Merger - Severance Benefits."

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain customary representations and warranties relating to, among other things, (1) each of Conseco's, RAC's and PFS's organization and similar corporate matters; (2) each of Conseco's, RAC's and PFS's capital structure; (3) the authorization, execution, delivery, performance and enforceability of the Merger Agreement with respect to Conseco, RAC and PFS and related matters; (4) documents filed by each of Conseco and PFS with the Commission and the accuracy of information contained therein; (5) the absence of material changes with respect to the business of Conseco and PFS; and
(6) compliance with applicable laws.

CERTAIN COVENANTS

     The Merger Agreement contains certain customary covenants and agreements, including, without limitation, the following:

     CONDUCT OF BUSINESS. Pursuant to the Merger Agreement, Conseco has agreed that during the period from the date of the Merger Agreement until the Effective Time, Conseco shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time.

     Pursuant to the Merger Agreement, PFS has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement, as set forth on the Disclosure Schedules thereto or as otherwise consented to in writing by Conseco, PFS will, and will cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and not (without the prior consent of Conseco), among other things (1)(A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of PFS's outstanding capital stock (other than regular quarterly cash dividends not in excess of $0.055 per share of PFS Common Stock, with usual record and payment dates and in accordance with PFS's dividend policy); (B) split, combine or reclassify any of PFS's outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of PFS's outstanding capital stock; or
(C) purchase, redeem or otherwise acquire any shares of PFS's outstanding capital stock or any rights, warrants or options to acquire such shares; (2) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities, or any securities convertible into, or any rights, warrants, or options to acquire, any such shares other than upon the exercise of PFS Stock Options outstanding on the date of the Merger Agreement;
(3) amend its Certificate of Incorporation or By-laws; (4) acquire, form, or commence operations of any business; (5) sell, mortgage or otherwise encumber or otherwise dispose of any of its properties or assets that are material to PFS and its subsidiaries taken as a whole, except in the ordinary course of business; (6) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness under existing credit agreements or indebtedness owing to or guarantees of indebtedness owing to PFS or any subsidiary of PFS, or make any loans or advances to any other person (other than PFS or any subsidiary of PFS) other than routine advances to agents and employees; (7) make any tax election or settle or compromise any income tax liability that would reasonably be expected to be material to PFS and its subsidiaries taken as a whole; (8) pay, discharge, settle or satisfy any material claims, liabilities or obligations other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements of PFS filed with the Commission or incurred since the date of such financial statements in the ordinary course of business consistent with past practice; (9) invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its assets and properties, and any cash funds currently held by it, in any investments other than cash equivalent assets or in short-term investments, except (A) as otherwise required by law, (B) as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its actual or anticipated obligations or (C) in publicly traded corporate bonds that are rated investment grade by at least two nationally recognized statistical rating organizations; (10) except as may be required by law, (A) make any representation or promise to any employee or former director, officer, or employee of PFS or its subsidiaries that is inconsistent with the terms of any PFS benefit plan, (B) make any change to the contracts, salaries, wages, or other compensation of any employee or any agent or consultant of PFS or any subsidiary other than (i) changes that are required under existing contracts, (ii) with respect to employees, changes which are routine, in the ordinary course of business, consistent with past practices and not in excess of 6%, and (iii) with respect to agents or consultants, changes which are in the ordinary course of business and consistent with past practices,
(C) adopt, enter into, amend, alter or terminate any existing PFS benefit plan or any election made pursuant to the provisions of any existing PFS benefit plan, to accelerate any payments, obligations or vesting schedules under any existing PFS benefit plan, or (D) approve any general or company-wide pay increases for employees; (11) except in the ordinary course of business, materially modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which PFS or any subsidiary is a party or waive, release or assign any material rights or claims thereunder; or (12) hold any meeting of the PFS Board of Directors or the board of directors of any subsidiary or any committee of any such board, or take any action by written consent of any such board or committee, without providing to Conseco (A) notice of any such meeting no later than the date notice is given to the board of directors or in advance of the date of any proposed action by written consent and (B) with such notice, except as provided in the Merger Agreement, an agenda of the specific matters to be considered at such meeting or a copy of the proposed written consent.

     NO SOLICITATION. Pursuant to the Merger Agreement, PFS shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, PFS or any of its subsidiaries to, directly or indirectly, (1) solicit, initiate or encourage the submission of any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving PFS or any subsidiary of PFS, or any purchase of all or any significant portion of the assets of PFS or any subsidiary of PFS, or any equity interest in PFS or any subsidiary of PFS, other than the transactions contemplated by the Merger Agreement (each an "Acquisition Proposal"), or (2) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The foregoing shall not prohibit the PFS Board of Directors from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal if, and only to the extent that (1) the PFS Board of Directors, after consultation with and based upon the advice of outside counsel, determines in good faith that in order for the PFS Board of Directors to comply with its fiduciary duties to PFS stockholders under applicable law it should take such action and (2) prior to taking such action, PFS (A) provides reasonable notice to Conseco to the effect that it is taking such action and (B) receives from such person or entity an executed confidentiality agreement in reasonably customary form. The Merger Agreement provides that PFS shall (i) promptly advise Conseco orally and in writing of (A) the receipt by it (or any of the other entities or persons referred to above) after the date of the Merger Agreement of any Acquisition Proposal, or any inquiry which could lead to any Acquisition Proposal, (B) the material terms and conditions of such Acquisition Proposal or inquiry, and (C) the identity of the person making any such Acquisition Proposal or inquiry, and (ii) keep Conseco fully informed of the status and details of any such Acquisition Proposal or inquiry. Notwithstanding the immediately preceding sentence, PFS may delay providing any of the information described in clause (i)(B), (i)(C) or (ii) of such sentence if, and for so long as, the Board of Directors of PFS, after consultation with outside counsel, determines and continues to believe in good faith that in order to comply with its fiduciary duties to stockholders under applicable law it should not provide such information.

     INDEMNIFICATION OF DIRECTORS AND OFFICERS. Pursuant to the Merger Agreement, Conseco has agreed that the certificate of incorporation and by-laws of PFS and each of PFS's subsidiaries shall contain the provisions with respect to indemnification set forth therein on the date of the Merger Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the Indemnified Parties in respect of actions or omissions occurring at or prior to the Effective Time unless such modification is required by law. In addition, Conseco has agreed to enter into indemnification agreements with the Indemnified Parties.

CONDITIONS TO THE MERGER

     The respective obligations of Conseco and PFS to effect the Merger are subject to the following conditions, among others: (1) the Merger Agreement and the Merger shall have been approved and adopted by the stockholders of PFS; (2) all required consents, approvals, permits and authorizations to the consummation of the transactions contemplated hereby by PFS and Conseco shall be obtained, if necessary, from (A) the Commissioner of the Illinois, Oklahoma, and Wisconsin Departments of Insurance and (B) any other governmental entity whose consent, approval, permission or authorization is required by reason of a change in law after the date of the Merger Agreement, unless the failure to obtain such consent, approval, permission or authorization would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of PFS and its subsidiaries, taken as a whole, or on the validity or enforceability of the Merger Agreement; (3) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired; (4) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; (5) the shares of Conseco Common Stock issuable to PFS's stockholders pursuant to the Merger Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance; and (6) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order. If all governmental and regulatory consents have been obtained except for insurance regulatory approval for any life insurance subsidiary which does not constitute a "significant subsidiary" (as defined in the Merger Agreement), then Conseco has the option to cause certain actions specified in the Merger Agreement to be taken in order to consummate the Merger.

     The obligation of Conseco to effect the Merger is subject to, among other things, the following additional conditions: (1) the representations and warranties of PFS contained in the Merger Agreement shall have been true and correct on the date of the Merger Agreement and on the Closing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of PFS and its subsidiaries taken as a whole; and (2) PFS shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date.

     The obligation of PFS to effect the Merger is subject to, among other things, the following additional conditions: (1) the representations and warranties of Conseco and RAC contained in the Merger Agreement shall have been true and correct on the date of the Merger Agreement and on the Closing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries taken as a whole; (2) Conseco and RAC shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time; and (3) PFS shall have received the opinion dated the Closing Date of McDermott, Will & Emery, counsel to PFS, or such other legal counsel reasonably acceptable to PFS and Conseco, to the effect that the Merger will be treated as a reorganization under Section 368(a)(2)(E) of the Code as a result of which the stockholders of PFS will not be subject to federal income tax on the receipt of shares of Conseco Common Stock in exchange for shares of PFS Common Stock pursuant to the Merger.


     The Merger Agreement provides that each party may waive any inaccuracies in the representations and warranties of the other party in the Merger Agreement or any document delivered pursuant to the Merger Agreement. The Merger Agreement also provides that each party may waive compliance with any of the agreements or conditions of the other party, provided that no such waiver may be made after approval by the PFS stockholders which reduces the consideration payable in the Merger or adversely affects the rights of the PFS stockholders.


TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of the Merger Agreement and the Merger by PFS's stockholders at the Special Meeting: (1) by the mutual written consent of Conseco and PFS ; or (2) by Conseco or PFS (A) if, upon a vote at a duly held meeting of the stockholders of PFS or any adjournment thereof, any required approval of the stockholders of PFS shall not be obtained;
(B) at any time after March 31, 1997, if the Merger shall not have been consummated by such date, unless the failure to consummate the Merger is the result of a willful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; provided, however, that either party may by notice to the other party extend such date to May 31, 1997 unless there is then in effect a temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger; (C) if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or (D) if the PFS Board of Directors shall have exercised its rights set forth in Section 4.9 of the Merger Agreement (summarized below under "-- Right of PFS Board of Directors to Withdraw its Recommendation").

     If the Merger Agreement is validly terminated as described above, the Merger Agreement shall become void and have no effect, except for certain covenants regarding brokers, confidentiality and, as described below under "-- Expenses," payment of expenses, and except that no party thereto will be relieved of any liability for damages that such party may have to the other party by reason of such party's breach of the Merger Agreement.

RIGHT OF PFS BOARD OF DIRECTORS TO WITHDRAW ITS RECOMMENDATION

     Under the Merger Agreement, the PFS Board of Directors shall not (1) withdraw or modify, in a manner materially adverse to Conseco, the approval or recommendation by the PFS Board of Directors of the Merger Agreement or the Merger or (2) enter into any agreement with respect to any Acquisition Proposal, unless PFS receives an Acquisition Proposal and the PFS Board of Directors determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law the PFS Board of Directors should withdraw or modify, in a manner materially adverse to Conseco, its approval or recommendation of the Merger Agreement or the Merger, or enter into an agreement with respect to such Acquisition Proposal or terminate the Merger Agreement. In the event the PFS Board of Directors takes any of the foregoing actions, PFS shall, concurrently with the taking of any such action, pay to Conseco the fee described in "-- Breakup Fee."

 BREAKUP FEE

     PFS has agreed to pay to Conseco upon demand $8.0 million (a "Breakup Fee"), payable in same-day funds, if a bona fide Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to PFS (or the willingness of any person to make such an Acquisition Proposal is publicly disclosed or communicated to PFS) and the PFS Board of Directors, in accordance with Section
4.9 of the Merger Agreement (summarized above under "-- Right of PFS Board of Directors to Withdraw its Recommendation"), withdraws or modifies in a manner materially adverse to Conseco its approval or recommendation of the Merger Agreement or the Merger, or enters into an agreement with respect to such Acquisition Proposal (other than a confidentiality agreement as contemplated by the Merger Agreement), or terminates the Merger Agreement; provided, however that no Breakup Fee shall be payable if the Merger Agreement shall have been terminated in accordance with certain provisions of the Merger Agreement.

EXPENSES

     In the absence of a requirement to pay a Breakup Fee and except as provided in the following paragraph, whether or not the Merger is consummated, each of PFS and Conseco will pay its own costs and expenses incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the
transactions   contemplated   thereby.

     Unless Conseco is materially in breach of the Merger Agreement or is unable to satisfy certain closing conditions in the Merger Agreement, PFS has agreed to pay to Conseco upon demand an amount not to exceed $1 million to reimburse Conseco for its reasonable out-of-pocket fees and expenses in connection with the Merger or the consummation of the transactions contemplated by the Merger Agreement, payable in same-day funds, if the requisite approval of PFS's stockholders for the Merger is not obtained and all other closing conditions contained in the Merger Agreement have been satisfied or waived or, with respect to any condition not then satisfied, it is substantially likely that such condition will be satisfied on or before May 31, 1997 through the exercise of commercially reasonable efforts to procure the satisfaction thereof. See "-- Termination."

MODIFICATION OR AMENDMENT

     Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, PFS and Conseco may modify or amend the Merger Agreement, by written agreement executed and delivered by their duly authorized officers; provided, however, that after approval of the Merger by the stockholders of PFS, no amendment may be made which reduces the consideration payable in the Merger or adversely affects the rights of the PFS's stockholders under the Merger Agreement without the approval of such stockholders.

PFS AFFILIATE REGISTRATION RIGHTS

     Conseco has agreed to maintain the effectiveness of the Registration Statement subsequent to the consummation of the Merger for the purpose of resales of Conseco Common Stock by persons who, at the time the Merger is submitted to the shareholders of PFS for approval, were "affiliates" of PFS for purposes of Rule 145 under the Securities Act, but shall not thereafter be required to file any post-effective amendment thereto. Conseco shall not otherwise be required to maintain the effectiveness of the Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Conseco Common Stock by such affiliates.

     Conseco has agreed to indemnify such affiliates, each of their officers and directors and partners, and each person controlling such affiliates within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in such registration statement or prospectus, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances in which they were made, not misleading, or any violation by Conseco of the Securities Act or any rule or regulation in connection with such registration, and reimburse each such person for any legal and any other expenses reasonably incurred (as they are incurred) in connection with investigating, preparing or defending any such claim, loss, damage, liability or action.

STOCKHOLDER LITIGATION

     The Merger Agreement provides that PFS shall give Conseco the opportunity to participate in the defense or settlement of any stockholder litigation against PFS and its directors relating to the transactions contemplated by the Merger Agreement; provided, however, that no such settlement shall be agreed to without Conseco's consent, which consent shall not be unreasonably withheld.

        UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF CONSECO


     The unaudited pro forma consolidated statement of operations data for Conseco for the year ended December 31, 1996, reflects certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1996: (i) the issuance of
4.37 million shares of Conseco PRIDES in January 1996; (ii) the BLH Tender Offer; (iii) the LPG Merger; (iv) the Series D Call; (v) the ALH Stock Purchase;
(vi) the TOPrS Offering; (vii) the TruPS Offering; (viii) the ATC Merger; (ix) the THI Merger; (x) the BLH Merger; and (xi) the CAF Merger. The unaudited pro forma consolidated statement of operations data for the year ended December 31, 1996, also reflects pro forma adjustments for the Merger, as if the Merger had occurred on January 1, 1996.

     The unaudited pro forma consolidated balance sheet of Conseco as of December 31, 1996, gives effect to the following transactions as if each had occurred on December 31, 1996: (i) the CAF Merger (which has already occurred); and (ii) the Merger.

     The pro forma consolidated financial statements are based on the historical financial statements of Conseco and PFS and are qualified in their entirety by, and should be read in conjunction with, these financial statements and the notes thereto. The pro forma data are not necessarily indicative of the results of operations or financial condition of Conseco had these transactions occurred on January 1, 1996, nor the results of future operations. Conseco anticipates cost savings and additional benefits as a result of certain of the transactions contemplated in the pro forma financial statements. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial statements. Certain amounts from the prior periods have been reclassified to conform to the current presentation.

     The unaudited pro forma consolidated financial statements reflect cost allocations for the LPG Merger, the ALH Stock Purchase, the ATC Merger, the THI Merger, the BLH Merger, the CAF Merger and the Merger using estimated values of the assets and liabilities of LPG, ALH, ATC, THI, BLH, CAF and PFS as of the assumed merger dates based on appraisals and other studies, which are not yet complete. Accordingly, the final allocations will be different than the amounts included in the accompanying pro forma consolidated financial statements. Although the final allocations will differ, the pro forma consolidated financial statements reflect management's best estimate based on currently available information as if the LPG Merger, the ALH Stock Purchase, the ATC Merger, the THI Merger, the BLH Merger, the CAF Merger and the Merger had occurred on the assumed merger dates.


                         CONSECO, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the year ended December 31, 1996
                              (Dollars in millions)
                                   (unaudited)
                                                                      Pro forma
                                                                     adjustments                     LPG       Pro forma
                                                                      reflecting                  historical  adjustments
                                                                       various      Pro forma         at      reflecting  Pro forma
                                                       Conseco          other        Conseco       June 30,     the LPG    Conseco
                                                     as reported     transactions    subtotals       1996       Merger  subtotals(a)
                                                     -----------     ------------   ---------      --------   ----------  ----------
Revenues:
     Insurance policy income                           $1,654.2      $   -          $1,654.2       $155.8    $    -       $1,810.0
     Net investment income                              1,302.5                      1,302.5        148.3        7.4 (6)   1,459.6
                                                                                                                 (.2)(7)
                                                                                                                 2.2 (8)
                                                                                                                 (.6)(9)
     Net investment gains                                  30.4                         30.4          2.3        1.9 (6)      34.6
     Fee revenue and other income                          49.8                         49.8          2.6                     52.4
     Restructuring income                                  30.4                         30.4                                  30.4
                                                       --------      -------        --------     --------    -------      --------
            Total revenues                              3,067.3                      3,067.3        309.0       10.7       3,387.0
                                                       --------      -------        --------     --------    -------      --------

Benefits and expenses:
     Insurance policy benefits and change
       in future policy benefits                        1,195.0                      1,195.0         69.5                  1,264.5
     Interest expense on annuities and financial
       products                                           668.6                        668.6         88.6                    757.2
     Interest expense on notes payable                    108.1         (1.2)(1)       105.3         11.8        (.6)(9)     116.1
                                                                        (1.6)(2)                                 (.4)(10)
     Interest expense on investment borrowings             22.0                         22.0          2.1                     24.1
     Amortization related to operations                   240.0                        240.0         65.6       (2.4)(11)    310.3
                                                                                                                 7.1 (12)

     Amortization related to realized gains                36.0                         36.0          0.1        1.8 (13)     37.9
     Acquisition and merger expenses                         -                                        7.9       (7.9)(14)       -
     Other operating costs and expenses                   304.0                        304.0         35.9                    339.9
                                                       --------      -------        --------     --------    -------      --------
            Total benefits and expenses                 2,573.7         (2.8)        2,570.9        281.5       (2.4)      2,850.0
                                                       --------      -------        --------     --------    -------      --------

            Income before income taxes, minority
                interest and extraordinary charge         493.6          2.8           496.4         27.5       13.1         537.0
Income tax expense                                        179.8          1.0 (3)       180.8         11.6        5.5 (15)    197.9
                                                       --------      -------        --------     --------    -------      --------
            Income before  minority interest
                and extraordinary charge                  313.8          1.8           315.6         15.9        7.6         339.1
Minority interest in consolidated subsidiaries:
     Company-obligated mandatorily redeemable
       preferred securities of subisidiary trusts           3.6                         3.6                                    3.6
     Equity in earnings                                    22.4           .1 (4)       22.5                                   22.5
     Dividends on preferred stock                           8.9                         8.9                                    8.9
                                                       --------      -------        --------     --------    -------      --------

            Income before extraordinary charge         $  278.9      $   1.7        $ 280.6      $   15.9    $   7.6      $  304.1
                                                       ========      =======        ========     ========    =======      ========

Earnings per common share and common equivalent share:
     Primary:
         Weighted average shares outstanding              126.8           .9 (5)      127.7                     16.1 (16)    143.8
                                                       ========      =======        ========                 =======      ========
         Income before extraordinary  charge              $2.12                       $2.12                                  $2.05
                                                       ========                     ========                              ========

     Fully diluted:
         Weighted average shares outstanding              142.5           .9 (5)      143.4                     16.1 (16)    159.5
                                                       ========      =======        ========                 =======      ========
         Income before extraordinary  charge              $1.96                       $1.96                                  $1.91
                                                       ========                     ========                              ========

(a) Amounts are carried forward to page 54

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                         CONSECO, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1996
                              (Dollars in millions)
                                   (unaudited)

                                                            Pro forma                      Pro forma
                                            Pro forma      adjustments     Pro forma      adjustments      Pro forma
                                             Conseco     reflecting the     Conseco      reflecting the     Conseco
                                          subtotals(a)    Series D Call    subtotals   ALH Stock Purchase  subtotals (b)
                                            ---------     ------------    -----------   ---------------    --------
Revenues:
 Insurance policy income                   $1,810.0                        $1,810.0        $  -             $1,810.0
 Net investment income                      1,459.6                         1,459.6          0.9 (19)        1,460.2
                                                                                            (0.3)(20)


  Net realized gains                           34.6                            34.6          2.5 (19)           37.1
  Fee revenue and other income                 52.4                            52.4                             52.4
  Restructuring income                         30.4                            30.4                             30.4
                                           --------                        --------        -----            --------
         Total revenues                     3,387.0                         3,387.0          3.1             3,390.1
                                           --------                        --------        -----            --------

Benefits and expenses:
 Insurance policy benefits and
   change in future policy benefits         1,264.5                         1,264.5                          1,264.5
 Interest expense on annuities and
   financial products                         757.2                           757.2                            757.2
 Interest expense on notes payable            116.1                           116.1          8.7 (20)          124.2
                                                                                             (.6)(21)

 Interest expense on investment
    borrowings                                 24.1                            24.1                             24.1
 Amortization related to operations           310.3                           310.3        (17.3)(19)          310.3
                                                                                             1.1 (19)
                                                                                            16.2 (19)
 Amortization related to realized gains        37.9                            37.9          4.8 (19)           42.7
 Acquisition and merger expenses                 -                                                                -
 Other operating costs and expenses           339.9                           339.9                            339.9
                                           --------                        --------        ------           --------

        Total benefits and expenses         2,850.0                         2,850.0         12.9             2,862.9
                                           --------                        --------        ------           --------

        Income before income taxes,
            minority interest and
            extraordinary charge              537.0                           537.0         (9.8)              527.2
Income tax expense                            197.9                           197.9         (1.3)(22)          193.6
                                                                                            (3.0)(22)
                                           --------                        --------        ------           --------

        Income before minority interest
            and extraordinary charge          339.1                          339.1          (5.5)              333.6

Minority interest in consolidated
   subsidiaries:
     Company-obligated mandatorily
       redeemable preferred securities
       of subsidiary trusts                     3.6                            3.6                               3.6
     Equity in earnings                        22.5                           22.5         (13.6)(23)            8.9
     Dividends on preferred stock               8.9                            8.9          (1.0)(23)            7.9
                                           --------                         ------       --------           --------

        Income before extraordinary
           charge                          $  304.1                       $  304.1         $  9.1           $  313.2
                                           ========                       ========         ======           ========

Earnings per common share and common
 equivalent share:
   Primary:
     Weighted average shares outstanding      143.8          12.1 (17)       155.9                            155.9
                                              =====          ====            =====                            =====
     Income before extraordinary  charge      $2.05                          $1.95 (18)                       $2.01
                                              =====                          =====                            =====

   Fully diluted:
     Weighted average shares outstanding      159.5                          159.5                            159.5
                                              =====                          =====                            =====
     Income before extraordinary charge       $1.91                          $1.91                            $1.96
                                              =====                          =====                            =====

(a)  Amounts have been carried forward from page 53.
(b)  Amounts are carried forward to page 55.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                         CONSECO, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the year ended December 31, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)

                                                                     Pro forma
                                                                    adjustments                  Pro forma
                                                                     relating                    adjustments
                                                        Pro forma     to the       Pro forma     relating to  Pro forma
                                                         Conseco      TOPrS         Conseco       the TruPS    Conseco
                                                        subtotals(a) Offering      subtotals      Offering     subtotals(b)
                                                        ---------    --------       --------     ---------    ---------
Revenues:
     Insurance policy income                           $1,810.0       $   -         $1,810.0     $    -       $1,810.0
     Net investment income                              1,460.2                      1,460.2                   1,460.2


     Net realized gains                                    37.1                         37.1                      37.1
     Fee revenue and other income                          52.4                         52.4                      52.4
     Restructuring income                                  30.4                         30.4                      30.4
                                                       --------      -------        --------     --------     --------
            Total revenues                              3,390.1                      3,390.1                   3,390.1
                                                       --------      -------        --------     --------     --------

Benefits and expenses:
     Insurance policy benefits and change in future
       policy benefits                                  1,264.5                      1,264.5                   1,264.5
     Interest expense on annuities and financial
       products                                           757.2                        757.2                     757.2
     Interest expense on notes payable                    124.2        (15.6)(24)      108.6        (18.5)(27)    90.1



     Interest expense on investment borrowings             24.1                         24.1                      24.1
     Amortization related to operations                   310.3                        310.3                     310.3

     Amortization related to realized gains                42.7                         42.7                      42.7
     Other operating costs and expenses                   339.9                        339.9                     339.9
                                                       --------      -------        --------     --------     --------
            Total benefits and expenses                 2,862.9        (15.6)        2,847.3        (18.5)     2,828.8
                                                       --------      -------        --------     --------     --------

            Income before income taxes, minority
                interest and extraordinary charge         527.2         15.6           542.8         18.5        561.3
Income tax expense                                        193.6          5.5 (25)      199.1          6.5 (28)   205.6
                                                       --------      -------        --------      -------     --------
            Income before  minority interest
                and extraordinary charge                  333.6         10.1           343.7         12.0        355.7

Minority interest in consolidated subsidiaries:
     Company - obligated mandatorily
       redeemable preferred securities of subsidiary
       trusts                                               3.6         14.5 (26)       18.1         16.6 (29)    34.7
     Equity in earnings                                     8.9                          8.9                       8.9
     Dividends on preferred  stock                          7.9                          7.9                       7.9

                                                       --------      -------        --------     --------     --------

            Income before extraordinary charge         $  313.2      $  (4.4)       $  308.8     $   (4.6)    $  304.2
                                                       ========      =======        ========     ========     ========

Earnings per common share and common equivalent share:
     Primary:
         Weighted average shares outstanding              155.9                        155.9                     155.9
                                                       ========                     ========                     =====
         Income before extraordinary  charge              $2.01                        $1.98                     $1.95
                                                       ========                     ========                     =====

     Fully diluted:
         Weighted average shares outstanding              159.5                        159.5                     159.5
                                                       ========                      =======                     =====
         Income before extraordinary  charge              $1.96                        $1.94                     $1.91
                                                       ========                      =======                     =====

(a)  Amounts have been carried forward from page 54.
(b)  Amounts are carried forward to page 56.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                          CONSECO, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the year ended December 31, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)


                                                            Pro forma
                                                           adjustments
                                  Pro forma                  relating       Pro forma
                                   Conseco        ATC        to the          Conseco
                                 subtotals(a)  historical   ATC Merger     subtotals (b)
                                  ---------   ------------  ----------     ---------
Revenues:
 Insurance policy income         $1,810.0       $ 385.6       $     -       $2,195.6

 Net investment income            1,460.2          46.0            1.4 (30)  1,507.6




  Net investment gains               37.1           (.2)           (.4)(30)     36.5
  Fee revenue and other income       52.4                                       52.4
  Restructuring income               30.4                                       30.4
                                ---------      --------       --------      --------
         Total revenues           3,390.1         431.4            1.0       3,822.5
                                ---------      --------       --------      --------

Benefits and expenses:
 Insurance policy benefits
   and change in future
   policy benefits                1,264.5         262.5                      1,527.0
 Interest expense
   on annuities and
   financial products               757.2                                      757.2
 Interest expense on
   notes payable                     90.1           7.5            2.0 (31)     94.4
                                                                  (5.2)(32)

  Interest expense on
   investment borrowings             24.1                                       24.1
  Amortization related
    to operations                   310.3          23.2          (23.2)(33)    351.7
                                                                  28.1 (33)
                                                                  13.3 (34)
  Amortization related
    to realized gains                42.7                                      42.7
  Other operating
   costs and expenses               339.9          85.7                       425.6
                                ---------      --------       --------      -------
        Total benefits
         and expenses             2,828.8         378.9           15.0      3,222.7
                                ---------      --------       --------      -------

        Income before income
            taxes, minority interest
            and extraordinary
            charge                  561.3          52.5          (14.0)       599.8
Income tax expense                  205.6          17.7            (.2)(35)   223.1
                                ---------     ---------       --------      -------
        Income before
            minority interest
            and extraordinary
            charge                  355.7          34.8          (13.8)       376.7

Minority interest in consolidated
   subsidiaries:
   Company - obligated
     mandatorily redeemable
     preferred securities of
     subsidiary trusts               34.7                                     34.7
   Equity in earnings                 8.9                                      8.9
   Dividends on preferred stock       7.9                                      7.9
                                 --------     ---------       --------      ------
        Income before
            extraordinary
            charge               $  304.2      $   34.8       $  (13.8)     $325.2
                                 ========      ========       ========     =======







Earnings per common share and
 common equivalent share:
 Primary:
     Weighted average
       shares outstanding           155.9                         21.0 (36)   176.9
                                     ====                       ======        =====
     Income before
       extraordinary  charge        $1.95                                     $1.84
                                    =====                                     =====

 Fully diluted:
     Weighted average shares
       outstanding                  159.5                         28.9 (36)   188.4
                                     ====                       ======        ====
     Income before
       extraordinary charge         $1.91                                     $1.73
                                    =====                                     =====

(a) Amounts have been carried forward from page 55.
(b) Amounts are carried forward to page 57.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                          CONSECO, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the year ended December 31, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)



                                                            Pro forma
                                                           adjustments
                                  Pro forma                  relating      Pro forma
                                   Conseco        THI        to the         Conseco
                                  subtotals(a) historical   THI Merger     subtotals (b)
                                  ----------  ------------  ----------     ---------
Revenues:
 Insurance policy income         $2,195.6       $ 109.8       $     -       $2,305.4
  Net investment income           1,507.6          39.1           (2.0)(37)  1,544.7
  Net investment gains               36.5            .3            (.3)(37)     36.5
  Fee revenue and other income       52.4           3.1                         55.5
  Restructuring income               30.4                                       30.4
                                ---------      --------       --------      --------
        Total revenues            3,822.5         152.3           (2.3)      3,972.5
                                ---------      --------       --------      --------

Benefits and expenses:
 Insurance policy benefits
   and change in future
   policy benefits                1,527.0          70.5                      1,597.5
 Interest expense
   on annuities and
   financial products               757.2                                      757.2
 Interest expense on
   notes payable                     94.4           8.9           (8.9)(38)    100.8
                                                                   6.4 (38)
  Interest expense on
   investment borrowings             24.1                                       24.1
  Amortization related
    to operations                   351.7           8.5           (8.5)(39)    365.9
                                                                  14.2 (39)
  Amortization related
    to realized gains                42.7                                       42.7
  Loss on sale of long-term
    care business                      -           (1.0)           1.0 (40)       -
  Other operating
   costs and expenses               425.6          29.7                        455.3
                                ---------      --------       --------       -------
        Total benefits
         and expenses             3,222.7         116.6            4.2       3,343.5
                                ---------      --------       --------       -------

        Income before income
            taxes, minority interest
            and extraordinary
            charge                  599.8          35.7           (6.5)        629.0
Income tax expense                  223.1          12.5           (2.3)(41)    233.3
                                ---------     ---------       --------       -------
        Income before
            minority interest
            and extraordinary
            charge                  376.7          23.2           (4.2)        395.7

Minority interest in consolidated
   subsidiaries:
     Company - obligated
       mandatorily redeemable
       preferred securities of
       subsidiary trusts             34.7                                       34.7
     Equity in earnings               8.9                                        8.9
     Dividends on preferred stock     7.9                                        7.9
                                 --------     ---------       --------       -------
        Income before
            extraordinary
            charge               $  325.2      $   23.2       $   (4.2)      $ 344.2
                                 ========      ========       ========       =======










Earnings per common share and
 common equivalent share:
   Primary:
     Weighted average
       shares outstanding           176.9                          9.1 (42)   186.0
                                    =====                       ======        ====
     Income before
       extraordinary  charge        $1.84                                     $1.85
                                    =====                                     =====

   Fully diluted:
     Weighted average shares
       outstanding                  188.4                          9.1 (42)   197.5
                                    =====                       ======         ====
     Income before
       extraordinary charge         $1.73                                     $1.75
                                    =====                                     =====

(a)  Amounts have been carried forward from page 56.
(b)  Amounts are carried forward to page 58.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                          CONSECO, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the year ended December 31, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)



                                                           Pro forma
                                                          adjustments
                                            Pro forma       relating    Pro forma
                                             Conseco        to the       Conseco
                                            subtotals (a)  BLH Merger   subtotals (b)
                                            ----------     -----------  ---------
Revenues:
  Insurance policy income                  $2,305.4        $    (.1)(43) $2,305.3
  Net investment income                     1,544.7              .1 (43)  1,544.8
  Net investment gains                         36.5             (.1)(43)     36.4
  Fee revenue and other income                 55.5                          55.5
  Restructuring income                         30.4                          30.4
                                           ---------        --------      --------
        Total revenues                      3,972.5             (.1)      3,972.4
                                          ---------        --------      --------

Benefits and expenses:
 Insurance policy benefits
   and change in future
   policy benefits                          1,597.5            (1.8)(43)  1,595.7
 Interest expense
   on annuities and
   financial products                         757.2                         757.2
 Interest expense on
   notes payable                              100.8                         100.8
  Interest expense on
   investment borrowings                       24.1                          24.1
  Amortization related
    to operations                             365.9             1.0 (43)    366.9
  Amortization related
    to realized gains                          42.7                          42.7
  Other operating
   costs and expenses                         455.3             2.0 (43)    457.3
                                          ---------        --------       -------
        Total benefits
         and expenses                       3,343.5             1.2       3,344.7
                                          ---------        --------       -------

        Income before income
            taxes, minority interest
            and extraordinary
            charge                            629.0            (1.3)        627.7
Income tax expense                            233.3             (.2)(44)    233.1
                                          ---------        --------       -------
        Income before
            minority interest
            and extraordinary
            charge                            395.7            (1.1)        394.6

Minority interest in consolidated
   subsidiaries:
     Company - obligated
       mandatorily redeemable
       preferred securities of
       subsidiary trusts                       34.7                          34.7
     Equity in earnings                         8.9            (8.9)(45)       -
     Dividends on preferred stock               7.9                           7.9
                                           --------        --------       -------
        Income before
            extraordinary charge           $  344.2        $    7.8       $ 352.0
                                           ========        ========       =======















Earnings per common share and
 common equivalent share:
   Primary:
     Weighted average
       shares outstanding                     186.0             3.9 (46)    189.9
                                               ====          ======          ====
     Income before
       extraordinary  charge                  $1.85                         $1.85
                                              =====                         =====

   Fully diluted:
     Weighted average shares
       outstanding                            197.5             3.9 (46)    201.4
                                               ====          ======          ====
     Income before
       extraordinary charge                   $1.75                         $1.75
                                              =====                         =====

(a)  Amounts have been carried forward from page 57.
(b)  Amounts are carried forward to page 59.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                       58

                          CONSECO, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the year ended December 31, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)



                                                            Pro forma
                                                           adjustments     Pro forma
                                  Pro forma                  relating       Conseco
                                   Conseco        CAF        to the        before the
                                 subtotals(a)  historical   CAF Merger       Merger (b)
                                  ---------   ------------  ----------     ----------
Revenues:
     Insurance policy income     $2,305.3       $ 294.5       $     -       $2,599.8
     Net investment income        1,544.8          56.6           (3.4)(47)  1,598.0


     Net investment gains            36.4            .2            (.2)(47)     36.4
     Fee revenue and other income    55.5                                       55.5
     Restructuring income            30.4                                       30.4
                                ---------      --------       --------      --------
         Total revenues           3,972.4         351.3           (3.6)      4,320.1
                                ---------      --------       --------      --------

Benefits and expenses:
     Insurance policy benefits
       and change in future
       policy benefits            1,595.7         172.1           (3.0)(48)  1,764.8
     Interest expense
       on annuities and
       financial products           757.2                                      757.2
     Interest expense on
       notes payable                100.8           2.2           (2.2)(49)    138.7
                                                                  37.9 (50)

     Interest expense on
       investment borrowings         24.1                                       24.1
     Amortization related
       to operations                366.9          23.6          (23.6)(51)    403.1
                                                                  31.1 (51)
                                                                   5.1 (52)
     Amortization related
       to realized gains             42.7                                       42.7
     Other operating
       costs and expenses           457.3          78.6                        535.9
                                ---------      --------       --------      --------
        Total benefits
         and expenses             3,344.7         276.5           45.3       3,666.5
                                ---------      --------       --------      --------

        Income before income
            taxes, minority interest
            and extraordinary
            charge                  627.7          74.8          (48.9)        653.6
Income tax expense                  233.1          26.1          (15.3)(53)    243.9
                                ---------     ---------       --------      --------
        Income before
            minority interest
            and extraordinary
            charge                  394.6          48.7          (33.6)        409.7

Minority interest in consolidated
   subsidiaries:
     Company - obligated
       mandatorily redeemable
       preferred securities of
       subsidiary trusts             34.7                                       34.7
   Dividends on preferred stock       7.9                                        7.9
                                 --------     ---------       --------       -------
        Income before
            extraordinary
            charge               $  352.0      $   48.7       $  (33.6)      $ 367.1
                                 ========      ========       ========       =======











Earnings per common share and
 common equivalent share:
 Primary:
     Weighted average
       shares outstanding           189.9                          2.9 (54)   192.8
                                    =====                       ======        =====
     Income before
       extraordinary  charge        $1.85                                     $1.90
                                    =====                                     =====

 Fully diluted:
     Weighted average shares
       outstanding                  201.4                          2.9 (54)   204.3
                                    =====                       ======        =====
     Income before
       extraordinary charge         $1.75                                     $1.80
                                    =====                                     =====

(a)  Amounts have been carried forward from page 58.
(b)  Amounts are carried forward to page 60.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.


                         CONSECO, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the year ended December 31, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)

                                                                                   Pro forma
                                                       Pro forma                  adjustments    Pro forma
                                                        Conseco                     relating      Conseco
                                                       before the       PFS         to the        for the
                                                       Merger (a)    historical      Merger        Merger
                                                       ----------    ----------    ----------    ---------
Revenues:
     Insurance policy income                           $2,599.8      $770.9         $  -           $3,370.7
     Net investment income                              1,598.0        74.9           5.6 (66)      1,678.5

     Net investment gains                                  36.4         4.2                            40.6
     Fee revenue and other income                          55.5        37.9                            93.4
     Restructuring income                                  30.4                                        30.4
                                                       --------       ------       ------          --------
            Total revenues                              4,320.1       887.9           5.6           5,213.6
                                                       --------       -----        ------          --------

Benefits and expenses:
     Insurance policy benefits and change in future
       policy benefits                                  1,764.8       522.7                         2,287.5
     Interest expense on annuities and financial
       products                                           757.2        34.7                           791.9
     Interest expense on notes payable                    138.7         6.5           1.7 (67)        142.5
                                                                                     (4.4)(68)

     Interest expense on investment borrowings             24.1                                        24.1
     Amortization related to operations                   403.1        66.1         (65.5)(69)        472.3
                                                                                     63.3 (69)
                                                                                      (.6)(70)
                                                                                      5.9 (70)
     Amortization related to realized gains                42.7                                        42.7
     Other operating costs and expenses                   535.9       211.7                           747.6
                                                       --------      ------        ------          --------
            Total benefits and expenses                 3,666.5       841.7            .4           4,508.6
                                                       --------      ------        ------          --------

            Income before income taxes, minority
                interest and extraordinary charge         653.6        46.2           5.2             705.0
Income tax expense                                        243.9        15.7           3.7 (71)        263.3
                                                       --------      -------       ------          --------
            Income before  minority interest
                and extraordinary charge                  409.7        30.5           1.5             441.7

Minority interest in consolidated subsidiaries:
     Company - obligated mandatorily
       redeemable preferred securities of subsidiary
       trusts                                              34.7                                        34.7
     Dividends on preferred  stock                          7.9                                         7.9
                                                       --------      ------         ------         --------

            Income before extraordinary charge         $  367.1     $  30.5         $ 1.5          $  399.1
                                                       ========     =======         ======         ========

Earnings per common share and common equivalent share:
     Primary:
         Weighted average shares outstanding              192.8                       8.7 (72)        201.5
                                                          =====                       ===             =====
         Income before extraordinary  charge              $1.90                                       $1.98
                                                          =====                                       =====

     Fully diluted:
         Weighted average shares outstanding              204.3                      11.7 (72)        216.0
                                                          =====                      ====             =====

         Income before extraordinary  charge              $1.80                                       $1.86
                                                         ======                                       =====

(a)  Amounts have been carried forward from page 59.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.



                         CONSECO, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               December 31, 1996
                              (Dollars in millions)
                                   (unaudited)

                                                                                   Pro forma
                                                                                  adjustments   Pro forma
                                                                                    relating     Conseco
                                                         Conseco        CAF        to the CAF   before the
                                                       historical    historical      Merger      Merger (a)
                                                      -----------    ----------   -----------   ------------


Assets
     Investments:
         Actively managed fixed maturity
           securities at fair value                  $17,307.1        $344.1       $ 364.9 (55)   $18,132.2
                                                                                     116.1 (56)

         Held-to-maturity fixed maturity
           securities                                       -          364.9        (364.9)(55)          -
         Equity securities at fair value                  99.7           9.3                          109.0
         Mortgage loans                                  356.0                                        356.0
         Credit-tenant loans                             447.1                                        447.1
         Policy loans                                    542.4                                        542.4
         Other invested assets                           259.6                                        259.6
         Short-term investments                          281.6          27.2        (544.5)(57)       308.8
                                                                                     (26.0)(57)
                                                                                     (31.0)(57)
                                                                                     601.5 (58)
         Assets held in separate accounts                337.6                                        337.6
                                                     ---------        ------       -------        ---------

                Total investments                     19,631.1         745.5         116.1         20,492.7

     Accrued investment income                           296.9           8.6                          305.5
     Cost of policies purchased                        2,015.0                       500.0 (59)     2,515.0

     Cost of policies produced                           544.3         275.6        (275.6)(60)       544.3
     Reinsurance receivables                             504.2                                        504.2
     Income taxes                                          8.8                        (8.8)(61)          -

     Goodwill                                          2,200.8                       205.4 (62)     2,406.2

     Property and equipment                              110.5           4.0                          114.5
     Securities segregated for future redemption
         of redeemable preferred stock of a
         subsidiary                                       45.6                                         45.6
     Other assets                                        255.5          29.6                          285.1
                                                     ---------      --------       -------        ---------

                Total assets                         $25,612.7      $1,063.3       $ 537.1        $27,213.1
                                                     =========      ========       =======        =========


(a) Amounts are carried forward to page 62.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                       61


                         CONSECO, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               December 31, 1996
                              (Dollars in millions)
                                   (unaudited)


                                                             Pro forma
                                  Pro forma                adjustments   Pro forma
                                   Conseco                    relating    Conseco
                                  before the      PFS         to the      for the
                                  Merger (a)   historical      Merger      Merger
                                  ---------   ------------  ----------- -----------


Assets
 Investments:
     Actively managed fixed
      maturity securities
      at fair value               $18,132.2     $  758.2     $266.1 (73)  $19,156.6
                                                                 .1 (74)

     Held-to-maturity
      fixed maturity
      securities                         -         266.1     (266.1)(73)         -
     Equity securities at
      fair value                      109.0         28.6                      137.6
     Mortgage loans                   356.0          9.9                      365.9
     Credit-tenant loans              447.1                                   447.1
     Policy loans                     542.4         83.1                      625.5
     Other invested assets            259.6         15.0                      274.6
     Short-term investments           308.8         60.5      (42.8)(75)      369.3
                                                               42.8 (76)

     Assets held in separate
       accounts                       337.6                                   337.6
                                   --------     --------     ------       ---------

            Total investments      20,492.7      1,221.4         .1        21,714.2

 Accrued investment income            305.5         16.5                      322.0
 Cost of policies purchased         2,515.0         42.7      (42.7)(77)    2,824.0
                                                              309.0 (77)
 Cost of policies produced            544.3        224.0     (224.0)(78)      544.3
 Reinsurance receivables              504.2        226.6                      730.8
 Income taxes                            -                                       -

 Goodwill                           2,406.2          5.8       (5.8)(80)    2,637.1
                                                              230.9 (80)
 Property and equipment               114.5         27.0                      141.5
 Securities segregated for
     future redemption of
     redeemable preferred
     stock of a
     subsidiary                        45.6                                    45.6
 Other assets                         285.1         59.7                      344.8
                                  ---------     --------  ---------       ---------

            Total assets          $27,213.1     $1,823.7  $   267.5       $29,304.3
                                  =========     ========  =========       =========


(a)  Amounts have been carried forward from page 61.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.


                         CONSECO, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               December 31, 1996
                              (Dollars in millions)
                                   (unaudited)


                                                             Pro forma                              Pro forma
                                                             adjustments     Pro forma              adjustments     Pro forma
                                                              relating        Conseco                relating        Conseco
                                    Conseco        CAF       to the CAF      before the    PFS         to the        for the
                                  historical    historical     Merger          Merger   historical     Merger         Merger
                                  ----------    ----------    --------        --------- ----------   ----------     ----------

Liabilities:
     Insurance liabilities        $19,304.3    $  637.0      $  92.1 (63)   $20,033.4   $1,388.9    $  -           $21,422.3
     Income tax liabilities              -         57.0         86.9 (61)       135.1       15.0      (6.4)(79)        143.7
                                                                (8.8)(61)
     Investment borrowings            383.4                                     383.4                                  383.4
     Amounts due to reinsurers           -                                                  70.9                        70.9
     Other liabilities                709.5        19.0                         728.5       46.1      49.5 (81)        869.9
                                                                                                      34.5 (83)
                                                                                                      11.3 (83)
     Liabilities related
       to separate accounts           337.6                                     337.6                                  337.6
     Notes payable of Conseco       1,094.9        31.0        (31.0)(64)     1,696.4      114.0     (27.8)(82)      1,825.4
                                                               601.5 (58)                             42.8 (76)


                                   --------    --------      -------        ---------    -------   -------         ---------

            Total liabilities      21,829.7       744.0        740.7         23,314.4    1,634.9     103.9          25,053.2
                                   --------    --------      -------        ---------    -------    ------         ---------

Minority interest in consolidated
   subsidiaries:
   Company - obligated mandatorily
     redeemable preferred securities
     of subsidiary trusts             600.0                                     600.0                                  600.0
   Preferred stock                     97.0                                      97.0                                   97.0
   Common stock                          .7                                        .7                                     .7
                                   --------    --------      -------        ---------     ------    ------         ---------

Shareholders' equity:
     Preferred stock                  267.1                                     267.1                                  267.1

     Common stock and additional
       paid-in capital              2,029.6        35.6        (35.6)(65)     2,145.3       94.3     (94.3)(84)      2,497.7
                                                               115.7 (65)                            352.4 (84)


     Unrealized appreciation
       (depreciation) of securities    38.9         4.7         (4.7)(65)        38.9         .2       (.2)(84)         38.9

     Retained earnings                749.7       279.0       (279.0)(65)       749.7       94.3     (94.3)(84)        749.7

                                    -------    --------      -------        ---------    -------   -------          --------

        Total shareholders' equity  3,085.3       319.3       (203.6)         3,201.0      188.8     163.6           3,553.4
                                    -------    --------      -------        ---------    -------   -------          --------

          Total liabilities and
            shareholders' equity  $25,612.7    $1,063.3      $ 537.1        $27,213.1   $1,823.7    $267.5         $29,304.3
                                  =========    ========      =======        =========   ========    ======         =========

 The accompanying notes are an integral part of the pro forma consolidated financial statements.


                         CONSECO, INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     PRO FORMA ADJUSTMENTS

     Various Other Transactions

     (1) On January 23, 1996, Conseco completed the offering of 4.37 million shares of PRIDES. Proceeds from the offering of $257.7 million (after underwriting and other associated costs) were used to repay amounts outstanding under a senior credit facility (the "Conseco Credit Facility").

           Each share of PRIDES will pay dividends at the annual rate of 7 percent of the $61.125 liquidation preference per share (equivalent to an annual amount of $4.279 per share), payable quarterly. On February 1, 2000, unless either previously redeemed by Conseco or converted at the option of the holder, each share of PRIDES will mandatorily convert into four shares of Conseco common stock, subject to adjustment in certain events. Shares of PRIDES are not redeemable prior to February 1, 1999. During the period February 1, 1999 through February 1, 2000, Conseco may redeem any or all of the outstanding shares of PRIDES. Upon such redemption, each holder will receive, in exchange for each share of PRIDES, the number of shares of Conseco common stock equal to (A) the sum of (i) $62.195, declining after February 1, 1999 to $61.125 , and (ii) accrued and unpaid dividends divided by (B) the market price of Conseco common stock at such date, but in no event less than 3.42 shares of Conseco Common Stock. The following summarizes the sources and uses of funds related to this transaction (dollars in millions):

           Sources of funds:
              Gross proceeds from issuance of PRIDES................................................... $267.1
              Underwriting and other transaction expenses (charged to paid-in capital).................   (9.4)
                                                                                                          ----

                      Net proceeds.....................................................................  257.7

           Uses of funds:
              Principal repaid on Conseco Credit Facility.............................................. (245.0)
              Payment of accrued interest..............................................................   (2.6)
                                                                                                          ----

                      Funds available.................................................................. $ 10.1
                                                                                                        ======

           Interest expense is adjusted to reflect the repayment of a portion of the Conseco Credit Facility using a portion of the proceeds from the issuance of the PRIDES.

     (2) In March 1996, BLH completed a tender offer pursuant to which it repurchased $148.3 million principal amount of its 13 percent senior subordinated notes for $173.2 million. The repurchase was made using the proceeds from a revolving credit facility of BLH (the "BLH Credit Facility") entered into in February 1996. Maximum principal amounts which could be borrowed under the agreement totaled $400 million (including a competitive bid facility in the aggregate principal amount of up to $100 million). Amounts borrowed under the new facility were due in 2001 and accrued interest at a rate of LIBOR plus an applicable margin of between 50 and 75 basis points, depending on BLH's ratio of consolidated net worth. Additional proceeds were borrowed under the BLH Credit Facility to repay the existing $110 million principal balance due under the bridge loan facility and for other corporate purposes. The following summarizes the sources and uses of funds related to the tender offer and related financing transactions:


           Sources of funds:
               Amounts borrowed under the BLH Credit Facility................................   $310.0
                                                                                                ======

           Uses of funds:
               Related to 13 percent senior subordinated notes:
                  Principal tendered.........................................................   $148.3
                  Premium paid in tender offer...............................................     24.8
                  Payment of accrued interest................................................      6.6
               Related to bridge loan facility:
                  Principal repaid ..........................................................    110.0
                  Payment of accrued interest................................................       .5
               Debt issuance costs...........................................................      3.7
               Other corporate purposes, including repayment
                  of amounts borrowed to purchase BLH common stock...........................     16.1
                                                                                               -------

                           Total uses........................................................   $310.0
                                                                                                ======

                         CONSECO, INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

           Interest expense is adjusted to reflect reduced interest expense on the $148.3 million principal balance of BLH's senior subordinated notes which were tendered, offset by interest expense on amounts borrowed under the BLH revolving credit facility.

     (3) All pro forma adjustments to operations are tax affected based on the appropriate rate for the specific item.

     (4) The minority interests' share of the pro forma adjustments is recognized.

     (5) Primary and fully diluted weighted average shares outstanding are adjusted to reflect the issuance of the PRIDES.

     LPG Merger

     The acquisition of LPG was accounted for under the purchase method of accounting effective July 1, 1996. Under this method, the total cost to acquire LPG was allocated to the assets and liabilities acquired based on their fair values as of the date of the LPG Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The LPG Merger did not qualify to be accounted for under the pooling of interests method in accordance with Accounting Principles Board Opinion No. 16, Business Combinations ("APB No. 16"), because of Conseco's significant common stock repurchases within the last two years. In the LPG Merger, each outstanding share of LPG common stock was converted into 1.1666 shares of Conseco common stock. A total of 32.6 million shares of Conseco Common Stock (or equivalent shares) with a value of $586.8 million were issued to complete the LPG Merger. In connection with the LPG Merger, Conseco assumed notes payable of $253.1 million.

     Adjustments to the pro forma consolidated statement of operations to give effect to the LPG Merger as of January 1, 1996, are summarized below:

     (6) Net investment income and net realized gains of LPG are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities and mortgage loans to their estimated fair value.

     (7) Net investment income is reduced for the lost interest income on cash used to pay expenses incurred to complete the LPG Merger.

     (8) After the LPG Merger, a subsidiary of Conseco provides investment advisory services to LPG. Investment advisory fees incurred by LPG prior to the LPG Merger are eliminated. LPG's pro forma net investment income is not reduced to reflect the advisory fees to be paid under agreements with the subsidiary of Conseco since, in accordance with generally accepted accounting principles, such intercompany fees are eliminated in consolidation and the subsidiary of Conseco will provide such services without incurring additional costs.

     (9) Net investment income and interest expense on notes payable are adjusted to reflect the following items which were held on June 30, 1996, and which are eliminated in consolidation after the LPG Merger:
           (i) actively managed fixed maturity securities of Conseco include $6.3 million of LPG notes; and (ii) actively managed fixed maturity securities of LPG include $25.1 million of Conseco notes and $4.5 million of notes of a subsidiary of Conseco.

     (10) Interest expense on notes payable of LPG is adjusted as a result of restating notes payable of LPG to their estimated fair value and the repayment of LPG's bank debt, using additional borrowings from the Conseco Credit Facility.

     (11) Amortization of the cost of policies produced, the historical cost of policies purchased and deferred revenues for policies sold by LPG prior to January 1, 1996, are replaced with the amortization of the cost of policies purchased (amortized in relation to estimated profits on the policies purchased with interest equal to the contract rates primarily ranging from 4.0 percent to 7.0 percent).

     (12) LPG's historical amortization of goodwill is eliminated and replaced with the amortization of goodwill recognized in the LPG Merger. Such amortization is recognized over a 40-year period on a straight-line basis.

     (13) Anticipated returns, including realized gains and losses, from the investment of policyholder balances are considered in determining the amortization of the cost of policies purchased. Amortization of the cost of policies purchased is adjusted to reflect amortization related to the pro forma net realized gains of LPG during 1996.

                         CONSECO, INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (14) Acquisition and merger expenses are reduced to eliminate the merger costs incurred by LPG during the six months ended June 30, 1996, in connection with the LPG Merger.

     (15) Reflects the tax adjustments for all applicable pro forma adjustments at the appropriate rate for the specific item.

     (16) Common shares outstanding are increased to reflect the shares issued in the LPG Merger.

     Transactions related to the Series D Call

     On August 27, 1996, Conseco called for redemption all outstanding shares of the Series D preferred stock at a redemption price plus accrued dividends of $52.916. Holders of 5,381,437 Series D shares elected to convert their shares into 16,882,390 shares of Conseco common stock. The remaining 6,358 Series D shares were redeemed for $.3 million in cash.

     Adjustments to give effect to the Series D Call are summarized below:

     (17) Primary weighted average shares outstanding are adjusted to reflect the issuance of common stock that each share of Series D preferred stock was converted into based on the stock's conversion provisions (3.1372 shares of Conseco's common stock for each share of Series D preferred stock converted). Such issuance had no effect on fully diluted average shares outstanding or fully diluted earnings per share since the Series D preferred stock was considered to have been converted for fully diluted calculations.

     (18) Primary earnings per share are adjusted to reflect the elimination of the Series D preferred stock dividends and the increase in the Conseco common shares outstanding.

     Transactions relating to the ALH Stock Purchase

     On September 30, 1996, Conseco acquired all of the common stock of ALH, not previously owned by Conseco or its affiliates, for a purchase price of approximately $165 million. In addition, Conseco purchased all outstanding payment-in-kind preferred stock of ALH, not owned by Conseco. These transactions were financed using available cash and additional borrowings under the Conseco Credit Facility and the BLH Credit Facility. Hereinafter ALH refers to ALH or the former subsidiaries of ALH.

     The sources and uses of the financing to complete the ALH Stock Purchase are summarized below (dollars in millions):

     Sources of funds:
           Available cash.................................................................     $ 12.6
           Conseco Credit Facility........................................................       25.0
           BLH Credit Facility............................................................      140.0
                                                                                              -------

              Total sources...............................................................     $177.6
                                                                                               ======

     Uses of funds:

           Purchase of all outstanding common stock of ALH, not owned by Conseco*.........     $165.0
           Purchase of all outstanding payment-in-kind preferred stock of ALH,
              not owned by Conseco........................................................       12.6
                                                                                               ------

              Total uses..................................................................     $177.6
                                                                                               ======


                         CONSECO, INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)
 --------------------

       *Excludes approximately .9 million shares of ALH common stock which were distributed to Conseco, the general partner of Conseco Capital Partners II, L.P ("Partnership II"), based on the returns earned by the limited partners on the ALH investment as defined by Partnership II's Partnership Agreement.

       The pro forma adjustments are applied to the historical consolidated financial statements of Conseco using the step acquisition method of accounting. Under this method, the total purchase cost of the common stock of ALH, not already owned by Conseco, is allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The values of the assets and liabilities of ALH included in Conseco's pro forma consolidated financial statements represent the combination of the following values: (1) the portion of ALH's net assets acquired by Conseco in the initial acquisition made by Partnership II is valued as of its acquisition date, September 29, 1994; and (2) the portion of ALH's net assets acquired in the ALH Stock Purchase is valued as of the assumed date of acquisition.

     Adjustments to give effect to the ALH Stock Purchase are summarized below:

     (19) As described above, the ALH Stock Purchase is accounted for as a step acquisition. The accounts of ALH are adjusted to reflect the step acquisition method of accounting as if the ALH Stock Purchase was completed on the assumed dates of acquisition. A 19 percent discount rate was used to determine the value of the cost of policies purchased acquired in the ALH Stock Purchase.

     (20) Net investment income and interest expense are adjusted to reflect the sources of the financing to complete the ALH Stock Purchase (net investment income is reduced for the lost investment income on cash used in the ALH Stock Purchase and interest expense is increased to reflect the additional borrowings under the Conseco Credit Facility and the BLH Credit Facility).

           A change in interest rates of .5 percent on the additional borrowings under the Conseco Credit Facility and the BLH Credit Facility used to complete the ALH Stock Purchase would result in: (1) an increase (or decrease) in pro forma interest expense of $.8 million for the year ended December 31, 1996, and (2) a decrease (or increase) in pro forma net income of $.5 million for the same period.

     (21) Interest expense is adjusted to reflect the fair value of ALH's subordinated debentures.

     (22) All pro forma adjustments are tax affected based on the appropriate rate for the specific item. In addition, tax expense is adjusted to reflect the reduction in tax expense as a result of Conseco's increased ownership of ALH.

     (23) Minority interest is reduced to eliminate the income attributable to the former shareholders of ALH and the preferred dividends on the payment-in-kind preferred stock of ALH, not owned by Conseco.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     TRANSACTIONS RELATING TO THE TOPrS OFFERING

     On November 19, 1996, a subsidiary trust of Conseco issued TOPrS having an aggregate liquidation amount of $275 million and a distribution rate of 9.16 percent. The subsidiary used the proceeds from the sale of such securities to purchase subordinated deferrable interest debentures of Conseco in an aggregate principal amount equivalent to the aggregate liquidation amount of the TOPrS that were issued. The subordinated deferrable interest debentures bear interest at a rate of 9.16 percent. Conseco used the proceeds from the sale of the subordinated deferrable interest debentures to reduce its notes payable.

    (24) Interest expense is reduced to reflect the repayment of $265.5 million aggregate principal amount of Conseco's notes payable.

    (25) The pro forma adjustment is tax affected, based on Conseco's effective tax rate of 35 percent.

    (26) Minority interest is adjusted to reflect the distribution (net of the related tax benefit) on the TOPrS.


     TRANSACTIONS RELATING TO THE TruPS OFFERING

     On November 27, 1996, another subsidiary trust of Conseco issued TruPS having an aggregate liquidation amount of $325 million and a distribution rate of 8.70 percent. The subsidiary used the proceeds from the sale of such securities to purchase Conseco subordinated deferrable interest debentures with an aggregate principal amount equivalent to the aggregate liquidation amount of the TruPS that were issued. The subordinated deferrable interest debentures of Conseco bear interest at a rate of 8.70 percent. Conseco used the proceeds from the sale of the subordinated deferrable interest debentures to reduce its notes payable.

    (27) Interest expense is reduced to reflect the repayment of $322.2 million aggregate principal amount of Conseco's notes payable.

    (28) The pro forma adjustment is tax affected, based on Conseco's effective tax rate of 35 percent.

    (29) Minority interest is adjusted to reflect the distribution (net of the related tax benefit) on the TruPS.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     Transactions relating to the ATC Merger

     On December 17, 1996, Conseco completed the ATC Merger. Each outstanding share of ATC common stock was exchanged for 1.1672 shares of Conseco common stock. Conseco issued 21.0 million shares of common stock (including .9 million common equivalent shares issued in exchange for ATC's outstanding options) with a value of $630.9 million. Conseco also assumed ATC's convertible subordinated debentures, which are convertible into 7.9 million shares of Conseco Common Stock with a value of $248.3 million (of which $102.8 million, representing the principal amount outstanding, is included in notes payable and $145.5 million, representing the additional value attributable to the conversion feature, is included in other liabilities).

     The ATC Merger was accounted for under the purchase method of accounting effective December 31, 1996. Under this method, the cost to acquire ATC was allocated to the assets and liabilities acquired based on their fair values as of the date of the ATC Merger, with the excess of the total purchase cost over the fair value of the assets acquired less the fair values of the liabilities assumed recorded as goodwill. The ATC Merger did not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because an affiliate of ATC sold a portion of the Conseco Common Stock received in the ATC Merger shortly after the consummation of the ATC Merger.

     Adjustments to the pro forma consolidated statement of operations to give effect to the ATC Merger as of January 1, 1996, are summarized below.

     (30) Net investment income and net realized gains of ATC are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value.

     (31) Interest expense is increased to reflect the increase in borrowings under Conseco's bank credit facilities used to pay expenses of approximately $30.4 million incurred to complete the ATC Merger.

           A change in interest rates of .5 percent on the additional borrowings under Conseco's bank credit facilities used to complete the ATC Merger would result in: (1) an increase (or decrease) in pro forma interest expense of $.2 million for the year ended December 31, 1996; and (2) a decrease ( or increase) in pro forma net income of $.1 million for the same period.

     (32) Interest expense is reduced to reflect the amortization of the liability established at the date of the ATC Merger representing the present value of the interest payable on ATC's convertible subordinated debentures to October 1, 1998 (the earliest call date), less the present value of the dividends that would be paid on the Conseco Common Stock that such debentures would be convertible into during the same period.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (33) Amortization of the cost of policies produced and the cost of policies purchased prior to the ATC Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

     (34) Amortization of goodwill acquired in the ATC Merger is recognized over a 40-year period on a straight-line basis.


     (35) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

     (36) Common shares outstanding are increased to reflect the Conseco shares issued in the ATC Merger. Fully diluted shares also include Conseco shares which will be issued when ATC's convertible subordinated debentures are converted.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     TRANSACTIONS RELATING TO THE THI MERGER

     On December 23, 1996, Conseco completed the THI Merger. Each outstanding share of THI common stock was exchanged for 2.8 shares of Conseco Common Stock. Conseco issued 4.9 million shares of common stock (including .4 million common equivalent shares issued in exchange for THI's outstanding options and warrants) with a value of $121.7 million. In additon, pursuant to an exchange offer (the "Exchange Offer"), all of THI's Convertible Notes were exchanged for 4.2 million shares of Conseco Common Stock with a value of $106.2 million plus a cash premium of $11.9 million.

     The THI Merger was accounted for under the purchase method of accounting effective December 31, 1996. Under this method, the cost to acquire THI was allocated to the assets and liabilities acquired based on their fair values as of the date of the THI Merger. There was no goodwill acquired with the THI Merger. The THI Merger did not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because THI was a subsidiary of another corporation within two years of the transaction.

     Adjustments to the pro forma consolidated statement of operations to give effect to the THI Merger as of January 1, 1996, are summarized below.

     (37) Net investment income and net realized gains of THI are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value. Net investment income is further reduced for the lost interest income on cash used to repay a portion of THI's bank debt.

     (38) Interest expense is reduced to reflect the repayment of bank debt of $58.3 million and the conversion of the THI Convertible Notes into Conseco common stock pursuant to the Exchange Offer. Interest expense is increased to reflect borrowings by Conseco to: (i) pay estimated costs of approximately $8.5 million to complete the THI Merger; and (ii) pay the $11.9 million premium in conjunction with the Exchange Offer.

     (39) Amortization of the cost of policies produced and the cost of policies purchased prior to the THI Merger is replaced with the amoratization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

     (40) Effective October 1, 1995, THI sold its long term care business to ATC and recognized a pre-tax loss of $68.5 million in 1995. In 1996, $1.0 million related to this loss was reversed. A pro forma adjustment is made to eliminate any effect of this transaction in the pro forma consolidated statement of operations.

     (41) Reflects the tax adjustment for the pro forma adjustments at the approximate rate for the specific item.

     (42) Common shares outstanding are increased to reflect the Conseco shares issued in the THI Merger and the conversion of the THI Convertible Notes in conjunction with the Exchange Offer.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


    TRANSACTIONS RELATING TO THE BLH MERGER

     On December 31, 1996, Conseco completed the BLH Merger. Each outstanding share of BLH common stock not already owned by Conseco was exchanged for 0.7966 shares of Conseco Common Stock. Conseco issued 3.9 million shares of common stock (including .1 million common equivalent shares in exchange for BLH's outstanding options) with a value of $123.0 million.

     The pro forma adjustments are applied to the historical consolidated financial statements of Conseco using the step acquisition method of accounting. Under this method, the total purchase cost of the common stock of BLH, not already owned by Conseco, is allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The values of the assets and liabilities of BLH included in Conseco's pro forma consolidated financial statements represent the combination of the following values: (1) the portion of BLH's net assets acquired by Conseco in the initial acquisition made by Partnership I on October 31, 1992, is valued as of that acquisition date; (2) the portion of BLH's net assets acquired by Conseco on September 30, 1993, is valued as of that acquisition date; (3) the portion of BLH's net assets acquired during 1995 and the first quarter of 1996 is valued as of its assumed date of acquisition; and (4) the portion of BLH's net assets acquired in the BLH Merger is valued at the assumed dates of acquisition.

     Adjustments to give effect to the BLH Merger are summarized below:

     (43) As described above, the BLH Merger is accounted for as a step acquisition. The accounts of BLH are adjusted to reflect the step basis method of accounting as if the BLH Merger was completed on the assumed date of acquisition. An 18 percent discount rate was used to determine the value of the cost of policies purchased acquired in the BLH Merger.

     (44) All pro forma adjustments are tax affected based on the appropriate rate for the specific item.

     (45) Minority interest is reduced to eliminate the ownership interest of the former shareholders of BLH.

     (46) Common shares outstanding are increased to reflect the shares of Conseco common stock issued in the BLH Merger.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     Transactions relating to the CAF Merger

     On March 4, 1997, Conseco completed the CAF Merger. CAF was merged with and became a wholly owned subsidiary of Conseco. In the CAF Merger, each of the approximately 17.7 million shares of CAF common stock and common stock equivalents was converted into the right to receive $30.75 in cash plus 0.1647 of a share of Conseco Common Stock. Conseco paid $545 million in cash and issued
2.9 million shares of Conseco Common Stock with a value of approximately $115.7 million to acquire the CAF common stock. In addition, Conseco assumed a note payable of CAF of $31.0 million. The CAF Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire CAF will be allocated to the assets and liabilities acquired based on their fair values as of the date of the CAF Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill.

The cost to acquire CAF is allocated as follows (dollars in millions):

Book value of assets acquired based on the assumed date of the
     CAF Merger (December  31, 1996) ...................................................    $319.3
Notes payable of CAF assumed by Conseco at the assumed date
     of the CAF Merger..................................................................      31.0

Increase (decrease) in CAF's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the CAF Merger:
        Actively managed fixed maturity securities......................................     481.0
        Held-to-maturity fixed maturity securities......................................    (364.9)
        Cost of policies purchased (related to the CAF Merger)..........................     500.0
        Cost of policies produced.......................................................    (275.6)
        Goodwill (related to the CAF Merger)............................................     205.4
        Insurance liabilities ..........................................................     (92.1)
        Income taxes....................................................................     (86.9)
                                                                                            ------

             Total estimated fair value adjustments.....................................     366.9
                                                                                           -------
             Total cost to acquire CAF (including notes payable of CAF
                assumed by Conseco)......................................................   $717.2
                                                                                           ======

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     Adjustments to the pro forma consolidated statement of operations to give effect to the CAF Merger as of January 1, 1996, are summarized below.

     (47) Net investment income and net realized gains of CAF are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value.

     (48) Change in policy benefits is reduced to reflect the purchase accounting adjustment made at the assumed date of the CAF Merger. Such adjustment reflects the lower discount rate used to discount amounts of expected future benefit payments to correspond to the adjustments to restate the amortized cost of fixed maturity investments to their estimated fair value.

     (49) Interest expense is reduced to reflect the repayment of notes payable of CAF by Conseco at the assumed date of the CAF Merger.

     (50) Interest expense is increased to reflect the increase in borrowings under Conseco's bank credit facilities used to pay expenses of approximately $26.0 million incurred to complete the CAF Merger.

          A change in interest rates of .5 percent on the additional borrowings under Conseco's bank credit facilities used to complete the CAF Merger would result in: (1) an increase (or decrease) in pro forma interest expense of $3.0 million for the year ended December 31, 1996; and (2) a decrease (or increase) in pro forma net income of $1.9 million for the same period.

     (51) Amortization of the cost of policies produced for policies sold by CAF prior to January 1, 1996, is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

     (52) Amortization of goodwill acquired in the CAF Merger is recognized over a 40-year period on a straight-line basis.

     (53) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

     (54) Common shares outstanding are increased to reflect the shares issued in the CAF Merger.

     Adjustments to the pro forma consolidated balance sheet to give effect to the CAF Merger as of December 31, 1996, are summarized below.

     (55) After the CAF Merger, all held-to-maturity securities are classified as actively managed fixed maturity securities consistent with the intention of the new management.

     (56) CAF's fixed maturity securities are restated to estimated fair value.

     (57) Cash is reduced for payments made to complete the CAF Merger.

     (58) Short-term investments and notes payable of Conseco are increased for additional borrowings by Conseco to complete the CAF Merger.

     (59) Cost of policies purchased reflects the estimated fair value of CAF's business in force and represents the portion of the cost to acquire CAF that is allocated to the value of the right to receive future cash flows from the acquired policies.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


          The 19 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

          - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

          -    Cost of capital available to fund the acquisition.

          - The perceived likelihood of changes in insurance regulations and tax laws.

          -    Complexity of the acquired company.

          - Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

          The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending December 31, 2001, are as follows (dollars in millions):

                 Year ending                 Beginning          Gross           Accretion           Net             Ending
                December 31,                  balance       amortization       of interest     amortization         balance
                --------------                -------       ------------       -----------     -------------        -------
                    1997                      $500.0            $61.3             $27.5           $33.8             $466.2
                    1998                       466.2             56.1              25.6            30.5              435.7
                    1999                       435.7             53.1              24.0            29.1              406.6
                    2000                       406.6             50.3              22.4            27.9              378.7
                    2001                       378.7             47.7              20.8            26.9              351.8

     (60) CAF's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

     (61) All of the  applicable  pro forma  balance sheet  adjustments  are tax
          affected  at  the   appropriate   rate.  In  addition,   deferred  tax
          liabilities of CAF are netted against deferred tax assets of Conseco.

     (62) Goodwill acquired in the CAF Merger is recognized.

     (63) Additional insurance liabilities are recognized to reflect the lower discount rates used to determine the present value of future obligations, consistent with the lower yields to be earned on invested assets as a result of recognizing the fair value of fixed maturity securities.

     (64) Notes payable are reduced to reflect the repayment of notes payable of CAF by Conseco at the assumed date of the CAF Merger.

     (65) The prior shareholders' equity of CAF is eliminated in conjunction with the CAF Merger. Common stock and additional paid-in capital is increased by the value of Conseco Common Stock issued in the CAF Merger.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


     TRANSACTIONS RELATING TO THE MERGER

     The Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire will be allocated to the assets and liabilities acquired based on their fair values as of the date of the Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. Conseco believes the Merger will not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because an affiliate of PFS intends to sell a portion of the Conseco Common Stock it receives in the Merger shortly after the Merger is consummated. In the Merger, each outstanding share of PFS Common Stock is assumed to be exchanged for a fraction of a share of Conseco Common Stock to be determined based on an average price of Conseco Common Stock prior to its closing (it is assumed Conseco's share price will be $40.5875, resulting in an exchange ratio of .6899 shares valued at $28.00). Conseco will issue an assumed 8.7 million shares of Conseco Common Stock with a value of approximately $352.4 million to acquire the PFS Common Stock. In addition, Conseco will assume: (i) notes payable of PFS of $27.8 million; and (ii) the PFS Convertible Notes, which will be convertible into an assumed 3.0 million shares of Conseco Common Stock with a value of approximately $120.7 million. In addition, Conseco is expected to incur costs related to the Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $49.5 million.

The cost to acquire PFS is allocated as follows (dollars in millions):

Book value of assets acquired based on the assumed date of the
     Merger (December  31, 1996) ...................................................    $188.8
PFS Convertible  Notes assumed by Conseco at the
     assumed date of the Merger.....................................................      86.2
Notes payable assumed by Conseco at the assumed date of the Merger..................      27.8

Increase (decrease) in PFS's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the Merger:
        Actively managed fixed maturity securities..................................     266.2
        Held-to-maturity fixed maturity securities..................................    (266.1)
        Cost of policies purchased (related to the Merger)..........................     309.0
        Cost of policies produced and cost of policies purchased (historical).......    (266.7)
        Goodwill (related to the Merger)............................................     230.9
        Goodwill (historical).......................................................      (5.8)
        Income taxes................................................................       6.4
        Other liabilities...........................................................     (60.8)
                                                                                        ------

             Total estimated fair value adjustments.................................     213.1
                                                                                        ------

     Total cost to acquire PFS(including notes payable assumed by Conseco)..........    $515.9
                                                                                        ======

     Adjustments to the pro forma consolidated statement of operations to give effect to the Merger as of January 1, 1996, are summarized below.

     (66) Net investment income of PFS is adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value.

     (67) Interest expense is increased to reflect the increase in borrowings under Conseco's bank credit facilities used to complete the Merger and the issuance of the PFS Convertible Notes in March 1996; partially offset by the repayment of $27.8 million of notes payable of PFS by Conseco at the assumed date of the Merger.

          A change in interest rates of .5 percent on the additional borrowings under Conseco's bank credit facilities used to complete the Merger would result in: (1) an increase (or decrease) in pro forma interest expense of $.2 million for the year ended December 31, 1996, and (2) a decrease (or increase) in pro forma net income of $.1 million for the same period.

     (68) Interest expense is reduced to reflect the amortization of the liability established at the assumed date of the Merger representing the present value of the interest payable on the PFS Convertible Notes to April 6, 1999 (the earliest call date), less the present value of the dividends that would be paid on the Conseco Common Stock that such notes would be convertible into during the same period.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (69) Amortization of the cost of policies produced and the cost of policies purchased prior to the Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

     (70) Amortization of goodwill prior to the Merger is eliminated and replaced with amortization of goodwill acquired in the Merger which is recognized over a 40-year period on a straight-line basis.

     (71) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

     (72) Common shares outstanding are increased to reflect the Conseco shares issued in the Merger. Fully diluted shares also include Conseco shares which will be issued when the PFS Convertible Notes are converted.

     Adjustments to the pro forma consolidated balance sheet to give effect to the Merger as of December 31, 1996, are summarized below.

     (73) After the   Merger,  all held-to-maturity  securities  are  classified as actively managed fixed maturity securities consistent with the intention of the new management.

     (74) PFS's fixed maturity securities are restated to estimated fair value.

     (75) Cash is reduced for payments made to complete the Merger.

     (76) Short-term investments and notes payable of Conseco are increased for additional borrowings by Conseco to complete the Merger.

     (77) PFS's historical cost of policies purchased is eliminated and replaced with the cost of policies purchased recognized in the Merger. Cost of policies purchased reflects the estimated fair value of PFS's business in force and represents the portion of the cost to acquire
          PFS that is allocated to the value of the right to receive future cash flows from the acquired policies.

          The 19 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

           - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

           -    Cost of capital available to fund the acquisition.

           - The perceived likelihood of changes in insurance regulations and tax laws.

           -    Complexity of the acquired company.

           - Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

          The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending December 31, 2001, are as follows (dollars in millions):

                 Year ending                 Beginning          Gross           Accretion           Net             Ending
                December 31,                  balance       amortization       of interest     amortization         balance
                -------------                 -------       ------------       -----------     -------------        -------
                    1997                      $309.0            $63.6             $17.0           $46.6             $262.4
                    1998                       262.4             57.1              14.5            42.6              219.8
                    1999                       219.8             48.2              12.1            36.1              183.7
                    2000                       183.7             37.5              10.1            27.4              156.3
                    2001                       156.3             29.0               8.6            20.4              135.9

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (78) PFS's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

     (79) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate.

     (80) PFS's historical goodwill is eliminated and replaced with the goodwill recognized in the Merger.

     (81) A liability is established for various expenses incurred and liabilities assumed in conjunction with the Merger including: (i) liabilities assumed related to unfavorable contracts and leases; (ii) direct acquisition costs; (iii) involuntary termination costs; and
          (iv) relocation costs.

     (82) Notes payable are reduced to reflect the repayment of notes payable of PFS by Conseco at the assumed date of the Merger.

     (83) Other liabilities are increased to reflect the additional value attributable to the conversion feature of the PFS Convertible Notes at the date of the Merger. Such fair value represents the value of the Conseco Common Stock which the PFS Convertible Notes will be convertible into after the Merger. It is assumed that the holders of such notes do not convert into Conseco Common Stock at the time of the Merger.

          In addition, a liability is established representing the present value of the interest payable on such notes to April 6, 1999 (the earliest call date), less the present value of the dividends that would be paid on the Conseco Common Stock that such notes would be convertible into during the same period.

     (84) The prior  shareholders'  equity of PFS is eliminated  in  conjunction
          with the   Merger.  Common  stock and additional paid-in capital  is
          increased by the value of the Conseco Common Stock issued in the Merger.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     The rights of Conseco shareholders are governed by Conseco's Amended and Restated Articles of Incorporation (the "Conseco Articles of Incorporation"), its Amended and Restated Code of By-laws (the "Conseco By-laws") and the IBCL. The rights of PFS stockholders are governed by its Certificate of Incorporation (the "PFS Certificate of Incorporation"), its By-Laws (the "PFS By-laws") and the DGCL. After the Effective Time, the rights of PFS stockholders who become Conseco shareholders will be governed by the Conseco Articles of Incorporation, the Conseco By-laws and the IBCL. The following is a summary of the material differences between the rights of Conseco shareholders and the rights of PFS stockholders.

AMENDMENT OF BY-LAWS

     Both the Conseco By-laws and the PFS By-laws may be amended by majority vote of their respective boards of directors. The stockholders of PFS may amend the By-laws of PFS by majority vote, and the stockholders may prescribe that any By-law made by them may not be altered, amended or repealed by the PFS Board of Directors.


CERTAIN PROVISIONS RELATING TO ACQUISITIONS

     The IBCL and the DGCL contain certain provisions, including the ones described below, which purport to apply to certain types of share acquisitions or corporate transactions.

     BUSINESS COMBINATIONS. The Conseco Articles of Incorporation provide that Conseco may not enter into a "Special Business Combination Transaction" (defined as a merger or other business combination transaction with or involving a beneficial owner of more than ten percent of Conseco Common Stock (a "Related Person")) unless (1) the consideration to be received per share by holders of Conseco Common Stock in such transaction is at least equal to the highest per share price paid in order to acquire any shares of Conseco Common Stock beneficially owned by the Related Person or (2) the transaction shall have been approved by two-thirds of the Continuing Directors (defined to include the directors of Conseco in office prior to the date on which a Related Person became such).


     In 1990, PFS distributed one Right to Acquire Series A Junior Preferred Stock (a "Right") to each holder of its Common Stock. In addition, each share of PFS Common Stock subsequently issued automatically carries with it a Right.
Subject to certain exceptions, the Rights generally become exercisable and separately tradeable if a person or group (an "Acquiring Person") acquires 20% or more of PFS Common Stock. An Acquiring Person is not deemed to include any stockholder who, on December 14, 1990, already owned 20% of the outstanding PFS Common Stock. Upon such an event, each holder of Right will be entitled to purchase one-tenth of a share of Series A Junior Preferred Stock at a purchase price of $4.50, subject to certain adjustments. Such preferred shares, of which 2,000,000 are authorized, would be voting and would be entitled to distributions that are ten times the distributions on the PFS Common Stock. Subject to exercise of the Rights, in the event of certain business combinations involving PFS, a holder of a Right would have the right to receive PFS Common Stock with a value of ten times the exercise price of the Right. The terms of the plan pursuant to which the Rights were issued was amended by the PFS Board of Directors on December 13, 1996 to provide, among other things, that Conseco was not an Acquiring Person pursuant to the plan. As a result, the Merger is not a transaction which will result in the Rights becoming exercisable or a business combination pursuant to which the holder of a Right would be entitled to receive Common Stock.


     PFS is governed by Section 203 of the DGCL. Section 203 of the DGCL provides that a corporation shall not engage in any "business combination" with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds (2/3) of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" under the DGCL is generally defined as any of the following transactions involving the corporation and an interested stockholder thereof: (i) a merger or consolidation, (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent or more of the corporation's assets, (iii) an issuance or transfer of the corporation's stock, (iv) a transaction having the effect of directly or indirectly increasing the proportionate share of the corporation's stock held by such interested stockholder or (v) any receipt by such interested stockholder of the benefit of any loans, guarantees, pledges or other financial benefits. An "interested stockholder" under the DGCL is generally defined as any person owning 15 percent or more of the corporation's outstanding voting stock.

     Section 23-1-43-18 of the IBCL provides that a corporation may not engage in any "business combination" with any "interested shareholder" for a period of five years following the interested shareholder's share acquisition date unless the business combination or the purchase of shares made by the interested shareholder is approved by the board of directors of the corporation before the interested shareholder's share acquisition date. A "business combination" under the IBCL is generally defined as any of the following transactions involving the corporation and an interested stockholder thereof: (i) a merger or consolidation, (ii) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition of ten percent or more of corporation's assets or representing 10% or more of the earning power or net income of the corporation, (iii) an issuance or transfer of shares of the corporation's stock representing 5% or more of the aggregate market value of all of such corporation's outstanding stock, (iv) the adoption of a plan of liquidation or dissolution proposed by or under agreement with such interested shareholder, (v) a transaction having the effect of directly or indirectly increasing the proportionate share of the corporation's stock held by such interested stockholder, or (vi) any receipt by such interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages. An "interested shareholder" under the IBCL is generally defined as any person owning 10 percent or more of the voting power of the outstanding voting shares of the corporation.

     CONTROL SHARE ACQUISITIONS. Chapter 23-1-42 of the IBCL requires that, unless the articles or by-laws of a corporation exempt the corporation therefrom (which Conseco's Articles of Incorporation and By-laws do not), any person who proposes to acquire or has acquired (a "control share acquisition") ownership of (or the power to direct the voting of) shares representing one-fifth, one-third, or a majority of the voting power of an issuing public corporation in the election of directors must provide the corporation with a statement describing such acquisition (an "acquiring person statement"). If the acquiring person so requests at the time of delivery of such statement (and undertakes to pay the expenses relating thereto), the corporation shall cause a special meeting of its shareholders to be called for the purpose of considering the voting rights to be accorded the shares acquired in the control share acquisition. The shares so acquired shall be accorded the same voting rights as were accorded such shares before the control share acquisition only to the extent granted by resolution of the shareholders of such corporation. Shares acquired in a control share acquisition as to which no acquiring person statement has been filed may be redeemed by the corporation at the fair value thereof under certain circumstances. In the event that shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired shares representing a majority or more of all voting power, the other shareholders will be entitled to appraisal rights. The DGCL does not contain a comparable provision.

     TAKEOVER OFFERS. Chapter 23-2-3.1 of the IBCL provides that a person shall not make a takeover offer unless the following conditions are satisfied: (1) a statement which consists of each document required to be filed with the Commission is filed with the Indiana securities commissioner and delivered to the president of the target company before making the takeover offer; (2) a consent to service of process and the requisite filing fee accompanies the statement filed with the Indiana securities commissioner; (3) the takeover offer is made to all offerees holding the same class of equity securities on substantially equivalent terms; (4) a hearing is held within 20 business days after the statement described in clause (1) above is filed; and (5) the Indiana securities commissioner shall have approved the takeover offer. In addition, such section provides that no offeror may acquire any equity security of any class of a target company within two years following the conclusion of a takeover offer with respect to that class, unless the holder of such equity security is afforded, at the time of that acquisition, a reasonable opportunity to dispose of such securities to the offeror upon substantially equivalent terms. A "takeover offer" means an offer to acquire or an acquisition of any equity security of a target company pursuant to a tender offer or request or invitation for tenders if, after the acquisition, the offeror is directly or indirectly a record or beneficial owner of more than ten percent of any class of the outstanding equity securities of the target company. A "target company" means an issuer of securities which is organized under the laws of Indiana, has its principal place of business in Indiana and has substantial assets in Indiana. The DGCL does not contain a comparable provision.



RIGHT TO BRING BUSINESS BEFORE A SPECIAL MEETING OF SHAREHOLDERS


     The Conseco Articles of Incorporation and the Conseco By-laws do not contain any restriction on the ability of shareholders to bring business before a special meeting of shareholders.

     Holders of the PFS Common Stock representing a majority of the voting power of all issued and outstanding shares of PFS Common Stock may call a special meeting of stockholders. Notice of such meeting must be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to such meeting.

The notice must state the purpose or purposes for which the meeting is to be held.

SHAREHOLDER ACTION BY WRITTEN CONSENT


     The Conseco By-laws and PFS By-laws specifically authorize stockholder action by written consent of all the stockholders entitled to vote on such action.

REMOVAL OF DIRECTORS

     The Conseco Articles of Incorporation provides for the board of directors to be divided into three classes. Under the Conseco By-laws, a director may be removed, either for or without cause, at any special meeting of shareholders called for that purpose, by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy and entitled to vote for the election of such director. The PFS Certificate of Incorporation also provides for the board of directors to be divided into three classes. Under the DGCL, a director of PFS may be removed, only for cause, by the holders of a majority of the outstanding PFS Common Stock.

DIRECTOR LIABILITY

     The Conseco Articles of Incorporation and the Conseco By-laws do not contain a specific exculpatory provision regarding director liability. The IBCL, however, provides that a director is not liable for any action taken as a director, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 of the IBCL (which requires, among other things, that a director discharge his or her duties as a director in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation), and (2) the breach or failure to perform constitutes willful misconduct or recklessness.

     The PFS Certificate of Incorporation provides that a director of PFS shall not be personally liable to PFS or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Under the DGCL, such provisions may not limit a directors liability (i) for any breach of the director's duty of loyalty to PFS or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL (unlawful payment of dividends), or (iv) for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION


     The IBCL grants authorization to Indiana corporations to indemnify officers and directors made a party to a proceeding against liability incurred in the proceeding if: (A) the individual's conduct was in good faith; (B) the individual reasonably believed: (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests; and (ii) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests; and (C) in the case of any criminal proceeding, the individual either: (i) had reasonable cause to believe that the individual's conduct was lawful; or (ii) had no reasonable cause to believe that the individual's conduct was unlawful.

     The Conseco By-laws provide for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he or she is a director, officer or employee of Conseco, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his or her duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

     The PFS Certificate of Incorporation provides that PFS shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of PFS) by reason of the fact that he is or was a director, officer, employee or agent of PFS, or is or was serving at the request of PFS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PFS and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. PFS shall also indemnify any such person with respect to any threatened, pending or completed action or suit by or in the right of PFS to procure a judgment in its favor by reason of the fact of his status against expenses (including attorneys'
fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PFS and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to PFS unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper. To the extent that any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. Any indemnification to be made pursuant to the Certificate of Incorporation shall be made by PFS only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the Certificate of Incorporation. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by PFS in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by PFS as provided in the Certificate of Incorporation. The indemnification and advancement of expenses provided by, or granted pursuant to, the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, the Certificate of Incorporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. To the fullest extent permitted by DGCL as the same exists or may hereafter be amended, a director of PFS shall not be liable to PFS or its stockholders for monetary damages for breach of fiduciary as a director.

     PFS's Certificate of Incorporation provides that PFS may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of PFS, or is or was serving at the request of PFS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not PFS would have the power to indemnify him against such liability under the provisions of the Certificate of Incorporation.

     The Conseco Articles of Incorporation and Conseco By-laws do not provide for the advancement of expenses. However, under the IBCL a corporation may advance expenses if (1) the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct called for by Section 23-1-37-8 of the IBCL (which states that a corporation may indemnify an individual made a party to a proceeding against liability incurred in the proceeding if: (A) the individual's conduct was in good faith; and (B) the individual reasonably believed: (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and (ii) in all other cases, that the individual's conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, the individual either: (i) had reasonable cause to believe the individual's conduct was lawful; or (ii) had no reasonable cause to believe the individual's conduct was unlawful), (2) the director furnishes a written undertaking to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct and
(3) a determination is made that the facts then known would not preclude indemnification under Indiana laws.

DIVIDENDS AND REPURCHASES

     Under the IBCL, a corporation may make distributions to its shareholders as long as the corporation's debts may be paid as they come due, the corporation's total assets exceed the sum of its liabilities plus the amount that would be needed if the corporation were to be dissolved and the payment of these distributions is consistent with the corporation's articles of incorporation. Under the DGCL, a corporation may pay dividends and repurchase stock out of surplus or, if there is no surplus, out of any net profits for the fiscal year in which the dividend was declared and/or for the preceding fiscal year as long as no payment reduces capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets.

 DISSENTERS' RIGHTS

     The DGCL provides that a stockholder is entitled, under certain circumstances, to receive payment of the fair value of the stockholder's common stock if the stockholder dissents from a merger or consolidation. The DGCL also permits a corporation to grant (by inclusion of a provision in its certificate of incorporation) appraisal rights in connection with certain other corporate transactions. PFS's Certificate of Incorporation currently contains no such provision.

      Under the DGCL, dissenters' rights are not available if the shares of the Delaware corporation are (i) listed on a national securities exchange (such as the NYSE) or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (e.g., quoted on the Nasdaq National Market) or (ii) held of record by more than 2,000 holders. Notwithstanding the foregoing, dissenters' rights under the DGCL are available if the stockholders of the Delaware corporation are to receive in the merger or consolidation anything other than (i) shares of stock of the surviving or resulting corporation, (ii) shares of stock of any other corporation which are listed on a national securities exchange or are designated as a national market system security on an interdealer quotation system (as described above) or held of record by more than 2,000 holders, and/or (iii) cash in lieu of fractional shares. Based on the foregoing, dissenters' rights will not be available to PFS stockholders in connection with the Merger.

     The IBCL provides that a shareholder is entitled, under certain circumstances, to receive payment of the fair value of the shareholder's common stock if the shareholder dissents from a merger, share exchange, sale or exchange of all or substantially all of the corporation's property and certain control share acquisitions (as described under "-- Certain Provisions Relating to Acquisitions -- Control Share Acquisitions"). The IBCL also permits a corporation to grant (by inclusion of a provision in its articles of incorporation, bylaws or resolution of the board of directors) appraisal rights in connection with other corporate actions. Conseco's Articles of Incorporation, By-laws and resolutions currently contain no such provision.

     Under the IBCL, dissenters' rights are not available if the shares of the Indiana corporation are (i) registered on a United States securities exchange registered under the Exchange Act (such as the NYSE) or (ii) traded on the National Association of Securities Dealers, Inc. Automated Quotations System Over-the-Counter Markets -- National Market Issues (such as the Nasdaq National Market) or a similar market.

DIRECTOR AND OFFICER DISCRETION

     Under Sections 23-1-35-1(d), (f), and (g) of the IBCL, in discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which the corporation operates and any other factors that the director or officer considers pertinent. The DGCL does not contain a comparable provision, and, under Delaware law, the consideration that a board may give to nonstockholder constituencies is less clear. In considering the best interests of a corporation, under Delaware law, directors and officers can generally take into consideration the interest of nonstockholders. However, the Delaware Supreme Court has held that the consideration of nonstockholder constituencies is inappropriate when an active "auction" is in process to sell a company.

     The foregoing discussion of certain similarities and material differences between the rights of Conseco shareholders and the rights of PFS stockholders is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences, and is qualified in its entirety by reference to the IBCL and the common law thereunder, the DGCL and the common law thereunder, and the full text of the Conseco Articles of Incorporation, the Conseco By-laws, the PFS Certificate of Incorporation and the PFS By-laws.

                          MANAGEMENT OF CONSECO AND PFS
                        UPON CONSUMMATION OF THE MERGER

     The directors and executive officers of RAC are Stephen C. Hilbert,  Ngaire
E. Cuneo, Rollin M. Dick, Donald F. Gongaware and Lawrence W. Inlow, and such individuals will be directors and executive officers of PFS upon consummation of the Merger. Such individuals are also the executive officers of Conseco and will have the same titles with PFS as they currently have with Conseco. The directors and executive officers of Conseco will continue as the directors and executive officers of Conseco upon consummation of the Merger. For information with respect to the directors and executive officers of Conseco, see Conseco's Annual Report, which is incorporated herein by reference.

                                 LEGAL MATTERS


     The validity of the Conseco Common Stock to be issued in connection with the Merger will be passed upon for Conseco by Lawrence W. Inlow, Executive Vice President, General Counsel and Secretary of Conseco. Mr. Inlow is a full-time employee and officer of Conseco and owns directly and indirectly 1,556,490 shares of Conseco Common Stock and holds options to purchase 2,813,800 shares of Conseco Common Stock.

                                    EXPERTS

     The consolidated financial statements of Conseco at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Proxy Statement/Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of LPG at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Proxy Statement/Prospectus (and which are included in the Form 8-K dated August 2, 1996 of the Company), have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report, given upon authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of PFS at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Proxy Statement/ Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



                            INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP will be present at the Special Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.

                                 OTHER MATTERS

     As of the date of this Proxy Statement/Prospectus, the PFS Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Special Meeting, other than as discussed herein.

-------------------------------------------------------------------------------

                                    ANNEX A


                          AGREEMENT AND PLAN OF MERGER


                          DATED AS OF DECEMBER 15, 1996


                                  By and Among


                                 CONSECO, INC.,


                            ROCK ACQUISITION COMPANY


                                       and


                        PIONEER FINANCIAL SERVICES, INC.



-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


                                    ARTICLE I

                  THE MERGER....................................................................................  1
                  1.1      The Merger...........................................................................  1
                  1.2      Closing............................................................................... 1
                  1.3      Effective Time.......................................................................  2
                  1.4      Certificate of Incorporation.........................................................  2
                  1.5      By-Laws..............................................................................  2
                  1.6      Directors............................................................................  2
                  1.7      Officers.............................................................................  2
                  1.8      Conversion of RAC Shares.............................................................  2
                  1.9      Conversion of Shares ................................................................  2
                  1.10     Exchange of Certificates.............................................................  3
                  1.11     Treatment of Convertible Subordinated Notes..........................................  6

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................  6
                  2.1      Organization, Standing and Corporate Power...........................................  6
                  2.2      Capital Structure....................................................................  6
                  2.3      Authority; Noncontravention..........................................................  7
                  2.4      SEC Documents........................................................................  8
                  2.5      Absence of Certain Changes or Events.................................................  9
                  2.6      Absence of Changes in Benefit Plans.................................................. 10
                  2.7      Benefit Plans........................................................................ 10
                  2.8      Taxes................................................................................ 11
                  2.9      No Excess Parachute Payments; Section 162(m) of
                           the Code............................................................................. 12
                  2.10     Voting Requirements.................................................................. 12
                  2.11     Compliance with Applicable Laws...................................................... 12
                  2.12     Opinion of Financial Advisor......................................................... 14
                  2.13     Brokers.............................................................................. 14

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF CONSECO AND RAC............................................. 14
                  3.1      Organization, Standing and Corporate Power........................................... 14
                  3.2      Conseco Capital Structure............................................................ 15
                  3.3      Authority; Noncontravention.......................................................... 15
                  3.4      SEC Documents........................................................................ 17
                  3.5      Absence of Certain Changes or Events................................................. 17
                  3.6      Compliance with Applicable Laws...................................................... 18
                  3.7      No Prior Activities.................................................................. 19
                  3.8      Brokers.............................................................................. 19
                  3.9      Voting Requirements.................................................................. 19


                                                    i




                                   ARTICLE IV

                  ADDITIONAL AGREEMENTS......................................................................... 20
                  4.1      Preparation of Form S-4 and the Proxy Statement;
                           Information Supplied................................................................. 20
                  4.2      Meeting of Stockholders.............................................................. 21
                  4.3      Letter of the Company's Accountants.................................................. 21
                  4.4      Letter of Conseco's Accountants...................................................... 21
                  4.5      Access to Information; Confidentiality............................................... 22
                  4.6      Commercially Reasonable Efforts...................................................... 22
                  4.7      Public Announcements................................................................. 22
                  4.8      Acquisition Proposals................................................................ 22
                  4.9      Fiduciary Duties..................................................................... 23
                  4.10     Consents, Approvals and Filings...................................................... 24
                  4.11     Certain Fees......................................................................... 24
                  4.12     Affiliates and Certain Stockholders.................................................. 25
                  4.13     NYSE Listing......................................................................... 26
                  4.14     Stockholder Litigation............................................................... 26
                  4.15     Indemnification...................................................................... 26
                  4.16     Stock Options ....................................................................... 27
                  4.17     Officers' Certificates Relating to Tax Treatment. ................................... 27
                  4.18     Severance and Other Payments ........................................................ 28
                  4.19     Employment Agreement................................................................. 28
                  4.20     Existing Employment Agreements....................................................... 28

                                    ARTICLE V

                  COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER..................................... 28
                  5.1      Conduct of Business by the Company................................................... 28
                  5.2      Conduct of Business by Conseco....................................................... 31
                  5.3      Other Actions ....................................................................... 31
                  5.4      Conduct of Business of RAC........................................................... 31

                                   ARTICLE VI

                  CONDITIONS PRECEDENT.......................................................................... 32
                  6.1      Conditions to Each Party's Obligation To Effect
                           the Merger........................................................................... 32
                  6.2      Conditions to Obligations of Conseco and RAC......................................... 33
                  6.3      Conditions to Obligation of the Company.............................................. 34

                                   ARTICLE VII

                  TERMINATION, AMENDMENT AND WAIVER............................................................. 35
                  7.1      Termination.......................................................................... 35
                  7.2      Effect of Termination................................................................ 35
                  7.3      Amendment............................................................................ 36
                  7.4      Extension; Waiver.................................................................... 36
                  7.5      Procedure for Termination, Amendment,   Extension
                           or Waiver............................................................................ 36

                                  ARTICLE VIII

                  SURVIVAL OF PROVISIONS........................................................................ 36
                  8.1      Survival............................................................................. 36


                                                    ii




                                   ARTICLE IX

                  NOTICES....................................................................................... 36
                  9.1      Notices.............................................................................. 36

                                    ARTICLE X

                  MISCELLANEOUS................................................................................. 37
                  10.1      Entire Agreement.................................................................... 37
                  10.2      Expenses............................................................................ 38
                  10.3      Counterparts ....................................................................... 38
                  10.4      No Third Party Beneficiary.......................................................... 38
                  10.5      Governing Law....................................................................... 38
                  10.6      Assignment; Binding Effect.......................................................... 38
                  10.7      Enforcement..........................................................................38
                  10.8      Headings, Gender, etc............................................................... 38
                  10.9      Invalid Provisions.................................................................. 39



                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of December 15, 1996 by and among CONSECO, INC., an Indiana corporation ("Conseco"), ROCK ACQUISITION COMPANY, a Delaware corporation and wholly-owned subsidiary of Conseco ("RAC"), and PIONEER FINANCIAL SERVICES, INC., a Delaware corporation (the "Company").

                                    PREAMBLE

         WHEREAS, the respective Boards of Directors of Conseco, RAC and the Company have approved the merger of RAC with and into the Company, upon the terms and subject to the conditions set forth herein; and

         WHEREAS,   Conseco,   RAC  and  the  Company  desire  to  make  certain
representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to such merger;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as such term is defined in Section 1.3 hereof), RAC shall be merged with and into the Company (the "Merger"), in a transaction intended to qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with the Delaware General Corporation Law (the "DGCL"), and the separate corporate existence of RAC shall cease and the Company shall continue as the surviving corporation under the laws of the State of Delaware (the "Surviving Corporation") with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the DGCL.

         1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the closing of the Merger (the "Closing") will take place at 9:00 a.m. on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VI shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the office of Conseco in Carmel, Indiana, unless another date, time or place is agreed to in writing by the parties hereto.

         1.3 Effective Time. The parties hereto will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the Closing Date (or on such other date as Conseco and the Company may agree) a certificate of merger executed in accordance with the relevant provisions of the DGCL and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time as is specified in the certificate of merger (the "Effective Time").

         1.4 Certificate of Incorporation. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

         1.5 By-Laws. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

         1.6 Directors. The directors of RAC at the Effective Time shall be the directors of the Surviving Corporation.

         1.7 Officers. The officers of RAC at the Effective Time shall be the officers of the Surviving Corporation.

         1.8 Conversion of RAC Shares. Each share of common stock of RAC issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         1.9 Conversion of Shares. (a) Outstanding Shares. Each of the shares of common stock, $1.00 par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held as treasury shares by the Company) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to receive
(i) if the Conseco Share Price (as defined below) is greater than or equal to $56.00 per share and less than or equal to $62.72 per share, 0.4464 of a validly issued, fully paid and nonassessable share of common stock, without par value, of Conseco ("Conseco Common Stock"), (ii) if the Conseco Share Price is less than $56.00 per share, the fraction (rounded to the nearest ten- thousandth) of a share of Conseco Common Stock determined by dividing $25.00 by the Conseco Share Price or (iii) if the Conseco Share Price is greater than $62.72 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $28.00 by the Conseco Share Price. The "Conseco Share Price" shall be equal to the average of the closing prices of the Conseco Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 10 trading days immediately preceding the second trading day prior to the Effective Time. The Conseco Common Stock to be issued to holders of Shares in accordance with this Section and any cash to be paid in accordance with Section 1.10 in lieu of fractional shares of Conseco Common Stock are referred to collectively as the "Merger Consideration".

         (b) Treasury Shares. Each Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, be canceled and retired and cease to exist, without any conversion thereof.

         (c) Impact of Stock Splits, etc. In the event of any change in Conseco Common Stock between the date of this Agreement and the Effective Time of the Merger by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Conseco Common Stock to be issued and delivered in the Merger in exchange for each outstanding Share as provided in this Agreement and the calculation of all share prices provided for in this Agreement shall be proportionately adjusted.

         (d) Treatment of Company Stock Options. From and after the Effective Time, each outstanding unexpired stock option ("Company Stock Option") to purchase Shares which has been granted pursuant to the Company's Nonqualified Stock Option Plan, as amended to the date hereof, or the Company's 1994 Omnibus Stock Incentive Program, as amended to the date hereof (collectively, the "Company Stock Plans"), shall be fully vested and exercisable, for the same aggregate consideration payable to exercise such Company Stock Option, for the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such Company Stock Option had been fully vested and exercised for Shares prior to the Effective Time, and otherwise on the same terms and conditions as were applicable under the Company Stock Plans and the underlying stock option agreement.

         1.10 Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Conseco shall deposit with its transfer agent and registrar (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the shares of Conseco Common Stock to be issued to holders of Shares pursuant to
Section 1.9(a) (such certificates, together with any dividends or distributions with respect to such certificates, being hereinafter referred to as the "Payment Fund").

         (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented Shares shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate representing that number of whole shares of Conseco Common Stock (and cash in lieu of fractional shares of Conseco Common Stock as contemplated by this Section 1.10) which the aggregate number of Shares previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 1.9(a) of this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the consideration to be paid in the Merger (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Shares and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 1.10(b), each certificate representing Shares (other than certificates representing Shares to be canceled in accordance with Section 1.9(b)), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable with respect to such Shares, without any interest thereon, as contemplated by Section 1.9. No interest will be paid or will accrue on any cash payable as Merger Consideration.

         (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than five business days thereafter), the Surviving Corporation shall require the Exchange Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.9, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled therefor pursuant to
Section 1.9.

         (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Conseco Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.9, until the surrender for exchange of such certificate in accordance with this Article I. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of whole shares of Conseco Common Stock into which the Shares represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 1.9, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of Conseco Common Stock.

         (e) No Further Ownership Rights in Shares. The Merger Consideration paid upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Article I shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on such Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

         (f) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Conseco Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.9, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Conseco.

         (ii) Notwithstanding any other provisions of this Agreement, each holder of Shares who would otherwise have been entitled to receive a fraction of a share of Conseco Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Conseco Common Stock multiplied by the Conseco Share Price.

         (g) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing Shares for 120 days after the Effective Time shall be delivered to Conseco, upon demand, and any holders of Shares who have not theretofore complied with this Article I shall thereafter look only to Conseco and only as general creditors thereof for payment of their claim for the cash portion of any Merger Consideration and any dividends or distributions with respect to Conseco Common Stock.

         (h) No Liability. Neither Conseco nor the Exchange Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.3)), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         1.11 Treatment of Convertible  Subordinated  Notes.  In accordance with
Section 10.9 of the Indenture dated as of March 27, 1996 with respect to the Company's 6-1/2% Convertible Subordinated Notes due 2003 (the "Convertible Notes"), at the Effective Time each Convertible Note shall automatically become convertible into the number of shares of Conseco Common Stock which the holder of such Convertible Note would have been entitled to receive in the Merger if the holder had converted the Convertible Note into Shares immediately before the Effective Time.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Conseco and RAC as follows:

         2.1 Organization, Standing and Corporate Power. The Company and each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. The Company has delivered to Conseco complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date of this Agreement.

         2.2 Capital Structure. The authorized capital stock of the Company consists of (i) 30,000,000 Shares and (ii) 5,000,000 shares of preferred stock, no par value (the "Preferred Stock"). At the close of business on December 13, 1996: (i) 12,733,467 Shares were issued and outstanding, 1,863,190 Shares were reserved for issuance pursuant to outstanding Company Stock Options, and 4,312,500 Shares were reserved for issuance upon conversion of the outstanding Convertible Notes and (ii) no shares of Preferred Stock were outstanding and 18,909,157 shares of Series A Junior Preferred Stock were reserved for issuance under the Rights Agreement dated as of December 12, 1990 between the Company and First Chicago Trust Company of New York (the "Rights Agreement"). Except as set forth above, at the close of business on December 13, 1996, no shares of capital stock or other equity securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plan or any outstanding Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for $86,250,000 principal amount of Convertible Notes, no bonds, debentures, notes or other indebtedness of the Company or any subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company or any subsidiary of the Company may vote are issued or outstanding. Except as disclosed in Section 2.2 of the Disclosure Schedule dated the date hereof and delivered by the Company to Conseco concurrently herewith (the "Disclosure Schedule"), all the outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more such subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") except as may be provided by law. Except as set forth above or in Section 2.2 of the Disclosure Schedule, neither the Company nor any subsidiary of the Company has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates the Company or any subsidiary of the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of the Company or any subsidiary of the Company or (ii) restricts the transfer of Shares. Except as disclosed in Section 2.2 of the Disclosure Schedule, no issued and outstanding Shares are owned by the Company's subsidiaries.

         2.3 Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders as set forth in Section 6.1(a) with respect to the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the approval of its stockholders as set forth in Section 6.1(a). This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding agreement of Conseco, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as disclosed in Section 2.3 of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of the Company or the comparable documents of any subsidiary of the Company, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets is bound or affected, (iii) give rise to any rights under the Rights Agreement or entitle any holder of rights under the Rights Agreement to exercise such rights or (iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required to be made by the Company or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 2.3 of the Disclosure Schedule, (iii) the filing with the SEC of (x) a proxy statement relating to the approval by the stockholders of the Company of the Merger (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and (y) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(v) such other consents, approvals, authorizations, filings or notices as are set forth in Section 2.3 of the Disclosure Schedule and (vi) any applicable filings under state anti-takeover laws.

         2.4 SEC Documents. (i) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (such reports, schedules, forms, statements and other documents, including the exhibits thereto and documents incorporated therein by reference, are hereinafter referred to as the "SEC Documents"); (ii) as of their respective dates, the SEC Documents complied with the requirements of the

Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         2.5 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Section 2.5 of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any executive officer or other employee of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements or employee, director or agent benefit plans in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by the Company or any of its subsidiaries to any such executive officer or other employee of any increase in severance or termination pay, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer or other employee or (v) any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

         2.6 Absence of Changes in Benefit Plans. Except as disclosed in the Filed SEC Documents or in Section 2.6 of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any Benefit Plan (as defined in Section 2.7). Except as disclosed in the Filed SEC Documents or in Section 2.6 of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries.

         2.7 Benefit Plans. (i) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, bonus or incentive compensation, deferred compensation or severance, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company and its subsidiaries for the benefit of any present or former officers, employees, agents, directors or independent contractors of the Company or any of its subsidiaries (all the foregoing being herein called "Benefit Plans") has been administered in all material respects in accordance with its terms and all applicable laws and regulations. All required contributions to the Benefit Plans have been made. The Company, its subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws applicable to the Company's Benefit Plans and all applicable collective bargaining agreements.

         (ii) None of the Company or any other person or entity that together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") has incurred any liability to a Pension Plan covered by Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) which liability has not been fully paid as of the date hereof.

         (iii) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

         2.8 Taxes. Except as disclosed in Section 2.8 of the Disclosure Schedule,

         (i) Each of the Company and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually and in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. All tax returns filed by the Company and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries has paid (or the Company has paid on the subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed SEC Documents reflect reserves which are adequate in all material respects for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

         (ii) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and, except as set forth on Section 2.8 of the Disclosure Schedule, no requests for waivers of the time to assess any such taxes have been granted or are pending. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service, or the statute of limitations on assessment or collection of any Federal income taxes due from the Company or any of its subsidiaries has expired, through such taxable years as are set forth in Section
2.8 of the Disclosure Schedule.

         (iii) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, premium, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever and any interest, penalties and additions to taxes relating thereto. As used in this Agreement, "tax returns" shall include any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any governmental agency, department, commission, board, bureau, or instrumentality in connection with the determination, assessment, collection, or administration of any taxes.

         2.9 No Excess Parachute Payments; Section 162(m) of the Code. (i) Except as disclosed in Section 2.9 of the Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         (ii) Except as disclosed in Section 2.9 of the Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any subsidiary of the Company under any contract, Benefit Plan, program, arrangement or understanding currently in effect.

         2.10 Voting Requirements. The affirmative vote of a majority of the votes cast by the holders of the Shares and Preferred Shares entitled to vote thereon at the Stockholders Meeting with respect to the approval of the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

         2.11 Compliance with Applicable Laws. (i) Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit. Except as disclosed in the Filed SEC Documents and except with respect to matters covered by Section 2.11(iii), the Company and its subsidiaries are in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity. Except as disclosed in the Filed SEC Documents or Section
2.11 of the Disclosure Schedule and except for routine examinations by state Governmental Entities charged with supervision of insurance companies ("Insurance Regulators") and except with respect to matters covered by Section 2.11(iii), as of the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or threatened.

         (ii) The Annual Statements (including without limitation the Annual Statements of any separate accounts) for the year ended December 31, 1995, together with all exhibits and schedules thereto, and financial statements relating thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and the Quarterly Statements for the periods ended after January 1, 1996, together with all exhibits and schedules thereto, with respect to each subsidiary of the Company that is a regulated insurance company (an "Insurance Company"), in each case as filed with the applicable Insurance Regulator of its jurisdiction of domicile, were prepared in conformity with statutory accounting practices prescribed or permitted by such Insurance Regulator applied on a consistent basis ("SAP"), present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Insurance Company for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or violations material to the financial condition or operations of any Insurance Company have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to Conseco prior to the date of this Agreement.

         (iii) Except as set forth in Section 2.11(iii) of the Disclosure Schedule, (a) the Company and its subsidiaries (exclusive of their agents) and, to the knowledge of the Company (without independent inquiry), their agents have marketed, sold and issued Company products in compliance, in all material respects, with all statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity applicable to the business of the Company and its subsidiaries ("Laws") in the respective jurisdictions in which such products have been sold, except where the failure to do so, individually or in the aggregate, has not had or would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (b) there are (x) to the knowledge of the Company, no claims asserted, (y) no actions, suits, investigations or proceedings by or before any court or other Governmental Entity or (z) no investigations by or on behalf of the Company (other than routine investigations in connection with the Company's hiring practices) ((x),
(y) and (z) being collectively referred to as "Actions") pending or, to the knowledge of the Company, threatened, against or directly involving the Company, any of its subsidiaries or, to the knowledge of the Company (without independent inquiry), any of its agents that include allegations that the Company, any of its subsidiaries or any of its agents were in violation of or failed to comply with such Laws, and, to the knowledge of the Company, no facts exist which would reasonably be expected to result in the filing or commencement of any such Action, which Actions, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and (c) the Company and its subsidiaries are in compliance, in all material respects, with and have performed, in all material respects, all obligations required to be performed by each of them under any cease-and-desist or other order issued by any Insurance Regulator or other Governmental Entity to the Company or any of its subsidiaries or under any written agreement, consent agreement, memorandum of understanding or commitment letter or similar undertaking entered into between any Insurance Regulator or other Governmental Entity and the Company or any of its subsidiaries ("Regulatory Agreement"), which Regulatory Agreement remains in effect on the date hereof, except where the failure to do so, individually or in the aggregate, has not had or would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         2.12 Opinion of Financial Advisor. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corp.
("DLJ"), dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair, from a financial point of view, to the Company's stockholders.

         2.13 Brokers. Except with respect to DLJ, all negotiations on behalf of the Company relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with Conseco, without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by any person against Conseco, the Company or any subsidiary for a finder's fee, brokerage commission, transaction fee, investment banking fee, or similar payment. The Company has provided Conseco with a true and complete copy of the agreement between the Company and DLJ, and the Company has no other agreements or understandings (written or oral) with respect to such services.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF CONSECO AND RAC

         Conseco and RAC hereby represent and warrant to the Company as follows:

         3.1 Organization, Standing and Corporate Power. Each of Conseco, RAC and each Significant Subsidiary of Conseco (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Conseco, RAC and each Significant Subsidiary of Conseco is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Conseco has delivered to the Company complete and correct copies of its Articles of Incorporation and By-laws, as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Subsidiary" of Conseco means any subsidiary of Conseco that would constitute a Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated under the Exchange Act.

         3.2 Conseco Capital Structure. The authorized capital stock of Conseco consists of 500,000,000 shares of Conseco Common Stock and 20,000,000 shares of preferred stock, without par value. At the close of business on December 13, 1996, (i) 67,001,181 shares of Conseco Common Stock and 4,369,700 shares of Preferred Redeemable Increased Dividend Equity Securities of Conseco (the "Conseco PRIDES") were issued and outstanding (net of treasury shares or shares held by subsidiaries), (ii) 13,403,557 shares of Conseco Common Stock were reserved for issuance pursuant to outstanding options to purchase shares of Conseco Common Stock and other benefits granted under Conseco's benefit plans (the "Conseco Stock Plans") and (iii) 8,739,400 shares of Conseco Common Stock were reserved for issuance upon conversion of the Conseco PRIDES. Except (x) as set forth above, (y) for outstanding options to purchase an aggregate of 1,039,690 shares of Bankers Life Holding Corporation under its Stock Option Plan and with respect to stock units awarded under the Conseco Stock Plans, at the close of business on December 13, 1996, and (z) as set forth in the Filed Conseco SEC Documents (as defined in Section 3.5), no shares of capital stock or other voting securities of Conseco were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Conseco are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The authorized capital stock of RAC consists of 1,000 shares of capital stock, $.001 par value, all of which have been validly issued, are fully paid and nonassessable and are owned by Conseco free and clear of any Lien. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Conseco or any Significant Subsidiary of Conseco having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Conseco or any Significant Subsidiary of Conseco may vote are issued or outstanding. All the outstanding shares of capital stock of each Significant Subsidiary of Conseco have been validly issued and are fully paid and nonassessable and, except as set forth in the Filed Conseco SEC Documents, are owned by Conseco, free and clear of all Liens as of the date of this Agreement. Except as set forth above or in the Filed Conseco SEC Documents, neither Conseco nor any Significant Subsidiary of Conseco has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates Conseco or any Significant Subsidiary of Conseco to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Conseco or any Significant Subsidiary of Conseco or (ii) restricts the transfer of Conseco Common Stock.

         3.3 Authority; Noncontravention. Conseco and RAC have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Conseco and RAC and the consummation by Conseco and RAC of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of

Conseco and RAC. This Agreement has been duly executed and delivered by and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of Conseco and RAC, enforceable against such party in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the Articles of Incorporation or Bylaws of Conseco, the Certificate of Incorporation or Bylaws of RAC, or the comparable documents of any Significant Subsidiary of Conseco, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Conseco or any of its subsidiaries is a party or by which Conseco or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Conseco or RAC in connection with the execution and delivery of this Agreement by Conseco or RAC or the consummation by Conseco or RAC, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 2.3 of the Disclosure Schedule, (iii) the filing with the SEC of the registration statement on Form S-4 to be filed with the SEC by Conseco in connection with the issuance of Conseco Common Stock in the Merger (the "Form S- 4") and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing of the certificate of merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of the other states in which the Company is qualified to do business, (v) such other consents, approvals, authorizations, filings or notices as are set forth in
Section 2.3 of the Disclosure Schedule and (vi) any applicable filings under state anti-takeover laws.

         3.4 SEC Documents. Conseco and its subsidiaries have filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (such documents and the exhibits thereto and documents incorporated therein by reference are hereinafter referred to as the "Conseco SEC Documents"). As of their respective dates, the Conseco SEC Documents complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Conseco SEC Documents, and none of the Conseco SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Conseco included in the Conseco SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial statements of Conseco and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         3.5 Absence of Certain Changes or Events. Except as disclosed in the Conseco SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Conseco SEC Documents"), since the date of the most recent audited financial statements included in the Filed Conseco SEC Documents, Conseco has conducted its business only in the ordinary course, and there has not been (i) any change which would have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries, taken as a whole, (ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Conseco's outstanding capital stock (other than the declaration of a cash dividend payable January 2, 1997 of $.0625 per share on Conseco Common Stock and regular cash dividends on the Conseco PRIDES, in accordance with usual record and payment dates and in accordance with Conseco's dividend policy and Articles of Incorporation at the date of such payment),
(iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iv) any change in accounting methods, principles or practices by Conseco materially affecting its assets, liabilities or business, except as may have been required by a change in generally accepted accounting principles.

         3.6 Compliance with Applicable Laws. (i) Each of Conseco and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit. Except as disclosed in the Filed Conseco SEC Documents and except with respect to matters covered by
Section 3.6(iii), Conseco and its subsidiaries are in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity. Except as disclosed in the Filed Conseco SEC Documents and except for routine examinations by Insurance Regulators and except with respect to matters covered by Section 3.6(iii), as of the date of this Agreement, to the knowledge of Conseco, no investigation by any Governmental Entity with respect to Conseco or any of its subsidiaries is pending or threatened.

         (ii) The Annual Statements (including without limitation the Annual Statements of any separate accounts) for the year ended December 31, 1995, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and the Quarterly Statements for the periods ended after January 1, 1996, together with all exhibits and schedules thereto, with respect to each subsidiary of Conseco that is an Insurance Company, in each case as filed with the applicable Insurance Regulator of its jurisdiction of domicile, were prepared in conformity with, present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Insurance Company for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or violations material to the financial condition or operations of any Insurance Company have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to the Company prior to the date of this Agreement.

         (iii) Except as set forth in the Filed Conseco SEC Documents, (a) Conseco and its subsidiaries (exclusive of their agents) and, to the knowledge of Conseco (without independent inquiry), their agents have marketed, sold and issued Conseco products in compliance, in all material respects, with all statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity applicable to the business of Conseco and its subsidiaries ("Conseco Laws") in the respective jurisdictions in which such products have been sold, except where the failure to do so, individually or in the aggregate, has not had or would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries, taken as a whole, (b) there are (x) to the knowledge of Conseco, no claims asserted, (y) no actions, suits, investigations or proceedings by or before any court or other

Governmental Entity or (z) no investigations by or on behalf of Conseco (other than routine investigations in connection with Conseco's hiring practices) ((x),
(y) and (z) being collectively referred to as "Conseco Actions") pending or, to the knowledge of Conseco, threatened, against or involving Conseco, any of its subsidiaries or, to the knowledge of Conseco (without independent inquiry), any of its agents that include allegations that Conseco, any of its subsidiaries or any of its agents were in violation of or failed to comply with such Conseco Laws, and, to the knowledge of Conseco, no facts exist which would reasonably be expected to result in the filing or commencement of any such Conseco Action, which Conseco Actions, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries, taken as a whole, and
(c) Conseco and its subsidiaries are in compliance, in all material respects, with and have performed, in all material respects, all obligations required to be performed by each of them under any cease-and-desist or other order issued by any Insurance Regulator or other Governmental Entity to Conseco or any of its subsidiaries or under any written agreement, consent agreement, memorandum of understanding or commitment letter or similar undertaking entered into between any Insurance Regulator or other Governmental Entity and Conseco or any of its subsidiaries ("Conseco Regulatory Agreement"), which Conseco Regulatory Agreement remains in effect on the date hereof, except where the failure to do so, individually or in the aggregate, has not had or would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries, taken as a whole.

         3.7 No Prior Activities. RAC has not incurred, and will not incur, directly or through any subsidiary, any liabilities or obligations for borrowed money or otherwise, except incidental liabilities or obligations not for borrowed money incurred in connection with its organization and except in connection with obtaining financing in connection with the Merger. Except as contemplated by this Agreement, RAC (i) has not engaged, directly or through any subsidiary, in any business activities of any type or kind whatsoever, (ii) has not entered into any agreements or arrangements with any person or entity, and
(iii) is not subject to or bound by any obligation or undertaking.

         3.8 Brokers. All negotiations on behalf of Conseco relative to this Agreement and the transactions contemplated hereby have been carried out by Conseco directly with the Company, without the intervention of any person on behalf of Conseco in such manner as to give rise to any valid claim by any person against the Company or any of its subsidiaries for a finder's fee, brokerage commission, transaction fee, investment banking fee, or similar payment.

         3.9 Voting Requirements. No authorization or approval by the holders of any class or series of Conseco's capital stock is necessary to approve this Agreement or the transactions contemplated by this Agreement.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 Preparation of Form S-4 and the Proxy Statement; Information Supplied.

         (a) As soon as practicable following the date of this Agreement, the Company and Conseco shall prepare and file with the SEC the Proxy Statement and Conseco shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Conseco shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Conseco shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Conseco Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Common Stock as may be reasonably requested in connection with any such action.

         (b) The Company agrees that none of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form S-4, as then amended or supplemented, will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 4.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except with respect to statements made or incorporated by reference therein based on information supplied by Conseco or RAC specifically for inclusion or incorporation by reference in the Proxy Statement.

         (c) Conseco agrees that none of the information supplied or to be supplied by Conseco or RAC specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 4.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Conseco agrees that the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except with respect to statements made or incorporated by reference based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

         4.2 Meeting of Stockholders. The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting of its stockholders (the "Stockholders Meeting") to consider and vote upon the approval of the Merger. Subject to Section 4.9 hereof, the Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the Merger. Without limiting the generality of the foregoing, the Company agrees that, subject to its right to terminate this Agreement pursuant to Section 4.9, its obligations pursuant to the first sentence of this Section 4.2 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 4.8) or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger. The Company will use commercially reasonable efforts to hold the Stockholders Meeting and (subject to Section 4.9 hereof) to obtain the favorable vote of its stockholders as soon as practicable after the date hereof.

         4.3 Letter of the Company's Accountants. The Company shall use commercially reasonable efforts to cause to be delivered to Conseco a letter of Ernst & Young LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of Ernst & Young LLP, dated a date within two business days before the Closing Date, addressed to Conseco, in form and substance reasonably satisfactory to Conseco and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         4.4 Letter of Conseco's Accountants. Conseco shall use commercially reasonable efforts to cause to be delivered to the Company a letter of Coopers & Lybrand L.L.P., Conseco's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of Coopers & Lybrand L.L.P., dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         4.5 Access to Information; Confidentiality. Upon reasonable notice, each of the Company and Conseco shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Conseco shall, and shall cause each of its respective subsidiaries to, furnish as promptly as practicable to the other party such information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, Conseco will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from the Company in confidence to the extent required by, and in accordance with, the provisions of the letter dated November 14, 1996, between Conseco and the Company (the "Confidentiality Agreement"). Except as required by law, the Company will hold, and will cause its directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Conseco in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

         4.6 Commercially Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

         4.7 Public Announcements. Conseco and the Company will consult and make a good faith effort to agree with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

         4.8 Acquisition Proposals. The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this
Section 4.8 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal if, and only to the extent that (A) the Board of Directors of the Company, after consultation with and based upon the advice of outside counsel, determines in good faith that in order for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law it should take such action and (B) prior to taking such action, the Company (x) provides reasonable notice to Conseco to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form. Notwithstanding anything in this Agreement to the contrary, the Company shall
(i) promptly advise Conseco orally and in writing of (A) the receipt by it (or any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could lead to any Acquisition Proposal, (B) the material terms and conditions of such Acquisition Proposal or inquiry, and (C) the identity of the person making any such Acquisition Proposal or inquiry, and (ii) keep Conseco fully informed of the status and details of any such Acquisition Proposal or inquiry. Notwithstanding the immediately preceding sentence, the Company may delay providing any of the information described in clause (i) (B), (i) (C) or (ii) of such sentence if, and for so long as, the Board of Directors of the Company, after consultation with outside counsel, determines and continues to believe in good faith that in order to comply with its fiduciary duties to stockholders under applicable law it should not provide such information. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any subsidiary of the Company, or any purchase of all or any significant portion of the assets of the Company or any subsidiary of the Company, or any equity interest in the Company or any subsidiary of the Company, other than the transactions contemplated hereby.

         4.9 Fiduciary  Duties.  The Board of Directors of the Company shall not
(i) withdraw or modify, in a manner materially adverse to Conseco or RAC, the approval or recommendation by such Board of Directors of this Agreement or the Merger, or (ii) enter into any agreement with respect to any Acquisition Proposal, unless the Company receives an Acquisition Proposal and the Board of Directors of the Company determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law the Board of Directors should withdraw or modify, in a manner materially adverse to Conseco or RAC, its approval or recommendation of this Agreement or the Merger, or enter into an agreement with respect to such Acquisition Proposal or terminate this Agreement. In the event the Board of Directors of the Company takes any of the foregoing actions, the Company shall, concurrently with the taking of any such action, pay to Conseco the Section 4.11 Fee pursuant to Section 4.11. Subject to the provisions of the first sentence of this Section 4.9, nothing contained in this
Section 4.9 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Board of Directors of the Company after consultation with outside counsel, should be made under applicable law. Notwithstanding anything contained in this Agreement to the contrary, (x) any action by the Board of Directors permitted by this Section 4.9 shall not constitute a breach of this Agreement by the Company and (y) a "stop-look-and-listen" communication with respect to the Merger or this Agreement of the nature contemplated in Rule 14d-9 under the Exchange Act made by the Company as a result of an Acquisition Proposal shall in no event be deemed a withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger.

         4.10 Consents, Approvals and Filings. The Company and Conseco will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, and applicable state insurance laws in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, the Company and Conseco will each use commercially reasonable efforts, and will cooperate fully with each other
(i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of the Company and Conseco shall use commercially reasonable efforts to promptly provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement and shall make such revisions thereto as reasonably requested by such other party. Each party shall provide to the other party the opportunity to attend all meetings and participate in all material conversations with Governmental Entities.

         4.11 Certain Fees. (a) The Company shall pay to Conseco upon demand $8.0 million (the "Section 4.11 Fee"), payable in same-day funds, if a bona fide Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to the Company (or the willingness of any person to make such an Acquisition Proposal is publicly disclosed or communicated to the Company) and the Board of Directors of the Company, in accordance with Section 4.9, withdraws or modifies in a manner materially adverse to Conseco its approval or recommendation of this Agreement or the Merger or enters into an agreement with respect to such Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 4.8), or terminates this Agreement; provided, however, that no such fee shall be payable if this Agreement shall have been terminated in accordance with any of the provisions of Section 7.1 (other than Section 7.1(b)(iv)).

         (b) Unless Conseco is materially in breach of this Agreement or is unable to satisfy the condition of Section 6.3(a) hereof, the Company shall pay to Conseco upon demand an amount, not to exceed $1,000,000, to reimburse Conseco for its Expenses (as such term is defined in subparagraph (c) of this Section 4.11), payable in same-day funds, if the requisite approval of the Company's stockholders for the Merger is not obtained (other than the circumstances specified in Section 4.11(a) hereof) and all other conditions contained in
Section 6.1 of this Agreement have been satisfied, waived or, with respect to any condition not then satisfied, it is substantially likely that such condition will be satisfied on or before May 31, 1997, through the exercise of commercially reasonable efforts to procure the satisfaction thereof.

         (c) For purposes of this Section 4.11, "Expenses" shall mean all documented, reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Conseco to third parties in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all printing costs and reasonable fees and expenses of counsel, investment banking firms, accountants, experts and consultants.

         4.12 Affiliates and Certain Stockholders. Prior to the Closing Date, the Company shall deliver to Conseco a letter identifying all persons who are, at the time the Merger is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use commercially reasonable efforts to cause each such person to deliver to Conseco on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A to the Disclosure Schedule. Conseco shall maintain the effectiveness of the Form S-4 subsequent to the Closing Date for the purpose of resales of Conseco Common Stock by such affiliates, but shall not thereafter be required to file any post-effective amendment thereto in accordance with Item 512(a) of Regulation S-K under the Securities Act. Subject to the remainder of this Section 4.12, Conseco shall not otherwise be required to maintain the effectiveness of the Form S-4 or any other registration statement under the Securities Act for the purposes of resale of Conseco Common Stock by such affiliates and the certificates representing
Conseco Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 4.12.

         In the case of the Form S-4 to be maintained effective following the Closing Date with respect to affiliate resales in accordance with the third sentence of this Section 4.12, Conseco shall (i) provide to such affiliate such reasonable number of copies of the registration statement, the prospectus, and such other documents as the affiliates may reasonably request in order to facilitate the public offering of such securities; (ii) pay all expenses of such registration other than underwriting or sales commissions; and (iii) indemnify such affiliates, each of their officers and directors and partners, and each person controlling such affiliates within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in such registration statement or prospectus, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances in which they were made, not misleading, or any violation by Conseco of the Securities Act or any rule or regulation in connection with such registration, and reimburse each such person for any legal and any other expenses reasonably incurred (as they are incurred) in connection with investigating, preparing or defending any such claim, loss, damage, liability or action.

         4.13 NYSE Listing. Conseco shall use commercially reasonable efforts to cause the shares of Conseco Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

         4.14 Stockholder Litigation. The Company shall give Conseco the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Conseco's consent, which consent shall not be unreasonably withheld.

         4.15 Indemnification. (a) The certificate of incorporation and by-laws of the Company and each of the Company's subsidiaries shall contain the provisions with respect to indemnification set forth therein on the date of this Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company or any of its subsidiaries (the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

         (b) On or before the Effective Time, Conseco shall enter into indemnification agreements as set forth in Section 4.15 of the Disclosure Schedule.

         (c) The provisions of this Section 4.15 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and the heirs and personal representatives of such Indemnified Party and shall be binding on all successors and assigns of Conseco and the Company.

         4.16 Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering a Company Stock Plan) shall adopt such resolutions or take such actions as may be required to adjust the terms of all outstanding Company Stock Options in accordance with Section 1.9(d) and shall make such other changes to the Company Stock Plan as it deems appropriate to give effect to the Merger (subject to the approval of Conseco, which shall not be unreasonably withheld). The parties agree that after the date hereof, except for the Company Stock Options outstanding on the date hereof and any changes thereto described in or contemplated by this Agreement and except as set forth in
Section 4.16 of the Disclosure Schedule, no options, warrants or other rights of any kind to purchase capital stock of the Company shall be granted or made, under the Company Stock Plan or otherwise, and no amendment, repricing or other change to the outstanding Company Stock Options shall be made, without the prior written consent of Conseco, and any such grant, issuance, amendment, repricing or other change without Conseco's consent shall be null, void and unenforceable against Conseco.

         (b) Conseco shall take all corporate action necessary to reserve and maintain as reserved for issuance a sufficient number of shares of Conseco
Common Stock for delivery upon exercise of the Company Stock Options and warrants. Prior to the Effective Time, Conseco shall have filed a registration statement on Form S- 8 (or any successor form) or another appropriate form with respect to the shares of Conseco Common Stock subject to the Company Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as Company Stock Options remain outstanding.

         4.17 Officers' Certificates Relating to Tax Treatment. Conseco shall provide to the Tax Opinion Provider (as defined in Section 6.3(c) hereof), a certificate in the form agreed to by Conseco, which agreement shall not be unreasonably withheld, dated the Closing Date and signed on behalf of Conseco by the chief executive officer and the chief financial officer of Conseco. The Company shall provide to the Tax Opinion Provider a certificate in the form agreed to by the Company, which agreement shall not be unreasonably withheld, dated the Closing Date and signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company.

         4.18 Severance and Other Payments. If, after the Effective Time, the employment of employees of the Company is terminated, the Employee Severance Pay Plan of Conseco shall be applicable to such employees giving credit for service to the Company as service to Conseco; provided, however, that employees who as of the date of this Agreement either (i) have a contract with the Company or one of its subsidiaries which provides for a greater payment upon termination of employment or (ii) are covered by the Company's severance policy for officers shall be entitled to the payments specified by such contract or policy in lieu of any amounts under the Employee Severance Pay Plan of Conseco. Section 4.18 of the Disclosure Schedule identifies all contracts and Benefit Plans of the Company or any of its subsidiaries which obligate the Company to make payments to any employee upon termination of employment. In addition, an aggregate of up to $5 million of additional payments may be paid within twelve months after the Closing Date to employees of the Company in such manner and in such proportions as shall be determined from time to time by the Company's present chief executive officer after consultation with the Chief Operations Officer of Conseco or his designee.

         4.19 Employment Agreement. The Company shall enter into the employment agreement with Peter W. Nauert described in Section 4.19 of the Disclosure Schedule. Such employment agreement shall be subject to the approval of Conseco, which shall not be unreasonably withheld.

         4.20 Existing Employment Agreements. The existing employment agreements between the Company and Thomas J. Brophy and Charles R. Scheper, respectively, will be terminated at the Effective Time and such individuals will be entitled to receive from the Company on the Closing Date an amount equal to the aggregate of the remaining amounts payable under such employment agreements. The employment agreement between the Company and Peter W. Nauert will be terminated at the Effective Time and Mr. Nauert will be entitled to receive $4.5 million from the Company on the Closing Date.

                                    ARTICLE V

               COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO
                                     MERGER

         5.1 Conduct of Business by the Company. Except as contemplated by this Agreement or as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses  in the  ordinary  course of business  and, to the extent  consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. In addition, the Company agrees to allow representatives of Conseco to have access to the management and other personnel of the Company so that Conseco can be fully informed at all times as to significant executive, legal, financial, marketing and other operational matters involving the Company, its subsidiaries or their businesses. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior consent of Conseco:

                  (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's outstanding capital stock (other than regular quarterly cash dividends not in excess of $0.055 per Share, with usual record and payment dates and in accordance with the Company's present dividend policy), (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

                  (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than upon the exercise of Company Stock Options outstanding on the date of this Agreement or as set forth in Section 4.16 of the Disclosure Schedule;

                  (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                  (iv) acquire, form or commence the operations of any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

                  (v) sell, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to the Company and its subsidiaries taken as a whole, except in the ordinary course of business;

                  (vi)(x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness under any credit agreement in effect on the date of this Agreement or indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly-owned subsidiary of the Company or (y) make any loans or advances to any other person, other than to the Company, or to any direct or indirect wholly-owned subsidiary of the Company and other than routine advances to agents and employees;

                  (vii) make any tax election or settle or compromise any income tax liability that would reasonably be expected to be material to the Company and its subsidiaries taken as a whole;

                  (viii) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

                  (ix) invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its assets and properties, and any cash funds currently held by it, in any investments other than cash equivalent assets or in short-term investments (consisting of United States government issued or guaranteed securities, or commercial paper rated A-1 or P-1), except (i) as otherwise required by law, (ii) as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its actual or anticipated obligations or (iii) publicly-traded corporate bonds that are rated investment grade by at least two nationally recognized statistical rating organizations;

                  (x)      except as may be required by law,

                           (i) make any representation or promise, oral or written, to any employee or former director, officer or employee of the Company or any subsidiary which is inconsistent with the terms of any Benefit Plan;

                           (ii) make any  change  to,  or amend in any way,  the
                  contracts, salaries, wages, or other compensation of any employee or any agent or consultant of the Company or any subsidiary other than (a) changes or amendments that are required under existing contracts, (b) individual, routine changes with respect to employees that are made in the ordinary course of business and consistent with past practice and do not exceed 6% or (c) changes with respect to agents or consultants that are made in the ordinary course of business and consistent with past practice;

                           (iii) adopt,  enter into, amend,  alter or terminate,
                  partially or completely, any Benefit Plan or any election made pursuant to the provisions of any Benefit Plan, to accelerate any payments, obligations or vesting schedules under any Benefit Plan; or

                           (iv) approve any general or company-wide pay
                  increases for employees;

                  (xi) except in the ordinary course of business, materially modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

                  (xii) hold any meeting of the board of directors of the Company or any subsidiary or any committee of any such board, or take any action by written consent of any such board or committee, without providing to Conseco (i) notice of any such meeting no later than the date notice is given to the board of directors or in advance of the date of any proposed action by written consent and (ii) with such notice, an agenda of the specific matters intended to be considered at such meeting or a copy of the proposed written consent, unless, in the reasonable good faith judgment of the President or Chairman of the Company, providing prior notice of any agenda item or any item of such written consent will prejudice the ability of the board of directors or any committee of the board of directors to discharge its duties, in which case such item may be omitted from the agenda or written consent provided to Conseco; or

                  (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

         5.2 Conduct of Business by Conseco. During the period from the date of this Agreement to the Effective Time, Conseco shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time.

         5.3 Other Actions. The Company and Conseco shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions of the Merger set forth in
Article VI not being satisfied.

         5.4 Conduct of Business of RAC. During the period from the date of this Agreement to the Effective Time, RAC shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the stockholders of the Company in the manner contemplated in Section 2.10 hereof.

                  (b)  Governmental  and  Regulatory   Consents.   All  required
         consents, approvals, permits and authorizations to the consummation of the transactions contemplated hereby by the Company, Conseco and RAC shall be obtained, in each case without the material abrogation or diminishment of the authority or license of any Insurance Company subsidiary of the Company or the imposition of significant restrictions upon the transactions contemplated hereby, from (i) the Insurance Regulators in the jurisdictions set forth in Section 6.1(b) of the
         Disclosure Schedule, and (ii) any other Governmental Entity whose consent, approval, permission or authorization is required by reason of a change in law after the date of this Agreement, unless the failure to obtain such consent, approval, permission or authorization would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or on the validity or enforceability of this Agreement. Notwithstanding the foregoing, in the event that all governmental and regulatory consents required hereunder shall have been obtained except the approval of the Insurance Regulator of any life insurance subsidiary of the Company which does not constitute a "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) of the Company (a "Non-Significant Life Subsidiary") to the transfer of control of such Non-Significant Life Subsidiary, then, subject to Article VII hereof, at any time thereafter at the option of Conseco, the parties shall take one of the following actions with respect to such Non-Significant Life Subsidiary and otherwise proceed to consummate the Merger in accordance with this
         Agreement: (a) place into escrow, pursuant to an escrow agreement reasonably acceptable to the parties, the outstanding shares of capital stock of such Non-Significant Life Subsidiary; such escrow agreement shall contain customary provisions concerning duties and responsibilities of the escrow agent and payment of the fees and expenses of the escrow agent and shall provide that (i) pending transfer of control of the Non-Significant Life Subsidiary to Conseco, its current Board of Directors shall retain all power to vote its shares of capital stock and to direct its business not inconsistent with this Agreement, (ii) promptly following receipt of the approval of the Insurance Regulator, control of the capital stock of such Non-Significant Life Subsidiary shall be transferred to Conseco and (iii) at any time following June 30, 1997 and prior to receipt of the Insurance Regulator's approval, Conseco may elect to terminate the escrow agreement, in which event such Non-Significant Life Subsidiary shall be liquidated and dissolved and the proceeds thereof shall be paid to Conseco; (b) cause such Non-Significant Life Subsidiary to surrender its certificate of authority to do business in its state of domicile; (c) cause such Non-Significant Life Subsidiary to commence proceedings for its liquidation and dissolution; (d) enter into an agreement for the sale and transfer of the Non-significant Life Subsidiary to a third party; or (e) take such other action as may be mutually agreeable to the Company and Conseco.

                  (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

                  (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties invoking this condition shall use commercially reasonable efforts to have any such order or injunction vacated.

                  (e) NYSE Listing. The shares of Conseco Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         6.2 Conditions to Obligations of Conseco and RAC. The obligations of Conseco and RAC to effect the Merger are further subject to the following conditions:

                  (a)      Representations and Warranties.  The
         representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and as of the Closing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time and except for actions contemplated by this Agreement), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company shall have delivered to Conseco a certificate dated as of the Closing Date, signed by its Chief Executive Officer and its Chief Financial Officer, in their capacities as officers of the Company, to the effect set forth in this Section 6.2(a).

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and shall not have willfully or intentionally (i) breached any of its representations or warranties herein or (ii) failed to perform or satisfy any of its obligations or covenants hereunder, and Conseco shall have received a certificate dated as of the Closing Date signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

           6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Conseco and RAC contained in this Agreement shall have been true and correct on the date of this Agreement and as of the Closing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries taken as a whole. Conseco shall have delivered to the Company a certificate dated as of the Closing Date, signed by its Chief Executive Officer and its Chief Financial Officer, in their capacities as officers of Conseco, to the effect set forth in this Section 6.3(a).

                  (b) Performance of Obligations of Conseco. Conseco and RAC shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date and shall not have willfully or intentionally (i) breached any of their representations or warranties herein or (ii) failed to perform or satisfy any of their obligations or covenants hereunder, and the Company shall have received a certificate dated as of the Closing Date signed on behalf of Conseco by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (c) Opinion of Counsel. The Company shall have received the opinion dated the Closing Date of McDermott, Will & Emery, counsel to the Company, or such other legal counsel reasonably acceptable to the Company and Conseco (the "Tax Opinion Provider") to the effect that the Merger will be treated as a reorganization under Section 368(a)(2)(E) of the

         Code as a result of which the stockholders of the Company will not be subject to federal income tax on the receipt of shares of Conseco Common Stock in exchange for Shares pursuant to the Merger.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

                  (a) by mutual written consent of Conseco and the Company; or

                  (b)      by either Conseco or the Company:

                           (i) if, upon a vote at a duly held Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of the Company shall not have been obtained;

                           (ii) at any time after March 31, 1997,  if the Merger
                  shall not have been consummated by such date, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that either party may by notice to the other extend such date to May 31, 1997 unless the condition to closing set forth in Section 6.1(d) is not satisfied as of March 31, 1997;

                           (iii) if any Governmental Entity shall have issued an
                  order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                           (iv) if the Board of Directors  of the Company  shall
                  have exercised its rights set forth in Section 4.9 of this Agreement.

         7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Conseco as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Conseco, RAC or the Company, other than the last two sentences of Section 4.5 and Sections 2.13, 3.8, 4.11, 7.2 and 10.2. Nothing contained in this Section shall relieve any party from any liability resulting from any material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

         7.3 Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of the Merger by the stockholders of the Company, no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         7.4 Extension; Waiver. At any time prior to the Effective Time, each party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of Conseco, RAC or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                                  ARTICLE VIII

                             SURVIVAL OF PROVISIONS

         8.1 Survival. The representations and warranties respectively required to be made by the Company, Conseco and RAC in this Agreement, or in any certificate, respectively, delivered by the Company or Conseco pursuant to
Section 6.2 or Section 6.3 hereof will not survive the Closing.


                                   ARTICLE IX

                                     NOTICES

         9.1 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

         If to the Company, to:

                  Pioneer Financial Services, Inc.
                  1750 East Golf Road
                  Schaumburg, Illinois 60173

                  Attention:  Billy B. Hill, Jr.
                  Telephone:  (847) 413-7077
                  Telecopy:   (847) 413-7194

         with a copy to:

                  McDermott, Will & Emery
                  227 West Monroe Street
                  Chicago, Illinois  60606

                  Attention:  Stanley H. Meadows, P.C.
                  Telephone:  (312) 984-7570
                  Telecopy:   (312) 984-3669

         If to Conseco or RAC, to:

                  Conseco, Inc.
                  11825 N. Pennsylvania Street
                  Carmel, Indiana  46032

                  Attention:  Lawrence W. Inlow
                  Telephone:  (317) 817-6163
                  Telecopy:   (317) 817-6327

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article IX will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third Business Day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Entire Agreement. Except for documents executed by the Company, Conseco and RAC pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto, the Disclosure Schedule, the Conseco Disclosure Schedule and other documents delivered in connection herewith) and the Confidentiality

Agreement contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof. The parties agree that any item disclosed in any section of the Disclosure Schedule or the Conseco Disclosure Schedule shall be deemed to be disclosed for all purposes of this Agreement, notwithstanding the fact that such item was not disclosed in any other section of the Disclosure Schedule or the Conseco Disclosure Schedule.

         10.2 Expenses. Except as otherwise expressly provided in Section 4.11, whether or not the Merger is consummated, each of the Company, Conseco and RAC will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

         10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         10.4 No Third Party Beneficiary. Except as otherwise provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

         10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         10.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         10.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.8 Headings, Gender, etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; and (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization.

         10.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Company or Conseco under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Conseco and the Company, effective as of the date first written above.

                                          CONSECO, INC.



                                          By:    /s/ STEPHEN C. HILBERT
                                                 -----------------------
                                                 Stephen C. Hilbert,
                                                 Chairman of the Board


                                          ROCK ACQUISITION COMPANY



                                          By:    /s/ STEPHEN C. HILBERT
                                                 -----------------------
                                                 Stephen C. Hilbert, President


                                          PIONEER FINANCIAL SERVICES, INC.



                                          By:    /s/ PETER W. NAUERT
                                                 ----------------------
                                                 Peter W. Nauert,
                                                 Chairman of the Board

                                    ANNEX B


                          Donaldson, Lufkin & Jenrette
              Donaldson, Lufkin & Jenrette Securities Corporation
            277 Park Avenue, New York, New York 10172, (212) 892-3000


                                                          December 15, 1996
Board of Directors
Pioneer Financial Services, Inc.
1750 Golf Road
Schaumburg, IL 60173


Dear Sirs:

       You have requested our opinion as to the fairness from a financial point of view to the shareholders of Pioneer Financial Services, Inc. (the "Company") of the consideration to be received by such shareholders pursuant to the terms of the Agreement and Plan of Merger, dated as of December 15, 1996 (the "Agreement"), by and among Conseco, Inc. ("Conseco"), Rock Acquisition Company ("Acquisition Sub"), a wholly-owned subsidiary of Conseco, and the Company, pursuant to which the Acquisition Sub will be merged (the "Merger") with and into the Company, whereby the Company will become a wholly-owned subsidiary of Conseco.

       Pursuant to the Agreement, each share of common stock, par value $1.00 per share, of the Company ("Company Common Stock") will be converted into the right to receive, subject to certain exceptions, shares of common stock, without par value, of Conseco ("Conseco Common Stock"), as follows: (i) if the Conseco Share Price (as defined below) is greater than or equal to $56.00 per share and less than or equal to $62.72 per share, 0.4464 of a share of Conseco Common Stock; (ii) if the Conseco Share Price is less than $56.00 per share, the fraction of a share of Conseco Common Stock determined by dividing $25.00 by the Conseco Share Price; or, (iii) if the Conseco Share Price is greater than $62.72 per share, the fraction of a share of Conseco Common Stock determined by dividing $28.00 by the Conseco Share Price (such fraction as set forth in clauses (i) through (iii) above, the "Exchange Ratio"). The Conseco Share Price is defined as the average of the closing prices of Conseco Common Stock for the ten trading days immediately preceding the second trading day prior to the consummation of the Merger.

       In arriving at our opinion, we have reviewed the Agreement dated December 15, 1996 and the exhibits thereto. We have also reviewed financial and other information that was publicly available or furnished to us by the Company and Conseco, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company which were pro forma for certain pending transactions of the Company for the years ending December 31, 1996 through December 31, 1997 prepared by the management of the Company, an actuarial analysis of the insurance subsidiaries of the Company as of September 30, 1995 prepared for the Company by a consulting actuarial firm and certain pro forma financial statements of Conseco for the year ended December

Board of Directors
Pioneer Financial Services, Inc.
PAGE 2
                                             December 15, 1996



31, 1995 and the nine months ended September 30, 1996 and certain financial projections of Conseco which are pro forma for certain pending and recently completed transactions of Conseco, for the years ending December 31, 1996 through December 31, 2005 prepared by the management of Conseco. In addition, we have compared certain financial and securities data of the Company and Conseco with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company Common Stock and Conseco Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company.

       In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Conseco or their representatives, or that was otherwise reviewed by us. With respect to the pro forma financial projections of the Company supplied to us, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. With respect to the actuarial analysis of the insurance subsidiaries of the Company supplied to us, we have assumed that it was reasonably prepared on a basis reflecting: (i) the best available estimates and judgments of the management of the Company as to the future operating and financial performance of the insurance subsidiaries of the Company as of September 30, 1995; and, (ii) the best judgment of the consulting actuarial firm as to the proper analysis to be applied based on the assumptions provided to it by the management of the Company as to the future operating and financial performance of such insurance subsidiaries. In addition, with respect to such actuarial analysis, we have assumed that, except for the pending acquisitions of the Company, there have been no material changes to the business of the Company since such date that would materially affect such actuarial analysis. With respect to the pro forma financial statements and pro forma financial projections of Conseco supplied to us, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Conseco as to the historical pro forma results of Conseco and the future operating and financial performance of the Company and Conseco. We have not assumed any responsibility for making an independent evaluation of the Company's and Conseco's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to all legal matters on advice of counsel to the Company.

Board of Directors
Pioneer Financial Services, Inc.
Page 3
                                          December 15, 1996


       Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Conseco Common Stock will actually trade at any time. Our opinion does not constitute a recommendation to any member of the Board of Directors of the Company or shareholder as to how such member or shareholder should vote on the proposed transaction.

       Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Conseco in the past, including co-managing Conseco's offering of tax-deductible preferred stock in November 1996, and has received usual and customary compensation for such services. Additionally, DLJ has delivered: (i) an opinion as to the fairness, from a financial point of view to the shareholders of Capitol American Financial Corporation ("Capitol American") of the consideration to be received by such shareholders in connection with the merger of Capitol American with and into a wholly-owned subsidiary of Conseco, (ii) an opinion as to the fairness, from a financial point of view to the shareholders of American Travellers Corporation ("American Travellers") of the consideration to be received by such shareholders in connection with the merger of American Travellers with and into Conseco,
(iii) an opinion as to the fairness, from a financial point of view to the shareholders of Transport Holdings Inc. ("Transport") of the consideration to be received by such shareholders in connection with the merger of Transport with and into Conseco, and (iv) an opinion as to the fairness, from a financial point of view to the shareholders of Life Partners Group, Inc. ("Life Partners") of the consideration to be received by such shareholders in connection with the merger of Life Partners with and into a wholly-owned subsidiary of Conseco.

       Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

                                             Very truly yours,
                                             DONALDSON, LUFKIN & JENRETTE
                                             SECURITIES CORPORATION

                                          By:/S/MARK K. GORMLEY
                                             -----------------------
                                             Mark K. Gormley
                                             Managing Director

                    (Alternative Page for Resale Prospectus)

                               TABLE OF CONTENTS



                                                                                         PAGE
                                                                                         -----
AVAILABLE INFORMATION.................................................................      ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................      iii
TABLE OF CONTENTS.....................................................................      v
SUMMARY...............................................................................      1
  General.............................................................................      1
  The Companies.......................................................................      1
  The Special Meeting.................................................................      2
  The Merger; The Merger Agreement....................................................      4
  Selected Historical Financial Information of Conseco................................      10
  Selected Historical Financial Information of LPG....................................      12
  Selected Historical Financial Information of PFS....................................      14
  Summary Unaudited Pro Forma Consolidated Financial Information of Conseco...........      16
  Comparative Unaudited Per Share Data of Conseco and PFS.............................      19
  Market Price Information............................................................      20
INFORMATION CONCERNING CONSECO AND RAC................................................      21
  Background..........................................................................      21
  Operating Segments..................................................................      22
  General Information Concerning Conseco and RAC......................................      24
INFORMATION CONCERNING PFS............................................................      25
THE SPECIAL MEETING...................................................................      26
  General.............................................................................      26
  Matters to be Considered at the Special Meeting.....................................      26
  Voting at the Special Meeting; Record Date; Quorum..................................      26
  Proxies; Revocation of Proxies......................................................      29
THE MERGER............................................................................      30
  Background of the Merger............................................................      30
  Conseco's Reasons for the Merger....................................................      33
  PFS's  Reasons for the Merger; Recommendation of the PFS Board of Directors.........      34
  Opinion of Financial Advisor to PFS.................................................      35
  Certain Consequences of the Merger..................................................      40
  Conduct of the Business of Conseco and PFS after the Merger.........................      40
  Interests of Certain Persons in the Merger..........................................      40
  Accounting Treatment................................................................      42
  Certain Federal Income Tax Consequences.............................................      42
  Regulatory Approvals................................................................      43


                                        ALT - v

                                                                                         PAGE
                                                                                         -----
  NYSE Listing of Conseco Common Stock................................................      44
  Absence of Appraisal Rights.........................................................      44
THE MERGER AGREEMENT..................................................................      44
  The Merger..........................................................................      44
  Effective Time......................................................................      45
  Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts.........      45
  Treatment of PFS Stock Options......................................................      46
  Treatment of PFS Convertible Subordinated Notes.....................................      46
  PFS Employee Matters................................................................      47
  Representations and Warranties......................................................      47
  Certain Covenants...................................................................      47
  Conditions to the Merger............................................................      49
  Termination.........................................................................      50
  Right of PFS Board of Directors to Withdraw Its Recommendation......................      50
  Breakup Fee.........................................................................      50
  Expenses............................................................................      51
  Modification or Amendment...........................................................      51
  PFS Affiliate Registration Rights...................................................      51
  Stockholder Litigation..............................................................      51
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF CONSECO......................      52
COMPARISON OF SHAREHOLDERS' RIGHTS....................................................      79
  Amendment of By-laws................................................................      79
  Certain Provisions Relating to Acquisitions.........................................      79
  Right to Bring Business Before a Special Meeting of Shareholders....................      80
  Shareholder Action by Written Consent...............................................      81
  Removal of Directors................................................................      81
  Director Liability..................................................................      81
  Indemnification.....................................................................      81
  Dividends and Repurchases...........................................................      82
  Dissenters' Rights..................................................................      82
  Director and Officer Discretion.....................................................      83
MANAGEMENT OF CONSECO AND PFS UPON CONSUMMATION OF THE MERGER.........................      83
LEGAL MATTERS.........................................................................      84
EXPERTS...............................................................................      84
INDEPENDENT AUDITORS..................................................................      84
OTHER MATTERS.........................................................................      84
SELLING STOCKHOLDERS..................................................................      85
PLAN OF DISTRIBUTION..................................................................      86
Annex A -- Agreement and Plan of Merger...............................................     A-1
Annex B -- Opinion of Donaldson, Lufkin & Jenrette Securities Corporation.............     B-1



                                       ALT - vi

                     [Alternate Page for Resale Prospectus]

                              SELLING STOCKHOLDERS

         The following table sets forth the names of persons who, at the time the Merger is submitted to the stockholders of PFS for approval, were "affiliates" of PFS for purposes of Rule 145 under the Securities Act (the "Affiliates"), the aggregate number of shares of PFS Common Stock beneficially owned by each Affiliate as of the date hereof, and the aggregate number of shares of Conseco Common Stock that each Affiliate may (following the consummation of the Merger) offer and sell pursuant to this Proxy Statement/Prospectus.

                     Number of Shares          Number of
Name of Affiliate   Beneficially Owned     Shares Registered
-----------------   ------------------     -----------------

                     [Alternate Page for Resale Prospectus]

                              PLAN OF DISTRIBUTION

         Following consummation of the Merger, the shares of Conseco Common Stock received by the Affiliates in the Merger may be sold from time to time to purchasers directly by any of the Affiliates. Alternatively, the Affiliates may sell the shares of Conseco Common Stock in one or more transactions (which may involve one or more block transactions) on the NYSE, in separately negotiated transactions, or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the shares of Conseco Common Stock may be sold through brokers acting on behalf of the Affiliates or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from Affiliates and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Proxy Statement/Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Proxy Statement/Prospectus. All expenses of registration incurred in connection with this offering are being borne by Conseco, but all brokerage commissions and other expenses incurred by an individual Affiliate will be borne by each such Affiliate. Conseco will not receive any of the proceeds from such sales.

         The Affiliates and any dealer participating in the distribution of any of the shares of Conseco Common Stock or any broker executing selling orders on behalf of the Affiliates may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of Conseco Common Stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

         Any broker or dealer participating in any distribution of shares of Conseco Common Stock in connection with this offering may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a copy of this Proxy Statement/Prospectus to any person who purchases any of the shares of Conseco Common Stock from or through such broker or dealer.

         In order to comply with the securities laws of certain states, if applicable, the shares of Conseco Common Stock will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Conseco Common Stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

                                    PART II.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Indiana Corporation Law grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

     The By-laws of Conseco provides for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of Conseco, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

     The above discussion of Conseco's By-laws and the Indiana Corporation Law is not intended to be exhaustive and is qualified in its entirety by such By-laws and the Indiana Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


    2(a)       --   Agreement and Plan of Merger dated as of December 15, 1996 by and among
                    Conseco, Inc., Rock Acquisition Company and Pioneer Financial Services,
                    Inc. (included as Annex A to the Proxy Statement/Prospectus (schedules omitted -- the Registrant agrees to furnish a copy of any schedule to the Securities and Exchange Commission (the "Commission") upon request)).*
    5          --   Opinion of Lawrence W. Inlow, General Counsel to Conseco, Inc., as to the
                    validity of the issuance of the securities registered hereby.**
    8          --   Opinion of McDermott, Will & Emery as to certain tax matters.***
    23(a)      --   Consent of Lawrence W. Inlow, General Counsel to Conseco, Inc. (included in the opinion filed as Exhibit 5 to the Registration Statement).*
    23(b)      --   Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of the Registrant.*
    23(c)      --   Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of Life Partners Group, Inc.*
    23(d)      --   Consent of Ernst & Young LLP with respect to the financial statements of Pioneer
                    Financial Services, Inc.*
    23(e)      --   Consent of Donaldson, Lufkin & Jenrette Securities Corporation.**
    23(f)      --   Consent of McDermott, Will & Emery (included in the opinion filed as Exhibit 8 to the Registration Statement).***
    24(a)      --   Powers of Attorney of Stephen C. Hilbert, Rollin M. Dick,
                    Donald F. Gongaware,  Dennis E. Murray, Sr., Ngaire E. Cuneo, David R. Decatur,
                    M. Phil Hathaway and James D. Massey.**
    99(a)      --   Opinion of Donaldson, Lufkin & Jenrette Securities Corporation (included as
                    Annex B to the Proxy Statement/Prospectus).**
    99(b)      --   Form of proxy card for PFS.*


-------------------------
  * Filed herewith.
 ** Filed previously.
*** To be filed by amendment.


     (b) Financial Statement Schedules -- Inapplicable.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes as follows:

          (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (e) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (f) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (g) See Part II -- Item 20.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel and the State of Indiana, on the 24th day of March, 1997.

                                          CONSECO, INC.

                                          By: /s/ STEPHEN C. HILBERT

                                            ------------------------------------
                                            Stephen C. Hilbert, Chairman of the
                                              Board, President and Chief
                                              Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                                TITLE                           DATE
------------------------------   -----------------------------------------   -----------------
*                                Director, Chairman of the Board,             March 24, 1997
------------------------------   President and Chief Executive Officer
Stephen C. Hilbert               (Principal Executive Officer of the
                                 Registrant)
*                                Director, Executive Vice President and       March 24, 1997
------------------------------   Chief Financial Officer (Principal
Rollin M. Dick                   Financial and Accounting Officer of the
                                 Registrant)
*                                Director                                     March 24, 1997
------------------------------
Ngaire E. Cuneo
*                                Director                                     March 24, 1997
------------------------------
David R. Decatur
*                                Director                                     March 24, 1997
------------------------------
M. Phil Hathaway
*                                Director                                     March 24, 1997
------------------------------
Donald F. Gongaware
*                                Director                                     March 24, 1997
------------------------------
James D. Massey
*                                Director                                     March 24, 1997
------------------------------
Dennis E. Murray, Sr.


------------------------------   Director
John M. Mutz

*By: /s/ KARL W. KINDIG
     -------------------------
     Karl W. Kindig,
     Attorney-in-Fact


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